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As filed with the Securities and Exchange Commission on February 5, 2013

Registration No. 333-186015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAGNUM HUNTER RESOURCES CORPORATION
and Other Registrants
(see Table of Additional Registrants below)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	86-0879278 (I.R.S. Employer Identification No.)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(832) 369-6986
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gary C. Evans
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(832) 369-6986
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul M. Johnston
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(832) 369-6986

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter/Constituent Documents	Address of Principal Executive Offices	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification No.
Alpha Hunter Drilling, LLC	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	27-1657505
Bakken Hunter, LLC	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	27-3553862
Eagle Ford Hunter, Inc.	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Colorado	1311	84-0820328
Hunter Aviation, LLC.	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	45-3698600
Hunter Real Estate, LLC	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	27-1658073
Magnum Hunter Marketing, LLC	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	45-3202527
Magnum Hunter Production, Inc.	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Kentucky	1311	61-1057062
Magnum Hunter Resources GP, LLC	1046 Texan Trail, Grapevine, TX 76051	Delaware	1311	22-1355887
Magnum Hunter Resources, LP	1046 Texan Trail, Grapevine, TX 76051	Delaware	1311	27-1355958
NGAS Gathering LLC	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Kentucky	1311	20-4272054
NGAS Hunter, LLC	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	27-3553737
PRC Williston LLC	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	22-3951736
Triad Hunter, LLC	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	27-1355830
Williston Hunter, Inc.	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	46-0523818
Williston Hunter ND, LLC	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	27-3553798
Viking International Resources Co., Inc.	777 Post Oak Blvd., Suite 650, Houston, TX 77056	Delaware	1311	31-1240097

        The address, including zip code, and telephone number, including area code, of each additional registrant's principal executive offices is shown on the cover page of this Registration Statement on Form S-4.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated February 5, 2013

MAGNUM HUNTER RESOURCES CORPORATION

Offer to Exchange
$600,000,000 Registered
9.750% Senior Notes due 2020 and Related Guarantees
for
$600,000,000 Outstanding
9.750% Senior Notes due 2020 and Related Guarantees

         Offer for outstanding 9.750% Senior Notes due 2020, in the aggregate principal amount of $600,000,000, consisting of (i) $450,000,000 aggregate principal amount of 9.750% Senior Notes due 2020 issued on May 16, 2012 (the "original notes"), and (ii) $150,000,000 aggregate principal amount of 9.750% Senior Notes due 2020 issued on December 18, 2012 as additional notes under the indenture governing the original notes (the "add-on notes" and, together with the original notes, the "outstanding notes") in exchange for up to $600,000,000 in aggregate principal amount of 9.750% Senior Notes due 2020 which have been registered under the Securities Act of 1933, as amended (the "exchange notes" and, together with the outstanding notes, the "notes").

The Exchange Offer

         The exchange offer expires at 5:00 p.m., New York City time, on [    •    ], 2013, unless extended.

         The exchange offer is not conditioned upon the tender of any minimum aggregate amount of the outstanding notes.

         All of the outstanding notes tendered according to the procedures set forth in this prospectus and not withdrawn will be exchanged for an equal principal amount of exchange notes.

         The exchange offer is not subject to any condition other than that it does not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission, or the SEC.

         We urge you to carefully review the risk factors beginning on page 15 of this prospectus, which you should consider before participating in the exchange offer.

The Exchange Notes

         The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that we have registered the exchange notes with the SEC. In addition, the exchange notes will not be subject to the transfer restrictions applicable to the outstanding notes or contain provisions relating to additional interest, will bear a different CUSIP or ISIN number from the outstanding notes and will not entitle the holder to registration rights. We will not apply for listing of the exchange notes on any securities exchange or arrange for them to be quoted on any quotation system.

The Guarantees

         Like the outstanding notes, the exchange notes will be jointly and severally guaranteed on a senior unsecured basis by certain of our existing and future direct or indirect domestic subsidiaries, including subsidiaries that guarantee obligations under certain of our existing credit facilities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal attached hereto as Annex A states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The date of this prospectus is [    •    ], 2013.

        This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to the holders of outstanding notes upon written or oral request made to Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 (telephone: (832) 369-6986). To obtain timely delivery of any requested information, holders of outstanding notes must make any request no later than five business days prior to the expiration of the exchange offer, or by [    •    ], 2013.

        We have not authorized anyone to give you any information or to make any representations about anything we discuss in this prospectus other than those contained in the prospectus. If you are given any information or representation about these matters that is not discussed in this prospectus, you must not rely on that information.

        We are not making an offer to sell, or a solicitation of an offer to buy, the exchange notes or the outstanding notes in any jurisdiction where, or to any person to or from whom, the offer or sale is not permitted.

        In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offer, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

        We are not making any representation to any holder of the outstanding notes regarding the legality of an investment in the exchange notes under any legal investment or similar laws or regulations. We are not providing you with any legal, business, tax or other advice in this prospectus. You should consult your own attorney, business advisor and tax advisor to assist you in making your investment decision and to advise you whether you are legally permitted to invest in the exchange notes.

        In connection with the exchange offer, we have filed with the U.S. Securities and Exchange Commission, or the "SEC," a registration statement on Form S-4, under the Securities Act of 1933, as amended, or the "Securities Act," relating to the exchange notes to be issued in the exchange offer. As permitted by the SEC, this prospectus omits information included in the registration statement. For a more complete understanding of the exchange offer, you should refer to the registration statement, including its exhibits.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes, and the documents we incorporate by reference herein contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "intend," "estimate," "anticipate," "believe," "project," "pursue," "plan" or "continue" or the negative thereof or variations thereon or similar terminology.

        These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause our actual results, performance or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following:

  •
  adverse economic conditions in the United States and globally;

  •
  difficult and adverse conditions in the domestic and global capital and credit markets;

  •
  changes in domestic and global demand for oil and natural gas;

  •
  volatility in the prices we receive for our oil and natural gas;

  •
  the effects of government regulation, permitting and other legal requirements;

  •
  future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities;

  •
  uncertainties about the estimates of our oil and natural gas reserves;

  •
  our ability to increase our production and oil and natural gas income through exploration and development;

  •
  our use of geoscientific, petrophysical and engineering analyses to evaluate drilling prospects;

  •
  our ability to successfully apply horizontal drilling techniques;

  •
  the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing;

  •
  the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;

  •
  drilling and operating risks;

  •
  the availability of equipment, such as drilling rigs and gathering and transportation pipelines;

  •
  changes in our drilling plans and related budgets;

  •
  regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations;

  •
  the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity;

  •
  the risks described under the heading "Risk Factors"; and

  •
  the other risks detailed from time to time in filings we make with the SEC.

        With respect to our recent and proposed acquisitions, factors, risks and uncertainties that may cause actual results, performance or achievements to vary materially from those anticipated in forward-looking statements include, but are not limited to, failure to realize the expected benefits of the transactions; negative effects of announcement or consummation of the transactions on the market price of our common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the companies following the transactions; and other factors.

        Most of these risk factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on such statements which speak only as of the date on which they are made. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully review the cautionary statements contained in this prospectus, particularly the section "Risk Factors," and the documents we incorporate by reference in this prospectus.

        For additional information regarding risks and uncertainties that may affect us, please read our filings with the SEC under the Exchange Act, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, and our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2012, as amended, which are each incorporated by reference herein. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and in the documents incorporated by reference.

SUMMARY

        This summary highlights information appearing elsewhere in and incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our notes. You should carefully read this entire prospectus, including the section captioned "Risk Factors" included in this prospectus, the financial statements and other information incorporated by reference in this prospectus before making an investment decision with respect to the securities offered hereby. Unless stated otherwise or unless the context otherwise requires, all references in this prospectus to Magnum Hunter, the Company, we, our, ours and us are to Magnum Hunter Resources Corporation and its consolidated subsidiaries.

Our Company

        We are an independent oil and gas company engaged in the exploration for and the exploitation, acquisition, development and production of crude oil, natural gas and natural gas liquids in the United States and Canada. We are presently active in three of the most prolific unconventional shale resource plays in North America, namely the Eagle Ford Shale in south Texas, the Williston Basin/Bakken Shale in North Dakota, and the Marcellus Shale and Utica Shale in West Virginia and Ohio. Our business strategy is to exploit our inventory of lower risk, liquids-weighted drilling locations and acquire, develop and monetize long-lived proved reserves and undeveloped leases with significant exploitation and development opportunities primarily located in close proximity to our core existing areas of operation. Since the current management team assumed leadership of the Company in May 2009 and completely refocused our business strategy, we have substantially increased our assets and production base through a combination of acquisitions, joint ventures and ongoing development drilling efforts. We believe the increased scale in all our core resource plays allows for ongoing cost recovery and production efficiencies as we exploit and monetize our inventory. We are focused on the further development and exploitation of our asset base, selective "bolt on" acquisitions of additional operated properties in our core operating regions, expansion of our midstream operations and, ultimately, monetization of our assets.

        Our oil and natural gas reserves and operations are primarily concentrated in North Dakota, Texas, Ohio, West Virginia, and Kentucky and in Saskatchewan, Canada. We are also engaged in midstream operations involving the gathering of natural gas through our ownership and operation of a gas gathering system in West Virginia and Ohio, referred to as our Eureka Hunter System. Our midstream operations are conducted through our majority owned subsidiary Eureka Hunter Holdings, LLC, referred to as Eureka Holdings. Our Eureka Hunter System is primarily financed through a third party equity purchase commitment with Ridgeline Midstream Holdings, LLC ("Ridgeline"), an affiliate of ArcLight Capital Partners, LLC, and separate credit facilities on a non-recourse basis to Magnum Hunter.

Principal Executive Offices

        Our principal executive offices are located at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, our telephone number at these offices is (832) 369-6986 and our website is www.magnumhunterresources.com. Information contained on or accessible through our website is not part of this prospectus.

Risk Factors

        Investing in our notes involves substantial risks. You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading "Risk Factors" beginning on page 15 in evaluating an investment in the exchange notes and participation in the exchange offer.

The Exchange Offer

Background of the Outstanding Notes	Magnum Hunter issued $600,000,000 aggregate principal amount of the outstanding notes, consisting of (i) $450,000,000 aggregate principal amount of the original notes issued on May 16, 2012 to Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BMO Capital Markets Corp., Capital One Southcoast, Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., RBC Capital Markets, LLC, UBS Securities LLC, ABN AMRO Securities (USA) LLC, KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc., Canaccord Genuity Inc., MLV & Co., Simmons & Company International, Stephens Inc. and Wunderlich Securities, Inc. as the initial purchasers (the "original initial purchasers"), and (ii) $150,000,000 aggregate principal amount of the add-on notes issued on December 18, 2012 to Citigroup Global Markets Inc., BMO Capital Markets Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Capital One Southcoast, Inc., RBC Capital Markets, LLC, Merrill Lynch Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, UBS Securities LLC, ABN AMRO Securities (USA) LLC, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. as the initial purchasers (the "add-on initial purchasers" and, together with the original initial purchasers, the "initial purchasers").

The original notes and the add-on notes have identical terms, were issued under the same indenture, are treated as a single class of securities under the indenture and, once exchanged for the exchange notes, will trade fungibly. After each issuance, the initial purchasers sold the outstanding notes to qualified institutional buyers and certain non-U.S. investors in reliance on Rule 144A and Regulation S under the Securities Act of 1933 (the "Securities Act"). Because they were sold pursuant to exemptions from registration, the outstanding notes are subject to transfer restrictions.

In connection with the issuances of the original notes and the add-on notes, we entered into registration rights agreements in which we agreed to file a registration statement with respect to a registered offer to exchange the exchange notes for the outstanding notes and to use our commercially reasonable efforts to consummate the exchange offer not later than May 15, 2013.

The Exchange Offer

We are offering to exchange up to $600 million principal amount of the exchange notes for an identical principal amount of the outstanding notes. The terms of the exchange notes are identical in all material respects to the outstanding notes except that the exchange notes will be registered under the Securities Act and will not be subject to provisions relating to additional interest. Because we are registering the exchange notes, the exchange notes generally will not be subject to transfer restrictions and holders of exchange notes will have no registration rights.

Resale of Exchange Notes

We believe you may offer, sell or otherwise transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;
• you are not participating in, have no understanding with any person to participate in and do not intend to engage in the distribution of the exchange notes issued to you in the exchange offer; and
• you are not an affiliate of ours.
Expiration Date

The expiration date shall be 5:00 p.m., New York City time, on [    •    ], 2013 unless we extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended. It is possible that we will extend the exchange offer until all of the outstanding notes are tendered. You may withdraw the outstanding notes you tendered at any time before 5:00 p.m., New York City time, on the expiration date. See "The Exchange Offer—Expiration Date; Extensions; Amendments."

Withdrawal Rights

You may withdraw the outstanding notes you tender by furnishing a notice of withdrawal to the exchange agent or by complying with applicable Automated Tender Offer Program ("ATOP") procedures of The Depository Trust Company ("DTC") at any time before 5:00 p.m., New York City time on the expiration date. See "The Exchange Offer—Withdrawal of Tenders."

Condition to the Exchange Offer

We will not be required to accept for exchange, or to issue exchange notes for, any outstanding notes if we determine that the exchange offer would violate any applicable law or applicable interpretations of the staff of the SEC. In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes:

• at any time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part; or

• at any time any stop order is threatened or in effect with respect to the qualification of the indenture governing the notes under the Trust Indenture Act of 1939.

See "The Exchange Offer—Conditions." The exchange offer is not conditioned on a minimum aggregate principal amount of outstanding notes being tendered. We reserve the right to terminate or amend the exchange offer at any time prior to the applicable expiration date upon the occurrence of any of the foregoing events.

Representations and Warranties	By participating in the exchange offer, you represent to us that, among other things:
• you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;
• you are not participating in, and have no agreement or understanding with any person to participate in, the distribution of the exchange notes issued to you in the exchange offer;
• you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;
• if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

Procedures for Tendering Our Outstanding Notes

To participate in the exchange offer, you must follow the procedures established by the DTC for tendering notes held in book-entry form. These procedures require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through ATOP; and (ii) DTC confirms that:

• DTC has received your instructions to exchange your notes, and
• you agree to be bound by the terms of the letter of transmittal.
For more information, see "The Exchange Offer—Procedures for Tendering."

Tenders by Beneficial Owners

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct that holder to tender on your behalf and comply with the instructions in this prospectus.

Acceptance of the Outstanding Notes and Delivery of the Exchange Notes

If the conditions described under "The Exchange Offer—Conditions" are satisfied, we will accept for exchange any and all outstanding notes that are properly tendered before 5:00 p.m., New York City time, on the expiration date.

Effect of Not Tendering

Any of the outstanding notes that are not tendered and any of the outstanding notes that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, their transfer will be restricted absent registration or the availability of an exemption from registration. Upon completion of the exchange offer, we will have no further obligation, except under limited circumstances, to provide for registration of the outstanding notes under the federal securities laws. In addition, upon completion of the exchange offer, there may be no market for the outstanding notes that are not tendered for exchange notes, and you may have difficulty selling them.

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer—Fees and Expenses."
United States Federal Income Tax Considerations

We believe the exchange of outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. See "United States Federal Income Tax Considerations" for a discussion of U.S. federal income tax considerations we urge you to consider before tendering the outstanding notes in the exchange offer.

Exchange Agent	Citibank, N.A. is serving as exchange agent for the exchange offer. The address for the exchange agent is listed under "The Exchange Offer—Exchange Agent."

The Exchange Notes

        The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act and, accordingly,

  •
  will not contain certain restrictions with respect to their transfer;

  •
  will not be subject to provisions relating to additional interest;

  •
  will bear a different CUSIP or ISIN number from the outstanding notes; and

  •
  will not entitle the holders to registration rights.

        The exchange notes issued in the exchange offer will evidence the same debt as the outstanding notes, and both the outstanding notes and the exchange notes will be governed by the same indenture. We define certain capitalized terms used in this summary in the "Description of the Exchange Notes—Certain Definitions" section of this prospectus. The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Exchange Notes" section of this prospectus contains more detailed descriptions of the terms and conditions of the exchange notes.

Issuer	Magnum Hunter Resources Corporation, a Delaware corporation.
Notes offered	$600,000,000 aggregate principal amount of 9.750% senior notes due 2020.
Interest	9.750% per year (calculated using a 360-day year).
Interest payment dates	Each May 15 and November 15, with the next payment being due on May 15, 2013, for the outstanding notes or the exchange notes, as applicable.
Maturity date	May 15, 2020.
Ranking	The exchange notes will be our general unsecured senior obligations.
Accordingly, they will rank:
• equal in right of payment to all of our existing and future senior unsecured indebtedness;
• effectively subordinated to all our existing and future senior secured indebtedness incurred from time to time, to the extent of the value of our assets securing such indebtedness;

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of any non-guarantor subsidiaries (such as Eureka Holdings, Eureka Hunter Pipeline, LLC, TransTex Hunter, LLC, and our foreign subsidiaries), other than indebtedness and other liabilities owed to us; and

• senior in right of payment to all of our future subordinated indebtedness.

As of September 30, 2012, on an as adjusted basis after giving effect to (1) our acquisition of Viking International Resources Co., Inc. for consideration consisting of approximately $37.3 million in cash and 2,774,850 depositary shares each representing 1/1,000th of a share of our Series E Preferred Stock; (2) our public offering and sale of 1,000,000 depositary shares each representing 1/1,000th of a share of our Series E Preferred Stock and the application of the approximately $22.4 million net proceeds therefrom to cover working capital expenditures; and (3) the issuance of $150.0 million of add-on notes on December 18, 2012, and the application of the approximately $149.3 million proceeds therefrom to repay the indebtedness under our MHR Senior Revolving Credit Facility (the "Recent Transactions"), the issuer and the guarantors would have had approximately $690.6 million of total indebtedness.

As of September 30, 2012, we had $175 million of borrowings under the Second Amended and Restated Credit Agreement, dated as of April 13, 2011, among the issuer, the Bank of Montreal, as Administrative Agent, and the various other financial institutions party thereto, as amended or otherwise modified from time to time, which matures on April 13, 2016 (our "MHR Senior Revolving Credit Facility"). Our MHR Senior Revolving Credit Facility provides for an asset-based, senior secured revolving credit facility and, consequently, will rank effectively senior to the exchange notes to the extent of the value of the assets securing such indebtedness.

Guarantees	The exchange notes will be jointly and severally guaranteed by all of our existing and future direct or indirect domestic subsidiaries that guarantee obligations under our existing credit facility.
In the future, the guarantees may be released or terminated under certain circumstances. See "Description of the Exchange Notes—Note Guarantees."
Each guarantee will rank:
• equal in right of payment to all existing and future senior unsecured indebtedness of the guarantor;

•

effectively subordinated to all of the guarantors' existing and future senior secured indebtedness incurred from time to time (including guarantees of the MHR Senior Revolving Credit Facility), to the extent of the value of the assets securing such indebtedness;

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries (such as Eureka Hunter Holdings, LLC, Eureka Hunter Pipeline, LLC, TransTex Hunter, LLC and our foreign subsidiaries), other than indebtedness and other liabilities owed to us; and

• senior in right of payment to any future subordinated indebtedness of the guarantor.
Guarantor and Non-Guarantor Financial Statements

We previously filed with the SEC two Current Reports on Form 8-K, each dated January 14, 2013 and incorporated by reference herein, which included the following financial statements and financial information concerning the guarantors and our non-guarantor subsidiaries:

•

audited consolidated financial statements of the Company, which include a footnote that presents condensed consolidating financial information of the Company, the guarantors and the Company's non-guarantor subsidiaries as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009;

•

audited financial statements of PRC Williston, LLC ("PRC Williston"), a majority-owned subsidiary of the Company that is a guarantor, as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009;

•

unaudited consolidated financial statements of the Company, which include a footnote that presents condensed consolidating financial information of the Company, the guarantors and the Company's non-guarantor subsidiaries as of September 30, 2012 and for the nine months and three months ended September 30, 2012 and 2011; and

• unaudited financial statements of PRC Williston as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011.

Optional redemption

At any time prior to May 15, 2015, we may, from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at the redemption price set forth under "Description of the Exchange Notes—Optional Redemption" if at least 65% of the aggregate principal amount of the notes issued under the indenture (excluding exchange notes held by us) remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to May 15, 2016, we may redeem the notes, in whole or in part, at a "make-whole" redemption price set forth under "Description of the Exchange Notes—Optional Redemption."
On and after May 15, 2016 we may redeem the notes, in whole or in part, at the redemption prices set forth under "Description of the Exchange Notes—Optional Redemption."
Change of Control

If we experience certain change of control events, each holder of our notes may require us to repurchase all or a portion of our notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus any accrued and unpaid interest up to, but not including, the date of repurchase. See "Description of the Exchange Notes—Repurchase at the Option of the Holders."

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our and our restricted subsidiaries' ability to:
• incur or guarantee additional indebtedness or issue certain preferred stock;
• pay dividends on capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness or make certain other restricted payments;
• transfer or sell assets;
• make loans and other investments;
• create or permit to exist certain liens;
• enter into agreements that restrict dividends or other payments or distributions from our restricted subsidiaries to us;
• consolidate, merge or transfer all or substantially all of our assets;
• engage in transactions with affiliates; and
• create unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications as described under "Description of the Exchange Notes—Certain Covenants."
Trustee	Wilmington Trust, National Association
Exchange Agent	Citibank, N.A.
Absence of Established Market for the Exchange Notes

The exchange notes will be new securities for which there is currently no market. Although the initial purchasers have informed us that they intend to make a market in the exchange notes, they are not obligated to do so and may discontinue market-making activities at any time without notice. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Risk Factors

You should carefully consider all of the information set forth in, or incorporated by reference into, this prospectus and, in particular, the information under the heading "Risk Factors" beginning on page 15 in evaluating an investment in the exchange notes and participation in the exchange offer.

RISK FACTORS

        You should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus before deciding whether to participate in the exchange offer. We believe these are the material risks currently facing our business. Our business, financial condition, results of operations and cash flow could be materially adversely affected by these risks. You should carefully consider the factors described below in addition to the remainder of this prospectus and the information incorporated by reference before tendering your outstanding notes.

Risks Related to the Exchange Offer

         If you do not properly tender or you cannot tender your outstanding notes, your ability to transfer the outstanding notes will be adversely affected.

        We will issue exchange notes only in exchange for outstanding notes that are timely and properly tendered to the exchange agent. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the outstanding notes. If you do not tender your outstanding notes or if we do not accept your outstanding notes because you did not tender your outstanding notes properly, then, after we consummate the exchange offer, you will continue to hold outstanding notes that are subject to the existing transfer restrictions.

         You may be required to deliver a prospectus and comply with other requirements in connection with any resale of the exchange notes.

        If you tender your outstanding notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. In addition, if you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

Risks Related to the Exchange Notes and the Related Guarantees

         Our substantial indebtedness could have a material adverse effect on our financial condition and prevent us from fulfilling our obligations under the notes.

        Our substantial level of indebtedness increases the risk that we may be unable to generate sufficient cash to pay amounts due in respect to our indebtedness. As of September 30, 2012, on an as adjusted basis after giving effect to the Recent Transactions, we had $690.6 million ($919.6 million as of February 1, 2013) of total debt outstanding (including the Eureka Hunter credit facilities (as defined below) and the $600.0 million of outstanding notes). Subject to the limits contained in our credit facilities and the indenture that governs the notes, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our business associated with our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the exchange notes, including the following:

  •
  making it more difficult for us to satisfy our obligations with respect to the exchange notes and our other debt;

  •
  requiring us to dedicate a substantial portion of our cash flow from operations to debt service payments on our and our subsidiaries' debt, which reduces the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  requiring us to comply with restrictive covenants in our credit facilities and the indenture that governs the notes, which limit the manner in which we conduct our business;

  •
  limiting our flexibility in planning for, or reacting to, changes in the industry in which we operate;

  •
  placing us at a competitive disadvantage compared to any of our less leveraged competitors;

  •
  increasing our vulnerability to both general and industry-specific adverse economic conditions; and

  •
  limiting our ability to obtain additional debt or equity financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements and increasing our cost of borrowing.

        Our majority-owned subsidiary, Eureka Hunter Pipeline, LLC ("Eureka Hunter"), is party to two credit facilities: (i) a revolving credit facility in the aggregate principal amount of up to $100 million secured by a first lien on the assets of Eureka Hunter with an initial committed amount of $25 million; and (ii) a $50 million term loan secured by a second lien on such assets, of which $50 million is currently outstanding. Availability under the revolving credit facility is subject to satisfaction of certain financial covenants that are tested on a quarterly basis. Currently, the revolving credit facility is not available, although it is anticipated that the revolving credit facility will be available with the reporting of the first quarter 2013 financial results. We refer to the revolving credit facility and the term loan as the Eureka Hunter credit facilities.

         We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our net interest expense for the quarter ended September 30, 2012, on an as adjusted basis after giving effect to the Recent Transactions, was approximately $47.1 million, which will increase in subsequent quarters due to the interest payable on the notes then outstanding. Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the exchange notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our MHR Senior Revolving Credit Facility, the Eureka Hunter credit facilities and the indenture that governs the notes. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our credit facilities and the indenture that governs the notes, restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See "Description of the Exchange Notes."

        If we cannot make scheduled payments on our debt, we will be in default and, as a result:

  •
  our debt holders could declare all outstanding principal and interest to be due and payable;

  •
  the lenders under our credit facilities could terminate their commitments to lend us money and foreclose against the assets securing our borrowings from them; and

  •
  we could be forced into bankruptcy or liquidation, which could result in holders of exchange notes losing their investment in the exchange notes.

         Despite our indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, including secured debt. This could further increase the risks associated with our leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our MHR Senior Revolving Credit Facility, the Eureka Hunter credit facilities and the indenture that governs the notes, do not fully prohibit us or our subsidiaries from doing so. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial indebtedness described above, including our possible inability to service our debt, will increase. As of September 30, 2012, on an as adjusted basis after giving effect to the Recent Transactions, we had approximately $196.8 million ($87.5 million as of February 1, 2013) available for additional borrowing under our MHR Senior Revolving Credit Facility.

         Restrictive covenants under our credit facilities and the indenture that governs the notes may adversely affect our operations and liquidity.

        Our MHR Senior Revolving Credit Facility, the Eureka Hunter credit facilities and the indenture that governs the notes, contain, and any agreements governing any future indebtedness we incur may contain, various covenants that limit our ability to, among other things:

  •
  incur or guarantee additional debt;

  •
  incur debt that is junior to senior indebtedness and senior to our existing senior subordinated notes;

  •
  pay dividends or make distributions to holders of our capital stock or to make certain other restricted payments or investments;

  •
  repurchase or redeem capital stock;

  •
  make loans, capital expenditures or investments or acquisitions;

  •
  incur restrictions on the ability of certain of our subsidiaries to pay dividends or to make other payments to us;

  •
  enter into transactions with affiliates;

  •
  create liens;

  •
  merge or consolidate with other companies or transfer all or substantially all of our assets;

  •
  transfer or sell assets, including capital stock of subsidiaries; and

  •
  prepay, redeem or repurchase debt that is junior in right of payment to the exchange notes.

        As a result of these covenants, we are limited in the manner in which we conduct our business and we may be unable to engage in favorable business activities or finance future operations or capital needs. Our MHR Senior Revolving Credit Facility also requires us to satisfy certain financial covenants, including maintaining: a ratio of earnings before interest, taxes, depreciation, amortization and exploration expenses, or EBITDAX, to interest of not less than 2.5 to 1.0; a total debt to EBITDAX ratio of not more than (a) 4.75 to 1.0 for the fiscal quarter ending December 31, 2012, (b) 4.50 to 1.0 for the fiscal quarter ending March 31, 2013, (c) 4.25 to 1.0 for the fiscal quarter ending June 30, 2013 and (d) 4.25 to 1.0 for the fiscal quarter ending September 30, 2013 and for each fiscal quarter thereafter unless, in the case of this clause (d) only, a material asset sale has occurred during any such fiscal quarter, in which case the ratio of total debt to EBITDAX must not exceed 4.0 to 1.0 for such fiscal quarter; and a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0.

        A breach of any of these covenants or any of the other restrictive covenants would result in a default under such credit facility. Upon the occurrence of an event of default thereunder, the lenders:

  •
  will not be required to lend any additional amounts to us;

  •
  could elect to declare all borrowings outstanding thereunder, together with accrued and unpaid interest and fees, to be due and payable; or

  •
  could require us to apply all of our available cash to repay these borrowings;

any of which could result in an event of default under the exchange notes.

        If we were unable to repay those amounts, the lenders under such credit facility could proceed against the collateral granted to them to secure our borrowings thereunder. Further, any event of default under the MHR Senior Revolving Credit Facility may result in a cross default under the indenture governing the notes. Also, any acceleration of the indebtedness under the MHR Senior Revolving Credit Facility will result in a cross default under the Eureka Hunter credit facilities and will result in a cross default of the indenture. We have pledged a significant portion of our assets as collateral under our credit facilities. If the lenders under any of our credit facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay such credit facilities and the notes, or borrow sufficient funds to refinance such indebtedness. Even if we were able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us.

        Our ability to borrow under our MHR Senior Revolving Credit Facility is limited by a borrowing base. Our borrowing base in effect as of February 1, 2013 was $337.5 million ($222.5 million as of September 30, 2012, on an as adjusted basis after giving effect to the Recent Transactions).

         The exchange notes will be unsecured and will be effectively subordinated to our and the guarantors' secured debt and indebtedness of non-guarantor subsidiaries.

        Our obligations under the exchange notes and the guarantors' obligations under the guarantees of the exchange notes will not be secured by any of our or our subsidiaries' assets. Borrowings under our MHR Senior Revolving Credit Facility are secured by a security interest in certain of our assets and the assets of our restricted subsidiaries and the assets of the guarantors. In addition, the indenture governing the notes permits us and our subsidiaries to incur additional secured debt. As a result, the exchange notes and the related guarantees will be effectively subordinated to all of our and the guarantors' secured debt and other obligations to the extent of the value of the assets securing such obligations. As of September 30, 2012, on an as adjusted basis after giving effect to the Recent Transactions, we had approximately $196.8 ($87.5 million as of February 1, 2013) million available for additional borrowing under our MHR Senior Revolving Credit Facility. If we and the guarantors were to become insolvent or otherwise fail to make payments on the notes, holders of our and the guarantors' secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the exchange notes would receive any payments. You may therefore not be fully repaid in the event we become insolvent or otherwise fail to make payments on the exchange notes.

        The exchange notes will not be guaranteed by all of our subsidiaries. For example, Eureka Holdings, Eureka Hunter, TransTex Hunter LLC ("TransTex"), our current foreign subsidiaries and certain immaterial subsidiaries are not required to guarantee the exchange notes. Accordingly, claims of holders of the notes are structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes.

         Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Our MHR Senior Revolving Credit Facility is at a variable rate of interest and exposes us to interest rate risk. As of February 1, 2013, we had $250.0 million of variable rate debt outstanding under our MHR Senior Revolving Credit Facility. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

         The exchange notes are structurally subordinated to all indebtedness of our existing or future subsidiaries that are not or do not become guarantors of the exchange notes.

        Holders of the exchange notes do not have any claim as a creditor against any of our existing subsidiaries that are not guarantors of the exchange notes or against any of our future subsidiaries that do not become guarantors of the exchange notes. Indebtedness and other liabilities, including trade payables of those subsidiaries will be structurally senior to claims of holders of the exchange notes against those subsidiaries. As of September 30, 2012, our non-guarantor subsidiaries had approximately $146.3 million of total liabilities, all of which were effectively senior to the exchange notes.

        With limited exceptions, the exchange notes are not guaranteed by any of our domestic subsidiaries that are not guarantors under the MHR Senior Revolving Credit Facility. The exchange notes are also not guaranteed by any of our foreign subsidiaries and will not be guaranteed by any future foreign subsidiaries. Our non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the exchange notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments.

        In the event of a bankruptcy, liquidation, reorganization or other winding up of these non-guarantor subsidiaries or any future subsidiary that is not a guarantor of the exchange notes, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us (except to the extent we have a claim as a creditor of such non-guarantor subsidiary). Any right that we or the subsidiary guarantors have to receive any assets of any non-guarantor subsidiaries upon the bankruptcy, liquidation, reorganization or other winding up of those subsidiaries, and the consequent rights of holders of exchange notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

        As of and for the nine months ended September 30, 2012, our non-guarantor subsidiaries represented 24% of our total assets, and 19% of our revenues, respectively.

        In addition, the indenture that governs the notes, subject to some limitations, permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of certain other liabilities, such as trade payables, that may be incurred by these subsidiaries.

         Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

        Our ability to satisfy our obligations and meet our cash requirements for the foreseeable future will depend on our future operating performance and financial results, which will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. See "Risk Factors—Risks Related to Our Business." If we are unable to generate sufficient cash flow to service our debt, we may be required to:

  •
  refinance all or a portion of our debt, including the exchange notes;

  •
  obtain additional financing;

  •
  sell some of our assets or operations;

  •
  reduce or delay capital expenditures and/or acquisitions; or

  •
  revise or delay our strategic plan.

        If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our MHR Senior Revolving Credit Facility, the Eureka Hunter credit facilities and the indenture that governs the notes. In addition, our credit facilities and the indenture that governs the notes, restrict our ability to sell assets and to use the proceeds from the sales. We may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations on the exchange notes. Furthermore, the equity sponsors have no obligation to provide us with debt or equity financing. Therefore, it may be difficult for us to make required payments on the exchange notes in the event of an acceleration of the maturity of the exchange notes.

         Our ability to make payments on the exchange notes depends on our ability to receive dividends and other distributions from our subsidiaries.

        Our principal assets are the equity interests that we hold in our operating subsidiaries. As a result, we are dependent on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on our outstanding debt. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the exchange notes. In addition, any payment of dividends, distributions, loans or advances to us by our subsidiaries could be subject to restrictions on dividends or, in the case of foreign subsidiaries, restrictions on repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. In addition, payments to us by our subsidiaries will be contingent upon our subsidiaries' earnings. Our subsidiaries are permitted under the terms of our indebtedness to incur additional indebtedness that may restrict payments from those subsidiaries to us. We cannot assure you that agreements governing current and future indebtedness of our subsidiaries will permit those subsidiaries to provide us with sufficient cash to fund payments on the exchange notes when due. Eureka Hunter and its direct and indirect subsidiaries are restricted under the Eureka Hunter credit facilities (with certain exceptions) from making dividends and distributions to us. In addition, pursuant to the documents governing the Ridgeline investment (discussed below in "Risk Factors—Risks Related to Our Business—There are restrictive covenants, mandatory distribution requirements and other provisions in the Ridgeline investment documents that may restrict our ability to pursue our business strategies with respect to Eureka Holdings and Eureka Hunter"), in the event of a change of control of Magnum Hunter, subject to certain conditions, Ridgeline has the right to purchase from Eureka Holdings additional preferred units representing, together with all other units then owned by Ridgeline, up to 51% of the then issued and outstanding common units of Eureka Holdings, determined on an as-converted basis.

        Our subsidiaries are legally distinct from us and, except for our existing and future subsidiaries that will be guarantors of the exchange notes, have no obligation, contingent or otherwise, to pay amounts due on our debt or to make funds available to us for such payment.

         If we default on our obligations to pay our indebtedness, we may not be able to make payments on the exchange notes.

        Any default under the agreements governing our indebtedness, including a default under our MHR Senior Revolving Credit Facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on the exchange notes and substantially decrease the value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including the indenture that governs the notes), we could be in default under the terms of the agreements governing such indebtedness, including our MHR Senior Revolving Credit Facility and the indenture that governs the notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our MHR Senior Revolving Credit Facility could elect to terminate their commitments thereunder and cease making further loans and lenders under our credit facilities and holders of our senior secured notes could institute foreclosure proceedings against our assets and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our MHR Senior Revolving Credit Facility to avoid being in default. If we breach our covenants under our credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of the Exchange Notes."

         We may be unable to purchase the exchange notes upon a change of control which would result in a default in the indenture that governs the notes and would adversely affect our business.

        Upon a change of control, as defined in the indenture that governs the notes, we are required to offer to purchase all of the exchange notes then outstanding for cash at 101% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any. If a change of control occurs under the indenture that governs the notes, we may not have sufficient funds to pay the change of control purchase price, and we may be required to secure third party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. Further, we may be contractually restricted under the terms of our MHR Senior Revolving Credit Facility from repurchasing all of the exchange notes tendered by holders of the exchange notes upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the exchange notes unless we are able to refinance or obtain waivers under our MHR Senior Revolving Credit Facility. Our failure to repurchase the exchange notes upon a change of control would cause a default under the indenture that governs the notes and a cross-default under our MHR Senior Revolving Credit Facility. Our MHR Senior Revolving Credit Facility, the Eureka Hunter credit facilities and the indenture that governs the notes also provide that a change of control, as defined in such agreements, will be a default that permits lenders to accelerate the maturity of borrowings thereunder and, in the case of our MHR Senior Revolving Credit Facility, if such debt is not paid, to enforce security interests in the collateral securing such debt, thereby limiting our ability to raise cash to purchase the exchange notes. In addition, pursuant to the documents governing the Ridgeline investment (discussed below in "Risk Factors—Risks Related to Our Business—There are restrictive covenants, mandatory distribution requirements and other provisions in the Ridgeline investment documents that may restrict our ability to pursue our business strategies with respect to Eureka Holdings and Eureka Hunter"), in the event of a change of control of Magnum Hunter, subject to certain conditions, Ridgeline has the right to purchase from Eureka Holdings additional preferred units representing, together with all other units then owned by Ridgeline, up to 51% of the then issued and outstanding common units of Eureka Holdings, determined on an as-converted basis.

        The change of control provisions in the indenture that governs the notes may not protect holders of the exchange notes in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture that governs the notes. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture that governs the notes to trigger our obligation to repurchase the exchange notes. Except as otherwise described above, the indenture that governs the notes does not contain provisions that permit the holders of the exchange notes to require us to repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction. If an event occurs that does not constitute a "Change of Control" as defined in the indenture that governs the notes, we will not be required to make an offer to repurchase the exchange notes and holders may be required to continue to hold notes despite the event. See "Description of the Exchange Notes—Repurchase at the Option of Holders."

         Federal and state statutes allow courts, under specific circumstances, to void notes and adversely affect the validity and enforceability of the guarantees and require noteholders to return payments received.

        The issuance of, and payments made under, the exchange notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, generally under such laws the incurrence of an obligation (such as under the exchange notes or related guarantees) or the making of a payment or other transfer will be a fraudulent conveyance if (1) we or any of our guarantors, as applicable, incurred such obligation or made such payment with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for incurring such obligation or making such payment and, in the case of (2) only, one of the following is also true:

  •
  we or the applicable guarantor were insolvent at the time of or rendered insolvent by reason of the incurrence of the obligation or the making of such payment; or

  •
  the incurrence of the obligation or the making of such payment of the consideration left us or the applicable guarantor with an unreasonably small amount of capital to carry on our or its business; or

  •
  we or the applicable guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay them as they mature.

        If a court were to find that the issuance of the exchange notes or related guarantees, or a payment made under the exchange notes or related guarantees, was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such related guarantees or subordinate the exchange notes or such guarantees to presently existing and future indebtedness of ours or any such guarantor, and require the holders of the exchange notes to repay particular amounts or any amounts received with respect to the exchange notes or such related guarantees. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voiding of the exchange notes or the related guarantees could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, however, a court would consider an issuer or a guarantor insolvent if:

  •
  the sum of its debts, including contingent and unliquidated liabilities, was greater than all of its property, at a fair valuation;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent unliquidated liabilities, as they become absolute and matured; or

  •
  it could not pay its debts as they became due.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the exchange notes and the related guarantees would not be subordinated to our or any guarantor's other debt.

        If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the exchange notes.

        Each guarantee contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may reduce or eliminate the guarantor's obligation to an amount that effectively makes the guarantee worthless. Although subsequently overturned on other grounds, a recent Florida bankruptcy court decision found that this kind of provision was ineffective to protect the guarantees.

         Any rating downgrade for the notes may cause the price of the notes to fall.

        We received credit ratings from certain rating services in connection with the offering of the original notes and the add-on notes in May 2012 and December 2012, respectively. In the event a rating service were to lower its rating on the exchange notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the price of the notes could decline.

        On December 13, 2012, in connection with the offering of the add-on notes, Standard & Poor's, one of the two rating agencies for the notes, downgraded its rating of the notes from CCC+ to CCC.

         The trading prices for the exchange notes will be directly affected by many factors, including our credit rating.

        Credit rating agencies continually revise their ratings for companies they follow or discontinue rating companies, including us. Any ratings downgrade or decisions by a credit rating agency to discontinue rating us could adversely affect the trading price of the exchange notes, or the trading market for the exchange notes, to the extent a trading market for the exchange notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the exchange notes.

Risks Related to Our Business

         Future economic conditions in the U.S., Canada and global markets may have a material adverse impact on our business and financial condition that we currently cannot predict.

        The U.S., Canadian and other world economies are slowly recovering from the economic recession that began in 2008. While economic growth has resumed, it remains modest and the timing of an economic recovery is uncertain. There are likely to be significant long-term effects resulting from the recession and credit market crisis, including a future global economic growth rate that is slower than what was experienced in the years preceding the recession. Unemployment rates remain very high and businesses and consumer confidence levels have not yet fully recovered to pre-recession levels. In addition, more volatility may occur before a sustainable, yet lower, growth rate is achieved. Global economic growth drives demand for energy from all sources, including for oil and natural gas. A lower future economic growth rate will result in decreased demand for our crude oil and natural gas production as well as lower commodity prices, which will reduce our cash flows from operations and our profitability.

         Volatility in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

        The prices we receive for our oil and natural gas production heavily influence our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities, and therefore their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been extremely volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our daily production, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

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  the current uncertainty in the global economy;

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  changes in global supply and demand for oil and natural gas;

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  the condition of the U.S., Canadian and global economies;

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  the actions of certain foreign countries;

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  the price and quantity of imports of foreign oil and natural gas;

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  political conditions, including embargoes, war or civil unrest in or affecting other oil producing activities of certain countries;

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  the level of global oil and natural gas exploration and production activity;

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  the level of global oil and natural gas inventories;

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  production or pricing decisions made by the Organization of Petroleum Exporting Countries, or OPEC;

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  weather conditions;

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  technological advances affecting energy consumption; and

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  the price and availability of alternative fuels.

        Lower oil and natural gas prices may not only decrease our revenues on a per-unit basis, but also may reduce the amount of oil and natural gas that we can produce economically in the future. The higher operating costs associated with many of our oil fields will make our profitability more sensitive to oil price declines. A sustained decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

         We have a history of losses and cannot assure you that we will be profitable in the foreseeable future.

        Since we entered the oil and gas business in April 2005, through September 30, 2012, we had incurred a cumulative net loss from operations of $220.2 million. If we fail to eventually generate profits from our operations, we will not be able to sustain our business. We may never report profitable operations or generate sufficient revenue to maintain our Company as a going concern.

         We rely on liquidity from our credit facilities and equity and debt financings to fund our operations and capital budget, which liquidity may not be available on acceptable terms or at all in the future.

        We depend upon borrowings under our credit facilities and the availability of equity and debt financing to fund our operations and planned capital expenditures. Borrowings under our credit facilities and the availability of equity and debt financing are affected by commodity prices and prevailing economic conditions in our industry and financial, business and other factors, some of which are beyond our control. We cannot predict whether additional liquidity from equity or debt financings beyond our credit facilities will be available or acceptable on our terms, or at all, in the foreseeable future.

         We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to make an investment decision.

        We have acquired a number of properties since June 2009 and, consequently, a large amount of our focus has been on assimilating the properties, operations and personnel we have acquired into our organization. Accordingly, there is little operating history upon which to judge our business strategy, our management team or our current operations.

         We have identified certain weaknesses in our internal controls, which we are remediating, but failure to do so could adversely affect our capital raising ability.

        In October and November 2012, we identified material weaknesses in our internal controls over financial reporting in connection with (i) our lack of sufficient qualified personnel to design and manage an effective control environment, (ii) our period-end financial reporting process and (iii) our share-based compensation. The first material weakness, the lack of sufficient qualified personnel, resulted in the restatement of certain preferred units of Eureka Holdings, our commodity and preferred stock embedded derivative liabilities and our loss in derivatives and related disclosures for the three and six month periods ended June 30, 2012 that resulted in audit adjustments to our condensed consolidated financial statements for the three and nine month periods ended September 30, 2012. The second material weakness, the lack of effective controls over our period-end financial reporting process, resulted in monthly account reconciliations and monthly and quarterly financial information not being timely prepared and/or reviewed, thereby causing audit adjustments to our condensed consolidated financial statements for the three and nine month periods ended September 30, 2012. The third material weakness, which related to our internal controls over financial reporting relating to our share-based compensation, resulted in inaccuracies in the vesting schedule and journal entries relating to our share-based compensation expense that caused us to restate our general and administrative expense and our share-based compensation disclosures for the three and six months ended June 30, 2012. We have promptly implemented, and are implementing, measures we believe will effectively address these weaknesses. However, any failure to do so could adversely affect our compliance with our reporting obligations under the Exchange Act, and our compliance with our debt covenants, and therefore our ability to effect borrowings and readily access the capital markets to provide required liquidity.

         The recent financial crisis may have lasting effects on our liquidity, business and financial condition that we cannot predict.

        Liquidity is essential to our business. Our liquidity could be substantially negatively affected by an inability to obtain capital in the long-term or short-term debt or equity capital markets or an inability to access bank financing. A prolonged credit crisis and related turmoil in the global financial system would likely materially affect our liquidity, business and financial condition. The economic situation could also adversely affect the collectability of our trade receivables or performance by our suppliers and cause our commodity hedging arrangements to be ineffective if our counterparties are unable to perform their obligations or seek bankruptcy protection.

         Failure to successfully integrate acquired businesses could negatively impact our future business and financial results.

        Our acquisitions may consume a significant amount of our management resources. The success of recent acquisitions will depend, in part, on our ability to realize the anticipated benefits from integrating the acquired businesses with our existing businesses. The integration process may be complex, costly and time-consuming. To realize these anticipated benefits, we must successfully combine the businesses of the acquired entities in an efficient and effective manner. If we are not able to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits and cost savings of the acquisitions may not be realized fully, or at all, or may take longer to realize than expected.

         The expansion of our operations into Canada subjects us to additional regulations and risks from foreign operations, including currency fluctuations, which could impact our financial position and results of operations.

        Prior to our acquisition of NuLoch Resources, Inc. ("NuLoch") in May 2011, we operated solely in the U.S., primarily in the Appalachian Basin, the Williston Basin and south Texas. Upon the consummation of the NuLoch acquisition, we expanded our operations into portions of Canada, which exposes us to a new regulatory environment and risks from foreign operations. Some of these additional risks include, but are not limited to:

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  increases in governmental royalties;

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  application of new tax laws (including host-country export, excise and income taxes and U.S. taxes on foreign operations);

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  currency restrictions and exchange rate fluctuations;

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  legal and governmental regulatory requirements;

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  difficulties and costs of staffing and managing international operations; and

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  possible language and cultural differences.

        Our Canadian operations also may be adversely affected by the laws and policies of the U.S. affecting foreign trade, taxation and investment. In addition, if a dispute arises with respect to our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the U.S.

         Our operations require significant amounts of capital and additional financing may be necessary in order for us to continue our exploration and midstream activities, including meeting certain drilling obligations under our existing lease obligations and expanding our pipeline facilities.

        Our cash flow from our reserves, if any, may not be sufficient to fund our ongoing activities at all times. From time to time, we may require additional financing in order to carry out our oil and gas acquisitions and exploration and development activities and our midstream activities. Failure to obtain such financing on a timely basis could cause us to forfeit our interest in certain properties as a result of not fulfilling our existing drilling commitments. Certain of our undeveloped leasehold acreage is subject to leases that will expire unless production is established or we meet certain capital expenditure and drilling requirements. If our revenues from our reserves decrease as a result of lower oil and natural gas prices or otherwise, it will affect our ability to expend the necessary capital to replace our reserves or to maintain our current production. In addition, capital constraints could limit our ability to build and expand our gas gathering pipeline system. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements or available to us on favorable terms.

         If our access to oil and gas markets is restricted, it could negatively impact our production, our income and ultimately our ability to retain our leases. Our ability to sell natural gas and/or receive market prices for our natural gas may be adversely affected by pipeline and gathering system capacity constraints.

        Market conditions or the restriction in the availability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. Our productive properties may be located in areas with limited or no access to pipelines, thereby necessitating delivery by other means, such as trucking, or requiring compression facilities. Such restrictions on our ability to sell our oil or natural gas may have several adverse effects, including higher transportation costs, fewer potential purchasers (thereby potentially resulting in a lower selling price) or, in the event we were unable to market and sustain production from a particular lease for an extended time, possibly causing us to lose a lease due to lack of production.

        If drilling in the Marcellus Shale, Utica Shale, Eagle Ford Shale, Bakken Shale/Three Forks/Sanish and Pearsall Shale areas proves to be successful, the amount of oil and natural gas being produced by us and others could exceed the capacity of the various gathering and intrastate or interstate transportation pipelines currently available in these areas. If this occurs, it will be necessary for new pipelines and gathering systems to be built. Because of the current economic climate, certain pipeline projects that are planned for the Marcellus Shale, Utica Shale, Eagle Ford Shale, Bakken Shale/Three Forks/Sanish and Pearsall Shale areas may not occur for lack of financing. In addition, capital constraints could limit our ability to build gathering systems, such as our Eureka Hunter System, necessary to gather our gas to deliver to interstate pipelines. In such event, we might have to shut in our wells awaiting a pipeline connection or capacity and/or sell natural gas production at significantly lower prices than those quoted on NYMEX or than we currently project for these specific regions, which would adversely affect our results of operations.

        A portion of our natural gas and oil production in any region may be interrupted, or shut in, from time to time for numerous reasons, including as a result of weather conditions, accidents, loss of pipeline or gathering system access, field labor issues or strikes, or we might voluntarily curtail production in response to market conditions. If a substantial amount of our production is interrupted at the same time, it could temporarily adversely affect our cash flow.

         We depend on a relatively small number of purchasers for a substantial portion of our revenue. The inability of one or more of our purchasers to meet their obligations may adversely affect our financial results.

        We derive a significant amount of our revenue from a relatively small number of purchasers of our production. Our inability to continue to provide services to key customers, if not offset by additional sales to our other customers, could adversely affect our financial condition and results of operations. These companies may not provide the same level of our revenue in the future for a variety of reasons, including their lack of funding, a strategic shift on their part in moving to different geographic areas in which we do not operate or our failure to meet their performance criteria. The loss of all or a significant part of this revenue would adversely affect our financial condition and results of operations.

         Shortages of equipment, services and qualified personnel could reduce our cash flow and adversely affect results of operations.

        The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices and activity levels in certain regions where we are active, causing periodic shortages. During periods of high oil and gas prices, we have experienced shortages of equipment, including drilling rigs and completion equipment, as demand for rigs and equipment has increased along with higher commodity prices and increased activity levels. In addition, there is currently a shortage of hydraulic fracturing capacity in many of the areas in which we operate. Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling rigs, crews and associated supplies, oilfield equipment and services and personnel in our exploration, production and midstream operations. These types of shortages or price increases could significantly decrease our profit margin, cash flow and operating results and/or restrict or delay our ability to drill wells, construct gathering pipelines and conduct other operations that we currently have planned and budgeted, causing us to miss our forecasts and projections.

         We cannot control activities on properties that we do not operate and are unable to control their proper operation and profitability.

        We do not operate all of the properties in which we own an ownership interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, the operations of these non-operated properties. The failure of an operator of our wells to adequately perform operations, an operator's breach of the applicable agreements or an operator's failure to act in ways that are in our best interests could reduce our production, revenues and reserves. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including:

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  the nature and timing of the operator's drilling and other activities;

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  the timing and amount of required capital expenditures;

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  the operator's geological and engineering expertise and financial resources;

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  the approval of other participants in drilling wells; and

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  the operator's selection of suitable technology.

         NGAS Resources, Inc. ("NGAS") conducted a portion of its operations through drilling partnerships, and we have recently sponsored two drilling partnerships, which subject us to additional risks that could have a material adverse effect on our financial position and results of operations.

        NGAS, which we acquired in April 2011, conducted a portion of its operations through drilling partnerships with third parties. Our Magnum Hunter Production, Inc. subsidiary completed a sponsored drilling partnership in late 2011 and is currently sponsoring an additional drilling partnership. Under this partnership structure, proceeds from the private placement of interests in each investment partnership, together with the sponsor's capital contribution, are contributed to a separate joint venture or "program" that the sponsor forms with that partnership to conduct drilling or property operations. These third parties may have obligations that are important to the success of the joint venture, such as the obligation to pay substantial carried costs pertaining to the joint venture and to pay their share of capital and other costs of the joint venture. The performance of these third party obligations, including the ability of the third parties to satisfy their obligations under these arrangements, is outside our control. If these parties do not satisfy their obligations under these arrangements, our business may be adversely affected. The failure to continue our drilling and/or income partnerships or other joint venture projects or to resolve disagreements with our drilling and/or income partnership partners could adversely affect our ability to transact the business that is the subject of such partnerships, which would in turn negatively affect our financial condition and results of operations.

         Our development, exploration and midstream operations require substantial capital, and we may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a loss of properties and a decline in our oil and natural gas reserves.

        The oil and natural gas industry is very capital intensive. We make and expect to continue to make substantial capital expenditures in our business and operations for the exploration for, and development, production, gathering, transportation, processing and acquisition of, oil and natural gas reserves. To date, we have financed capital expenditures primarily with proceeds from bank borrowings, cash generated by operations and proceeds from preferred and common stock equity offerings. We intend to finance our future capital expenditures with a combination of the sale of common and preferred equity, asset sales, cash flow from operations and current and new financing arrangements with our banks. Our cash flow from operations and access to capital is subject to a number of variables, including:

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  our proved reserves;

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  the amount of oil and natural gas we are able to produce from existing wells;

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  the prices at which oil and natural gas are sold;

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  our ability to acquire, locate and produce new reserves; and

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  our ability to obtain commitments from third party producers for the gathering of their natural gas production through our Eureka Hunter System and for the treating of their natural gas by our TransTex subsidiary.

        If our revenues decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. We may need to seek additional financing in the future. In addition, we may not be able to obtain debt or equity financing on terms favorable to us, or at all, depending on market conditions. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our prospects, which in turn could lead to a possible loss of properties and a decline in our oil and natural gas reserves, or could prevent us from expanding, maintaining and operating our pipeline facilities. Also, our credit facilities and the indenture governing the notes contain various covenants that restrict our ability to, among other things, incur indebtedness, grant liens, make certain restricted payments, change the nature of our business, acquire or make expenditures for oil and gas properties outside of the U.S. and Canada, dispose of our assets or enter into mergers, consolidations or similar transactions, make investments, loans or advances, pay dividends on our outstanding stock, enter into transactions with affiliates, create new subsidiaries and enter into certain derivative transactions.

         We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations, and we may not have enough insurance to cover all of the risks that we may ultimately face.

        We maintain significant insurance coverage against some, but not all, potential losses to protect against the risks we foresee. We do not carry business interruption insurance. We may elect not to carry certain types or amounts of insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, it is not possible to insure fully against pollution and environmental risks.

        We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition, results of operations and cash flows. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

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  environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

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  abnormally pressured formations;

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  mechanical difficulties, such as stuck oil field drilling and service tools and casing collapses;

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  fires and explosions;

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  personal injuries and death; and

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  natural disasters.

        Our midstream activities are subject to all of the operating risks associated with constructing, operating and maintaining pipelines and related equipment, including the possibility of pipeline leaks, breaks and ruptures, pipeline damage due to natural hazards, such as ground movement and weather, and personal injuries and death.

        Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to us. If a significant accident or other event occurs and is not fully covered by insurance, then that accident or other event could adversely affect our business, financial condition, results of operations and cash flows.

         We are dependent upon partnering and consultant arrangements.

        We had a total of approximately 384 full-time employees as of December 31, 2012. Despite this number of employees, we expect that we will continue to require the services of independent consultants and contractors to perform various professional services, including reservoir engineering, land, legal, environmental and tax services. We will also pursue alliances with partners in the areas of geological and geophysical services and prospect generation, evaluation and leasing. Our dependence on third party consultants and service providers creates a number of risks, including but not limited to:

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  the possibility that such third parties may not be available to us as and when needed; and

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  the risk that we may not be able to properly control the timing and quality of work conducted with respect to our projects.

        If we experience significant delays in obtaining the services of such third parties or poor performance by such parties, our results of operations could be materially adversely affected.

         Our business may suffer if we lose key personnel.

        Our operations depend on the continuing efforts of our executive officers and senior management. Our business or prospects could be adversely affected if any of these persons does not continue in their management role with us and we are unable to attract and retain qualified replacements. Additionally, we do not presently carry key person insurance for any of our executive officers or senior management.

         Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition and results of operations.

        Our future success will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Our costs of drilling, completing and operating wells are often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures could be materially and adversely affected by any factor that may curtail, delay or cancel drilling, including the following:

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  delays imposed by or resulting from compliance with regulatory requirements;

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  unusual or unexpected geological formations;

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  pressure or irregularities in geological formations;

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  shortages of or delays in obtaining equipment and qualified personnel;

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  equipment malfunctions, failures or accidents;

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  unexpected operational events and drilling conditions;

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  pipe or cement failures;

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  casing collapses;

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  lost or damaged oilfield drilling and service tools;

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  loss of drilling fluid circulation;

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  uncontrollable flows of oil, natural gas and fluids;

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  fires and natural disasters;

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  environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

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  adverse weather conditions;

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  reductions in oil and natural gas prices;

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  oil and natural gas property title problems; and

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  market limitations for oil and natural gas.

        If any of these factors were to occur with respect to a particular field, we could lose all or a part of our investment in the field, or we could fail to realize the expected benefits from the field, either of which could materially and adversely affect our revenue and profitability.

         We may incur losses as a result of title deficiencies.

        We purchase and acquire from third parties or directly from the mineral fee owners certain oil and gas leasehold interests and other real property interests upon which we will perform our drilling and exploration activities. The existence of a title deficiency can significantly devalue an acquired interest or render a lease worthless and can adversely affect our results of operations and financial condition. As is customary in the oil and gas industry, we generally rely upon the judgment of oil and gas lease brokers or our internal independent landmen who perform the field work in examining records in the appropriate governmental offices and abstract facilities before attempting to acquire or place under lease a specific mineral interest and before drilling a well on a leased tract. The failure of title may not be discovered until after a well is drilled, in which case we may lose the lease and the right to produce all or a portion of the minerals under the property.

         Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

        We operate in a highly competitive environment for acquiring properties, exploiting mineral leases, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in an efficient manner even in a highly competitive environment. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

         We have limited experience in drilling wells to the Marcellus Shale, Utica Shale, Eagle Ford Shale, Bakken Shale/Three Forks/Sanish and Pearsall Shale formations and limited information regarding reserves and decline rates in these areas. Wells drilled to these areas are more expensive and more susceptible to mechanical problems in drilling and completion techniques than wells in conventional areas.

        We have limited experience in the drilling and completion of Marcellus Shale, Utica Shale, Eagle Ford Shale, Bakken Shale/Three Forks/Sanish and Pearsall Shale formations wells, including limited horizontal drilling and completion experience. Other operators in these plays may have significantly more experience in the drilling and completion of these wells, including the drilling and completion of horizontal wells. In addition, we have limited information with respect to the ultimate recoverable reserves and production decline rates in these areas due to their limited histories. The wells drilled in the Marcellus Shale, Utica Shale, Eagle Ford Shale, Bakken Shale/Three Forks/Sanish and Pearsall Shale formations are primarily horizontal and require more artificial stimulation, which makes them more expensive to drill and complete. The wells also are more susceptible to mechanical problems associated with the drilling and completion of the wells, such as casing collapse and lost equipment in the wellbore due to the length of the lateral portions of these unconventional wells. The fracturing of these formations will be more extensive and complicated than fracturing geological formations in conventional areas of operation.

         Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

        Our prospects are in various stages of evaluation. There is no way to predict with certainty in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable, particularly in light of the current economic environment. The use of seismic data and other technologies, and the study of producing fields in the same area, will not enable us to know conclusively before drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercially viable quantities. Moreover, the analogies we draw from available data from other wells, more fully explored prospects or producing fields may not be applicable to our drilling prospects.

         New technologies may cause our current exploration and drilling methods to become obsolete.

        The oil and gas industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. One or more of the technologies that we currently use or that we may implement in the future may become obsolete. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. If we are unable to maintain technological advancements consistent with industry standards, our operations and financial condition may be adversely affected.

         Our indebtedness could adversely affect our financial condition and our ability to operate our business.

        As of February 1, 2013, our outstanding indebtedness was approximately $919.6 million (which included borrowings under the MHR Senior Revolving Credit Facility, the Eureka Hunter credit facilities and the indenture governing the notes). We will incur additional debt from time to time, and such borrowings may be substantial. Our debt could have material adverse consequences to us, including the following:

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  it may be difficult for us to satisfy our obligations, including debt service requirements under our credit agreements;

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  our ability to obtain additional financing for working capital, capital expenditures, debt service requirements and other general corporate purposes may be impaired;

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  a significant portion of our cash flow is committed to payments on our debt, which will reduce the funds available to us for other purposes, such as future capital expenditures;

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  we are more vulnerable to price fluctuations and to economic downturns and adverse industry conditions and our flexibility to plan for, or react to, changes in our business or industry is more limited; and

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  our ability to capitalize on business opportunities, and to react to competitive pressures, as compared to others in our industry, may be limited.

         Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

        Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending on reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs, which would adversely affect our business, financial condition and results of operations.

         Product price derivative contracts may expose us to potential financial loss.

        To reduce our exposure to fluctuations in the prices of oil and natural gas, we currently and will likely in the future enter into derivative contracts in order to economically hedge a portion of our oil and natural gas production. Derivative contracts expose us to risk of financial loss in some circumstances, including when:

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  production is less than expected;

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  the counterparty to the derivative contract defaults on its contract obligations; or

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  there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

        In addition, these derivative contracts may limit the benefit we would receive from increases in the prices for oil and natural gas. Under the terms of our MHR Senior Revolving Credit Facility, the percentage of our total production volumes with respect to which we will be allowed to enter into derivative contracts is limited, and we therefore retain the risk of a price decrease for our remaining production volumes. Information as to these activities is set forth in the notes to our financial statements contained in our annual and quarterly reports that we file with the SEC on Forms 10-K and 10-Q, and any related amendments.

         Write-downs of the carrying values of our oil and natural gas properties could occur if oil and gas prices decline or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our drilling results. Because our properties currently serve, and will likely continue to serve, as collateral for advances under our existing and future credit facilities, a write-down in the carrying values of our properties could require us to repay debt earlier than we would otherwise be required. It is likely that the cumulative effect of a write-down could also negatively impact the value of our securities, including the notes and our common and preferred stock.

        We account for our crude oil and natural gas exploration and development activities using the successful efforts method of accounting. Under this method, costs of productive exploratory wells, developmental dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, certain geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities.

        The application of the successful efforts method of accounting requires managerial judgment to determine the proper classification of wells designated as developmental or exploratory, which will ultimately determine the proper accounting treatment of the costs incurred. The results from a drilling operation can take considerable time to analyze and the determination that commercial reserves have been discovered requires both judgment and industry experience. Wells may be completed that are assumed to be productive but may actually deliver oil and gas in quantities insufficient to be economic, which may result in the abandonment of the wells at a later date. Future wells are drilled that target geological structures that are both developmental and exploratory in nature. A subsequent allocation of costs is then required to properly account for the results. The evaluation of oil and gas leasehold acquisition costs requires judgment to estimate the fair value of these costs with reference to drilling activity in a given area.

        The capitalized costs of our oil and gas properties may not exceed the estimated future net cash flows from our properties. If capitalized costs exceed future cash flows, we write down the costs of the properties to our estimate of fair market value. Any such charge will not affect our cash flow from operating activities, but will reduce our earnings and stockholders' equity. When evaluating our properties, we are required to test for potential write-downs at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets, which is typically on a field by field basis.

        We incurred an impairment charge in 2011 related to certain proved oil and gas properties acquired as part of our acquisition of NGAS totaling $21.8 million due to a significant decline in natural gas prices at December 31, 2011. Impairment of proved oil and gas properties was calculated on a field by field basis under the successful efforts accounting method. An impairment was recorded based upon the estimated fair value of a field when the undiscounted reserve value of the field was less than the net capitalized cost of the field at December 31, 2011. Fair value was determined by calculating the present value of future net cash flows using NYMEX prices in effect during February 2012. During 2011, we also incurred impairment charges associated with our undeveloped acreage of $306,000 and $802,000 in our Eagle Ford Shale and Appalachian Basin regions, respectively, due to expiring acreage that we chose not to develop. During the nine months ended September 30, 2012, we also incurred impairment charges of $25.6 million due to expiring leasehold acreage that we chose not to develop.

        We review our oil and gas properties for impairment annually or whenever events and circumstances indicate a decline in the recoverability of their carrying value. Once incurred, a write-down of oil and gas properties is not reversible at a later date even if oil or gas prices subsequently increase. Given the complexities associated with oil and gas reserve estimates and the history of price volatility in the oil and gas markets, events may arise that would require us to record further impairments of the book values associated with oil and gas properties. Accordingly, there is a risk that we will be required to further write down the carrying value of our oil and gas properties, which would reduce our earnings and stockholders' equity.

         Restrictive covenants in our credit facilities and the indenture governing the notes may restrict our ability to pursue our business strategies.

        Our MHR Senior Revolving Credit Facility and the indenture governing the notes contain certain covenants that, among other things, restrict our ability to, with certain exceptions:

  •
  incur indebtedness;

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  grant liens;

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  make certain restricted payments, including payment of dividends on our outstanding stock;

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  change the nature of our business;

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  acquire or make expenditures for oil and gas properties outside of the U.S. and Canada;

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  dispose of our assets or enter into mergers, consolidations or similar transactions;

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  make investments, loans or advances;

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  enter into transactions with affiliates;

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  create new subsidiaries; and

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  enter into certain derivative transactions.

        Our MHR Senior Revolving Credit Facility also requires us to satisfy certain financial covenants, including maintaining:

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  a ratio of earnings before interest, taxes, depreciation, amortization and exploration expenses, or EBITDAX, to interest of not less than 2.5 to 1.0;

  •
  a total debt to EBITDAX ratio of not more than (a) 4.75 to 1.0 for the fiscal quarter ending December 31, 2012, (b) 4.50 to 1.0 for the fiscal quarter ending March 31, 2013, (c) 4.25 to 1.0 for the fiscal quarter ending June 30, 2013 and (d) 4.25 to 1.0 for the fiscal quarter ending September 30, 2013 and for each fiscal quarter thereafter unless, in the case of this clause (d) only, a material asset sale has occurred during any such fiscal quarter, in which case the ratio of total debt to EBITDAX must not exceed 4.0 to 1.0 for such fiscal quarter; and

  •
  a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0.

        The Eureka Hunter credit facilities also require Eureka Hunter and its subsidiaries to comply with certain financial covenants.

        Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing or reduce our expenditures. We cannot assure you that such waivers, amendments or alternative financings could be obtained or, if obtained, would be on terms acceptable to us.

         If conditions to any future purchases of preferred units (as defined below) of Eureka Holdings in connection with the Ridgeline investment are not met, then we will not be able to obtain additional funds from Ridgeline.

        Pursuant to the Series A Convertible Preferred Unit Purchase Agreement, dated as of March 21, 2012 (the "Unit Purchase Agreement"), between the Company and Ridgeline, Ridgeline committed, subject to certain conditions, to purchase up to $200 million of Series A Convertible Preferred Units representing preferred membership interests of Eureka Holdings (the "preferred units"). In 2012, Eureka Holdings sold preferred units valued at a total of $153.5 million to Ridgeline.

        Our ability to obtain additional funds from Ridgeline is subject to our meeting the conditions for additional purchases of preferred units as set forth in the Unit Purchase Agreement, which include, among other things, that (i) the proceeds be used for certain approved capital expenditures, midstream growth projects and/or acquisitions (or for any other purposes agreed to by Ridgeline), and (ii) no defaults or material adverse events have occurred. If these conditions are not met, then we will not be able to obtain additional funds from Ridgeline.

         There are restrictive covenants, mandatory distribution requirements and other provisions in the Ridgeline investment documents that may restrict our ability to pursue our business strategies with respect to Eureka Holdings and Eureka Hunter.

        The Amended and Restated Limited Liability Company Agreement of Eureka Holdings (the "EH Operating Agreement"), contains certain covenants that, among other things, restrict the ability of Eureka Holdings and its subsidiaries to, with certain exceptions:

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  incur funded indebtedness, whether direct or contingent;

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  issue additional equity interests;

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  pay distributions to its owners, or repurchase or redeem any of its equity securities;

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  enter into any material acquisitions, dispositions or divestitures; or

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  enter into a sale or merger.

        Under the EH Operating Agreement, the holders of preferred units of Eureka Holdings are entitled to receive an annual distribution of 8%, payable quarterly. Through and including the quarter ending March 31, 2013, the board of directors of Eureka Holdings may elect to pay up to 75% of any such distribution in kind (i.e., in additional preferred units), in lieu of cash. For the quarter ending June 30, 2013 through and including the quarter ending March 31, 2014, the board of directors of Eureka Holdings may elect to pay up to 50% of any such distribution in kind. Thereafter, all distributions to Ridgeline relating to the preferred units will be paid solely in cash.

        In addition to the required quarterly distributions of accrued preferred return on the preferred units, the EH Operating Agreement also (i) gives Eureka Holdings the right, at any time on or after the fifth anniversary of the closing of the initial Ridgeline investment, to redeem all but not less than all, of the outstanding preferred units, and (ii) gives Ridgeline the right, at any time on or after the eighth anniversary of the closing of the initial Ridgeline investment, to require Eureka Holdings to redeem all, but not less than all, of the outstanding preferred units. If Eureka Holdings fails to meet its redemption obligations under clause (ii) above, then Ridgeline will have the right to assume control of the board of directors of Eureka Holdings and, at its option, to cause Eureka Holdings and/or its other owners to enter into a sale, merger or other disposition of Eureka Holdings or its assets (on terms acceptable to Ridgeline).

        Further, pursuant to the terms of the EH Operating Agreement, the number and composition of the board of directors of Eureka Holdings may change over time based on Ridgeline's percentage ownership interest in Eureka Holdings (after taking into account any additional purchases of preferred units) and the satisfaction of certain performance goals by Eureka Holdings (or its failure to satisfy such goals) by the third anniversary of the closing of the initial Ridgeline investment (or as of any anniversary after such date). The board of directors of Eureka Holdings is currently composed of a majority of members appointed by Magnum Hunter. Subject to the rights described above, the board of directors of Eureka Holdings may in the future be composed of an equal number of directors appointed by Magnum Hunter and Ridgeline or, in certain cases, of a majority of directors appointed by Ridgeline.

        The EH Operating Agreement also contains a requirement that Ridgeline have an exclusive first right to fund up to 100% of Eureka Holdings' funding requirements, subject to certain exceptions.

        In the event that a change of control of Magnum Hunter occurs at any time prior to a qualified public offering of Eureka Holdings, Ridgeline will have the right under the terms of the EH Operating Agreement to purchase sufficient additional preferred units in Eureka Holdings so that it holds up to 51.0% of the ownership of Eureka Holdings.

        The EH Operating Agreement also contains pre-emptive rights and unit conversion rights in favor of Ridgeline, transfer restrictions on Magnum Hunter's ownership interests in Eureka Holdings (subject to certain exceptions), rights of first refusal and co-sale rights in favor of Ridgeline, and certain registration rights in favor of Ridgeline.

        These restrictive covenants, mandatory distribution requirements and other provisions in the Ridgeline investment documents may restrict our ability to pursue our business strategies with respect to Eureka Holdings, Eureka Hunter and TransTex.

         Our obligations under our credit facilities are secured by substantially all of our assets, and any failure to meet our debt obligations would adversely affect our business and financial condition.

        Certain of our subsidiaries, including PRC Williston, LLC, Triad Hunter, LLC, Eagle Ford Hunter, Inc., Magnum Hunter Production, Inc., Magnum Hunter Resources GP, LLC, Magnum Hunter Resources, LP, NGAS Hunter, LLC, MHR Callco Corporation, MHR Exchangeco Corporation, Williston Hunter Canada, Inc., Williston Hunter, Inc., Williston Hunter ND, LLC, Bakken Hunter, LLC, Magnum Hunter Marketing, LLC and Viking International Resources Co., Inc. have each guaranteed the performance of our obligations under our MHR Senior Revolving Credit Facility. With the exception of MHR Callco Corporation, MHR Exchangeco Corporation, Williston Hunter Canada, Inc., each of these subsidiaries has also guaranteed the performance of our obligations under the indenture governing the notes. In addition, our obligations under our MHR Senior Revolving Credit Facility have been collateralized through the grant of first priority liens on substantially all of the assets held by Magnum Hunter Resources Corporation and these restricted subsidiaries.

        Eureka Hunter's obligations under the Eureka Hunter credit facilities have been guaranteed by Eureka Hunter Land, LLC and TransTex, subsidiaries of Eureka Hunter, and have been collateralized through the grant of first and second priority liens on substantially all of the assets held by Eureka Hunter, Eureka Hunter Land, LLC and TransTex and by the pledge of the equity of Eureka Hunter owned by Eureka Holdings and shall be collateralized through similar grants by any future subsidiary of Eureka Hunter. An event of default under either of these credit facilities will constitute an event of default under the other. The Eureka Hunter revolving credit facility and the Eureka Hunter term loan are non-recourse to Magnum Hunter Resources Corporation and to its restricted subsidiaries under our MHR Senior Revolving Credit Facility.

        Our ability to meet our debt obligations under these credit facilities and the indenture governing the notes will depend on the future performance of our properties, which will be affected by financial, business, economic, regulatory and other factors, many of which we are unable to control. Our failure to service any such debt could result in a default under the indenture governing the notes or the related credit facility, and the indenture governing the notes or credit facility under which such default is a cross-default, which could result in the loss of our ownership interests in the secured properties and otherwise materially adversely affect our business, financial condition and results of operations.

         We are subject to complex federal, state, local and foreign laws and regulations, including environmental laws, which could adversely affect our business.

        Exploration for and development, exploitation, production, processing, gathering, transportation and sale of oil and natural gas in the U.S. and Canada are subject to extensive federal, state, local and foreign laws and regulations, including complex tax laws and environmental laws and regulations. Existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws, regulations or incremental taxes and fees, could harm our business, results of operations and financial condition. We may be required to make large expenditures to comply with environmental and other governmental regulations. Energy Hunter Securities, Inc., one of our wholly-owned subsidiaries, is also subject to the rules and regulations promulgated by the Financial Industry Regulatory Authority in connection with its broker-dealer activities relating to our drilling and/or income partnership programs.

        It is possible that new taxes on our industry could be implemented and/or tax benefits could be eliminated or reduced, reducing our profitability and available cash flow. In addition to the short-term negative impact on our financial results, such additional burdens, if enacted, would reduce our funds available for reinvestment and thus ultimately reduce our growth and future oil and natural gas production.

        Matters subject to regulation include oil and gas production and saltwater disposal operations and our processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials, discharge permits for drilling operations, spacing of wells, environmental protection and taxation. We could incur significant costs as a result of violations of or liabilities under environmental or other laws, including third party claims for personal injuries and property damage, reclamation costs, remediation and clean-up costs resulting from oil spills and pipeline leaks and ruptures and discharges of hazardous materials, fines and sanctions, and other environmental damages.

         Certain federal income tax deductions currently available with respect to oil and natural gas exploration and development may be eliminated as a result of future legislation.

        Congress has recently considered, is considering, and may continue to consider, legislation that, if adopted in its proposed or similar form, would deprive some companies involved in oil and natural gas exploration and production activities of certain U.S. federal income tax incentives and deductions currently available to such companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures.

        It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective and whether such changes may apply retroactively. Although we are unable to predict whether any of these or other proposals will ultimately be enacted, the passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available to us, and any such change could negatively affect our financial condition and results of operations.

         Our ability to use net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

        We currently have net operating loss carryforwards that may be available to offset future taxable income. However, changes in the ownership of our stock (including certain transactions involving our stock that are outside of our control) could result (or may have already resulted) in an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, which may significantly limit our ability to utilize our net operating loss carryforwards. To the extent an ownership change has occurred or were to occur in the future, it is possible that the limitations imposed on our ability to use pre-ownership change losses could cause a significant net increase in our U.S. federal income tax liability and could cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect.

         Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

        Hydraulic fracturing is an important and common practice that is used to stimulate production of natural gas and/or oil from dense subsurface rock formations. The hydraulic fracturing process involves the injection of water, sand, and chemicals under pressure into the formation to fracture the surrounding rock and stimulate production. We commonly use hydraulic fracturing as part of our operations. Hydraulic fracturing typically is regulated by state oil and natural gas commissions, but the EPA has asserted federal regulatory authority pursuant to the Safe Drinking Water Act over certain hydraulic fracturing activities involving the use of diesel. In addition, legislation has been introduced before Congress to provide for federal regulation of hydraulic fracturing under the Safe Drinking Water Act and to require disclosure of the chemicals used in the hydraulic fracturing process. Several states are also considering implementing, or some states, including Texas, have implemented, new regulations pertaining to hydraulic fracturing, including the disclosure of chemicals used in connection therewith. For example, Texas recently enacted a law that requires hydraulic fracturing operators to disclose the chemicals used in the fracturing process on a well-by-well basis. Further, various municipalities in several states, including Pennsylvania, West Virginia and Ohio, have passed ordinances which seek to prohibit hydraulic fracturing. We believe that we follow applicable standard industry practices and legal requirements for groundwater protection in our hydraulic fracturing activities. Nonetheless, if new or more stringent federal, state, or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we operate, we could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of exploration, development, or production activities, and perhaps even be precluded from drilling wells.

        In addition, certain governmental reviews are either underway or being proposed that focus on environmental aspects of hydraulic fracturing practices. The White House Council on Environmental Quality is coordinating an administration-wide review of hydraulic fracturing practices, and a committee of the U.S. House of Representatives has conducted an investigation of hydraulic fracturing practices.

The EPA has commenced a study of the potential environmental effects of hydraulic fracturing on drinking water and groundwater, with final results expected to be released in late 2014. Moreover, the EPA is developing effluent limitations for the treatment and discharge of wastewater resulting from hydraulic fracturing activities and plans to propose these standards by 2014. Other governmental agencies, including the U.S. Department of Energy and the U.S. Department of the Interior, are evaluating various other aspects of hydraulic fracturing. These ongoing or proposed studies, depending on their degree of pursuit and any meaningful results obtained, could spur initiatives to further regulate hydraulic fracturing under the federal Safe Drinking Water Act or other regulatory mechanisms.

        To our knowledge, there have been no citations, suits, or contamination of potable drinking water arising from our fracturing operations. We do not have insurance policies in effect that are intended to provide coverage for losses solely related to hydraulic fracturing operations; however, we believe our general liability and excess liability insurance policies would cover third party claims related to hydraulic fracturing operations and associated legal expenses in accordance with, and subject to, the terms of such policies.

         Climate change legislation or regulations restricting emissions of "greenhouse gases" could result in increased operating costs and reduced demand for the oil, natural gas and natural gas liquids that we produce.

        In December 2009, the EPA published its findings that emissions of greenhouse gases, or GHGs, present a danger to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the Earth's atmosphere and other climatic conditions. Based on these findings, in 2010 the EPA adopted two sets of regulations that restrict emissions of GHGs under existing provisions of the federal Clean Air Act, including one that requires a reduction in emissions of GHGs from motor vehicles and another that requires certain construction and operating permit reviews for GHG emissions from certain large stationary sources. The stationary source final rule addresses the permitting of GHG emissions from stationary sources under the Clean Air Act Prevention of Significant Deterioration, or PSD, construction and Title V operating permit programs, pursuant to which these permit programs have been "tailored" to apply to certain stationary sources of GHG emissions in a multi-step process, with the largest sources first subject to permitting. In addition, EPA adopted rules requiring the monitoring and reporting of GHGs from certain sources, including, among others, onshore and offshore oil and natural gas production facilities. We are evaluating whether GHG emissions from our operations are subject to the GHG emissions reporting rule and expect to be able to comply with any applicable reporting obligations. Also, Congress has from time to time considered legislation to reduce emissions of GHGs, and almost one-half of the states already have taken legal measures to reduce emissions of GHGs, primarily through the planned development of GHG emission inventories and/or regional GHG cap and trade programs. The adoption of any legislation or regulations that require reporting of GHGs or otherwise restrict emissions of GHGs from our equipment and operations could require us to incur significant added costs to reduce emissions of GHGs or could adversely affect demand for the oil, natural gas and natural gas liquids, or NGLs, we produce. Finally, some scientists have concluded that increasing concentrations of GHGs in the Earth's atmosphere may produce climate change that could have significant physical effect, such as increased frequency and severity of storms, droughts, and floods and other climatic events; if such effects were to occur, they could have an adverse effect on our assets and operations.

         Our estimated proved reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions may materially affect the quantities and present value of our reserves.

        Estimates of oil and natural gas reserves are inherently imprecise. The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves. To prepare our proved reserve estimates, we must project production rates and the timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil, natural gas and NGL prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.

        Actual future production, oil, natural gas and NGL prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil, natural gas and NGL prices and other factors, many of which are beyond our control.

         We must obtain governmental permits and approvals for our drilling operations, which can be a costly and time consuming process, which may result in delays and restrictions on our operations.

        Regulatory authorities exercise considerable discretion in the timing and scope of specific permit issuance. Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of our exploration or production operations. For example, we are often required to prepare and present to federal, state, local or foreign authorities data pertaining to the effect or impact that proposed exploration for or production of oil or natural gas, pipeline construction, gas processing facilities and associated well production equipment may have on the environment. Further, the public may comment on and otherwise engage in the permitting process, including through intervention in the courts. Accordingly, the permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our operations or to do so profitably.

         Our operations expose us to substantial costs and liabilities with respect to environmental matters.

        Our oil and natural gas operations are subject to stringent federal, state, local and foreign laws and regulations governing the release of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling or midstream construction activities commence, restrict the types, quantities and concentration of substances that can be released into the environment in connection with our drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution that may result from our operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory or remedial obligations or injunctive relief. Under existing environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether the release resulted from our operations, or our operations were in compliance with all applicable laws at the time they were performed. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our competitive position, financial condition and results of operations.

         Derivatives reform could have an adverse impact on our ability to hedge risks associated with our business.

        The Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), which was enacted in 2010, established a framework for the comprehensive regulation of the derivatives (or swaps) market. Since enactment of Dodd-Frank, the Commodity Futures Trading Commission, or CFTC, and the SEC have adopted regulations to implement this new regulatory regime which, for the most part, will be phased-in over the next year. Among other things, entities that enter into derivatives will be subject to position limits for certain futures, options and swaps, recordkeeping and reporting requirements and regulatory credit support. Although Dodd-Frank favors mandatory exchange trading and clearing, entities that enter into swaps to mitigate commercial risk, such as Magnum Hunter, may be exempt from the clearing mandate. Whether we are required to post collateral with respect to our derivative transactions will depend on our counterparty type, final rules to be adopted by the CFTC, SEC and the bank regulators, and how our activities fit within those rules. Many entities, including our counterparties, may be subject to significantly increased regulatory oversight and minimum capital requirements. These changes could materially alter the terms of our derivative contracts, reduce the availability of derivatives to protect against the risks we encounter, reduce our ability to monetize or restructure existing derivative contracts, and increase our exposure to less creditworthy counterparties. If we are required to post cash collateral, we could be required to divert cash away from our core business which could limit our ability to execute strategic hedges resulting in increased commodity price uncertainty and volatility in our cash flow. Although it is difficult to predict the aggregate effect of the new regulatory regime, the new regime could increase our costs, limit our ability to protect against risks and reduce liquidity, all of which could impact our cash flows and results of operations.

         Acquired properties may not be worth what we pay due to uncertainties in evaluating recoverable reserves and other expected benefits, as well as potential liabilities.

        Successful property acquisitions require an assessment of a number of factors beyond our control. These factors include exploration and development potential, future oil and natural gas prices, operating costs, and potential environmental and other liabilities. These assessments are complex and inherently imprecise. Our review of the properties we acquire may not reveal all existing or potential problems. In addition, our review may not allow us to fully assess the potential deficiencies of the properties. We do not typically inspect every well, and even when we inspect a well we may not discover structural, subsurface, or environmental problems that may exist or arise. We may not be entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and our contractual indemnification may not be effective. Often, we acquire interests in properties on an "as is" basis with limited remedies for breaches of representations and warranties by the previous owners. If an acquired property is not performing as originally estimated, we may have an impairment which could have a material adverse effect on our financial position and future results of operations.

         Our recent acquisitions and any future acquisitions may not be successful, may substantially increase our indebtedness and contingent liabilities, and may create integration difficulties.

        As part of our business strategy, we have acquired and intend to continue to acquire businesses or assets we believe complement our existing operations and business plan. We may not be able to successfully integrate these acquisitions into our existing operations or achieve the desired profitability from such acquisitions. These acquisitions may require substantial capital expenditures and the incurrence of additional indebtedness which may change significantly our capitalization and results of operations. Further, these acquisitions could result in:

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  post-closing discovery of material undisclosed liabilities of the acquired business or assets, title or other defects with respect to acquired assets, discrepancies in furnished financial statements or other information or breaches of representations made by the sellers;

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  the unexpected loss of key employees or customers from acquired businesses;

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  difficulties resulting from our integration of the operations, systems and management of the acquired business; and

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  an unexpected diversion of our management's attention from other operations.

        If acquisitions are unsuccessful or result in unanticipated events, such as the post-closing discovery of the matters described above, or if we are unable to successfully integrate acquisitions into our existing operations, such acquisitions could adversely affect our financial condition, results of operations and cash flow. The process of integrating our operations could cause an interruption of, or loss of momentum in, the activities of our business. Members of our management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage our existing business. If management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer.

         We pursue acquisitions as part of our growth strategy and there are risks in connection with acquisitions.

        Our growth has been attributable in part to acquisitions of producing properties and companies. We expect to continue to evaluate and, where appropriate, pursue acquisition opportunities on terms we consider favorable. However, we cannot assure you that suitable acquisition candidates will be identified in the future, or that we will be able to finance such acquisitions on favorable terms. In addition, we compete against other companies for acquisitions, and we cannot assure you that we will successfully acquire any material property interests. Further, we cannot assure you that future acquisitions by us will be integrated successfully into our operations or will increase our profits.

        The successful acquisition of producing properties requires an assessment of numerous factors beyond our control, including, without limitation:

  •
  recoverable reserves;

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  exploration and development potential;

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  future oil and natural gas prices;

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  operating costs; and

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  potential environmental and other liabilities.

        In connection with such an assessment, we perform a review of the subject properties that we believe to be generally consistent with industry practices. The resulting assessments are inexact and their accuracy uncertain, and such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies within the time frame required to complete the transactions. Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is made.

        Additionally, significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geologic characteristics or geographic location than our existing properties. While our current operations are primarily focused in the south Texas, West Virginia, Ohio, Kentucky, North Dakota and Saskatchewan regions, we may pursue acquisitions of properties located in other geographic areas.

         Our current Eureka Hunter System gathering operations and the expected future expansion of these operations subject us to additional governmental regulations.

        We are currently continuing the construction of our Eureka Hunter System, which provides or is anticipated to provide gas gathering services primarily in support of our Company-owned properties as well as other upstream producers' operations in West Virginia and Ohio. We have completed certain sections of the pipeline and anticipate further expansion of the pipeline in the future, which expansion will be determined by various factors, including the completion of construction, securing regulatory and governmental approvals, resolving any land management issues and connecting the pipeline to the producing sources of natural gas.

        The construction, operation and maintenance of the Eureka Hunter System involve numerous regulatory, environmental, political and legal uncertainties beyond our control and require the expenditure of significant amounts of capital. There can be no assurance that our pipeline construction projects will be completed on schedule or at the budgeted cost, or at all. The operations of our gathering system are also subject to stringent and complex federal, state and local environmental laws and regulations. These laws and regulations can restrict or impact our business activities in many ways, including restricting the manner in which we dispose of substances, requiring remedial action to remove or mitigate contamination, and requiring capital expenditures to comply with control requirements. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict, joint and several liability for costs required to clean up and restore sites where substances and wastes have been disposed or otherwise released. Moreover, there exists the possibility for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of substances or wastes into the environment.

        There is inherent risk of the incurrence of environmental costs and liabilities in our business due to our handling of natural gas and other petroleum products, air emissions related to our operations, historical industry operations including releases of substances into the environment, and waste disposal practices. For example, an accidental release from the Eureka Hunter System could subject us to substantial liabilities arising from environmental cleanup, restoration costs and natural resource damages, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary. We may not be able to recover some or any of these costs from insurance.

         The use of geoscience, petrophysical and engineering analyses and other technical or operating data to evaluate drilling prospects is uncertain and does not guarantee drilling success or recovery of economically producible reserves.

        Our decisions to explore, develop and acquire prospects or properties targeting the Marcellus Shale, Utica Shale, Eagle Ford Shale, Bakken Shale, Pearsall Shale and other areas depend on data obtained through geoscientific, petrophysical and engineering analyses, the results of which can be uncertain. Even when properly used and interpreted, data from whole cores, regional well log analyses and 2-D and 3-D seismic data only assist our technical team in identifying hydrocarbon indicators and subsurface structures and estimating hydrocarbons in place. They do not allow us to know conclusively the amount of hydrocarbons in place and if those hydrocarbons are producible economically. In addition, the use of advanced drilling and completion technologies for the development of our unconventional resources, such as horizontal drilling and multi-stage fracture stimulations, requires greater expenditures than traditional development drilling strategies. Our ability to commercially recover and produce the hydrocarbons that we believe are in place and attributable to our properties will depend on the effective use of advanced drilling and completion techniques, the scope of our drilling program (which will be directly affected by the availability of capital), drilling and production costs, availability of drilling and completion services and equipment, drilling results, lease expirations, regulatory approval and geological and mechanical factors affecting recovery rates. Our estimates of unproved reserves, estimated ultimate recoveries per well, hydrocarbons in place and resource potential may change significantly as development of our oil and gas assets provides additional data.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        We issued $600 million aggregate principal amount of the outstanding notes, consisting of (i) $450 million aggregate principal amount of the original notes to the original initial purchasers on May 16, 2012, and (ii) $150 million aggregate principal amount of the add-on notes to the add-on initial purchasers on December 18, 2012, in transactions not registered under the Securities Act in reliance on exemptions from registration. After each issuance, the initial purchasers sold the outstanding notes to qualified institutional buyers and certain non-U.S. investors in reliance on Rule 144A and Regulation S under the Securities Act. Because the outstanding notes were sold pursuant to exemptions from registration, they are subject to transfer restrictions.

        In connection with the issuances of the outstanding notes, we agreed with the initial purchasers that we would:

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  file a registration statement for the exchange offer (of which this prospectus is a part) to exchange the outstanding notes for publicly registered notes with identical terms;

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  use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act;

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  use our commercially reasonable efforts to keep the registration statement effective for 30 days (or longer, if required by applicable law) after the date notice of the exchange offer is mailed to holders of the outstanding notes; and

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  use our commercially reasonable efforts to consummate the exchange offer not later than May 15, 2013.

        Our failure to comply with these agreements within certain time periods would result in additional interest being due on the outstanding notes.

        Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes and the related guarantees will be freely transferable by holders thereof (other than our affiliates) without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its outstanding notes for exchange notes will be required to represent (i) that any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) that, at the time of the commencement of the exchange offer, it had and at the time of exchange it had no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the applicable exchange notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under Securities Act) of ours, (iv) if such holder is not a broker dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes and (v) if such holder is a broker dealer (a "participating broker dealer") that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes. We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

        As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay additional interest on the outstanding notes unless we either fail to timely consummate the exchange offer or fail to maintain the effectiveness of the registration statement to the extent we have agreed to do so. Following the closing of the exchange offer, holders of the outstanding notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the outstanding notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes will be adversely affected.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Terms of the Exchange Offer

        Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all outstanding notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the authenticating agent, we will issue $1,000 principal amount of the exchange notes in exchange for each $1,000 principal amount of the outstanding notes accepted in the exchange offer (provided, however, that you may tender outstanding notes only in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof).

        By tendering the outstanding notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

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  you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

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  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the applicable exchange notes in violation of the Securities Act;

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  you are not an affiliate of ours;

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  if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

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  if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

        Broker-dealers that are receiving exchange notes for their own account must have acquired the outstanding notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of exchange notes received in exchange for outstanding notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes. See "Plan of Distribution."

        The exchange notes will evidence the same debt as the outstanding notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act and, accordingly,

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  will not contain certain restrictions with respect to their transfer;

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  will not be subject to provisions relating to additional interest;

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  will bear a different CUSIP or ISIN number from the outstanding notes; and

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  will not entitle the holders to registration rights.

        As of the date of this prospectus, $600 million aggregate principal amount of the previously issued 9.750% Senior Notes due 2020 are outstanding. In connection with the issuance of the outstanding notes, we arranged for the outstanding notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depository. The exchange notes will also be issuable and transferable in book-entry form through DTC.

        This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the outstanding notes as of the close of business on [    •    ], 2013. We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

        Rule 14e-1 describes unlawful tender offer practices under the Exchange Act. This rule requires us, among other things:

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  to hold our exchange offer open for 20 business days;

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  to give at least ten business days' notice of certain changes in the terms of this offer as specified in Rule 14e-1(b); and

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  to issue a press release in the event of an extension of the exchange offer.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of the outstanding notes being tendered, and holders of the outstanding notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or under the indenture in connection with the exchange offer. We shall be considered to have accepted the outstanding notes tendered according to the procedures in this prospectus when, as and if we have given written notice of acceptance to the exchange agent. See "—Exchange Agent." The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

        If any tendered outstanding notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, these unaccepted outstanding notes will be returned, at our cost, into the holder's account at DTC according to the procedures described below, promptly after the expiration date.

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of the outstanding notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "—Fees and Expenses."

        Neither we nor our board of directors makes any recommendation to holders of the outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes in the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of the outstanding notes must make their own decision whether to tender in the exchange offer and, if so, the amount of the outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

        The term "expiration date" shall mean 5:00 p.m., New York City time, on [    •    ], 2013, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

        If any of the conditions described below under "—Conditions" has not been satisfied, we reserve the right, in our sole discretion:

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  to extend the exchange offer, or

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  to terminate the exchange offer,

by giving written notice of such extension or termination to the exchange agent, which notice will disclose the number of outstanding notes tendered as of the date of such notice in compliance with Rule 14e-1(d). Subject to the terms of the registration rights agreements, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any delay in acceptance, termination, extension or amendment will be followed promptly by written notice to the exchange agent and by making a public announcement. Any public announcement in the case of an extension of the exchange offer will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. If the exchange offer is amended in a manner determined by us to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment. We will also extend the exchange offer for a period of at least five business days, as required by applicable law, depending upon the significance of the change and the manner of disclosure to the holders, if the exchange offer would otherwise expire during that extended period.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to Marketwire.

        You are advised that we may extend the exchange offer because some of the holders of the outstanding notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer.

Procedures for Tendering

        All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC.

        We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of the outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account for the exchange notes using DTC's procedures for transfer.

        In order to transfer outstanding notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address set forth in this prospectus,

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  a confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and:

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  a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

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  an agent's message transmitted pursuant to ATOP.

        The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent's message, to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering outstanding notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms as if you had signed it.

        There is no procedure for guaranteed late delivery of the exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Acceptance of Outstanding Notes for Exchange; Issuance of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all outstanding notes properly tendered. We will issue the exchange notes promptly after acceptance of the outstanding notes. For purposes of an exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given written notice to the exchange agent.

        For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. As a result, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid on the outstanding notes, from original issue date of the outstanding notes. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer.

Return of Outstanding Notes Not Accepted or Exchanged

        If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Determinations of Validity

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of outstanding notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of outstanding notes nor shall we or any of them incur liability for failure to give notification. Tenders of outstanding notes will not be considered to have been made until the irregularities have been cured or waived. Any outstanding notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder (unless otherwise provided in the letter of transmittal), promptly after the expiration date.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of outstanding notes in the exchange offer:

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  a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

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  you must comply with the appropriate procedures of ATOP.

        Any notice of withdrawal must:

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  specify the name of the person having deposited the outstanding notes to be withdrawn;

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  identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes or, in the case of the outstanding notes transferred by book-entry transfer, the name and number of the account at the depository to be credited;

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  be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding notes to register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

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  specify the name in which any of these outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

        All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us in our sole discretion, and our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those outstanding notes unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes that have been tendered but are not accepted for exchange will be returned by transfer into the holder's account at DTC according to the procedures described above. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time before the expiration date.

Conditions

        We will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "—Terms of the Exchange Offer" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the exchange notes under the Trust Indenture Act of 1939.

Exchange Agent

        Citibank, N.A., the paying agent, registrar and authenticating agent under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance should be directed to the exchange agent by mail addressed as follows:

        By Registered or Certified Mail, Hand Delivery or Overnight Courier:

    Citibank, N.A.
    Agency & Trust
    388 Greenwich St., 14th Floor
    New York, NY 10013
    Attention: Magnum Hunter Senior Notes due 2020

        By Facsimile Transmission: (714) 845-4107

    (for eligible institutions only)

        To Confirm by Telephone or for Information: (714) 845-4102

Fees and Expenses

        We will bear the expenses of soliciting holders of outstanding notes to determine if such holders wish to tender those outstanding notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

        We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

        You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

Federal Income Tax Consequences

        We believe that the exchange offer of the outstanding notes will not constitute a taxable exchange for U.S. federal income tax purposes. See "United States Federal Income Tax Considerations."

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the outstanding notes as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Participation in the Exchange Offer; Untendered Outstanding Notes

        Participation in the exchange offer is voluntary. Holders of outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of, and upon acceptance for exchange of all of the outstanding notes tendered under the terms of, the exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreements. Holders of outstanding notes who do not tender in the exchange offer will continue to hold their outstanding notes and will be entitled to all the rights, and subject to the limitations, applicable to the outstanding notes under the indenture. Holders of outstanding notes will no longer be entitled to any rights under the registration rights agreements that by its terms terminates or ceases to have further effect as a result of the making of this exchange offer. See "Description of the Exchange Notes." All untendered outstanding notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent the outstanding notes are tendered and accepted, there will be fewer outstanding notes remaining following the exchange, which could significantly reduce the liquidity of the untendered outstanding notes.

        We may in the future seek to acquire our untendered outstanding notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of the outstanding notes following the applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations of the SEC under the Securities Exchange Act of 1934, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding notes that are not tendered in the exchange offer, except in those circumstances in which we may be obligated to file a shelf registration statement.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreements. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. Because we are exchanging the outstanding notes for the exchange notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income tax and extraordinary items plus fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations plus fixed charges.

	Nine Months Ended September 30, 2012 As Adjusted(2)
		Nine Months Ended September 30, 2012	Years Ended December 31,
			2011	2010	2009	2008	2007
	(in thousands)	(in thousands)	(in thousands)
Fixed Charges:
Interest Charges	$47,143	$39,556	$12,004	$3,593	$2,691	$2,361	$722
Series A Convertible Preferred Units of Eureka Hunter Holdings, LLC, cumulative distribution rate of 8.0%	$5,086	$5,086	$—	$—	$—	$—	$—

Total Fixed Charges	$52,229	$44,642	$12,004	$3,593	$2,691	$2,361	$722
Loss Before Taxes and Non-controlling Interest	$(74,821)	$(67,234)	$(77,108)	$(22,128)	$(15,633)	$(11,109)	$(5,916)
Fixed Charges (Calculated Above)	$52,229	$44,642	$12,004	$3,593	$2,691	$2,361	$722

Earnings	$(22,592)	$(22,592)	$(65,104)	$(18,535)	$(12,942)	$(8,748)	$(5,194)
Ratio of Earnings to Fixed Charges with Preferred Dividend(1)	— (9)	— (8)	— (7)	— (6)	— (5)	— (4)	— (3)

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes and non-controlling interest, plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of deferred financing costs and an estimate of the interest within rental expense. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations.

(2)
The Nine Months Ended September 30, 2012, As Adjusted, has been prepared assuming (1) our acquisition of Virco for consideration consisting in part of 2,774,850 depositary shares each representing 1/1000th of a share of our Series E Preferred Stock; (2) the issuance in a public offering of 1,000,000 depositary shares each representing 1/1000th of a share of our Series E Preferred Stock; and (3) the issuance of $150.0 million of new notes in the offering closed December 14, 2012, and the application of the approximately $149.3 million in net proceeds therefrom to repay our senior credit facility had been consummated on January 1, 2012.

(3)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2007 by $5.9 million

(4)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2008 by $11.1 million

(5)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2009 by $15.6 million

(6)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2010 by $22.1 million

(7)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2011 by $77.1 million

(8)
Earnings were inadequate to cover fixed charges for the nine months ended September 30, 2012 by $67.2 million

(9)
Earnings were inadequate to cover fixed charges for the nine months ended September 30, 2012 by $74.8 million

DESCRIPTION OF THE EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." Terms used in this description but not defined below under the subheading "—Certain Definitions" have the meanings assigned to them in the Indenture.

        In this description, (i) the term "Issuer" refers only to Magnum Hunter Resources Corporation, a Delaware corporation, and not to any of its Subsidiaries and (ii) the terms "we," "our" and "us" each refer to the Issuer and its Subsidiaries. The Issuer previously issued $600,000,000 aggregate principal amount of 9.750% Senior Notes due 2020, consisting of (i) $450,000,000 aggregate principal amount of 9.750% Senior Notes due 2020 issued on May 16, 2012 (the "original notes"), and (ii) $150,000,000 aggregate principal amount of 9.750% Senior Notes due 2020 issued on December 18, 2012 (the "add-on notes" and, together with the original notes, the "outstanding notes"). The outstanding notes were issued under an Indenture dated as of May 16, 2012, as supplemented (the "Indenture"), among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee. The exchange notes will also be issued under the Indenture. The terms of the exchange notes will be substantially identical to the outstanding notes, except that the exchange notes will be registered under the Securities Act, will not bear restrictive legends restricting their transfer under the Securities Act and will not contain provisions relating to an increase in any interest rate in connection with the outstanding notes under circumstances related to the timing of the exchange offer. Unless expressly stated or the context otherwise requires, references to the "notes" in this "Description of the Exchange Notes" section means the outstanding notes and the exchange notes.

        The following description is a summary of the material provisions of the Indenture, as supplemented. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. A copy of the Indenture, including forms of the notes, is attached as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on May 16, 2012. As of the date hereof, the Indenture has been supplemented by the First Supplemental Indenture, dated October 18, 2012, and the Second Supplemental Indenture, dated December 13, 2012, filed as Exhibits 4.6.1 and 4.6.2, respectively, to our registration statement on Form S-4 filed on January 14, 2013.

        The registered holder of a note is treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantees

  The Notes

        The notes are:

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  general unsecured obligations of the Issuer;

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  pari passu in right of payment with all existing and future senior Indebtedness of the Issuer, including obligations under the MHR Senior Revolving Credit Facility;

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  effectively subordinated to all existing and future senior secured Indebtedness incurred from time to time by the Issuer, including obligations under the MHR Senior Revolving Credit Facility, to the extent of the value of the assets securing such Indebtedness;

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  senior in right of payment to any subordinated Indebtedness of the Issuer;

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  unconditionally guaranteed by the Guarantors;

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  structurally subordinated to any liabilities of any of the Issuer's Subsidiaries that do not guarantee the notes; and

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  subject to registration with the SEC pursuant to the Registration Rights Agreements.

  The Note Guarantees

        The notes are guaranteed by all of the Restricted Subsidiaries (which include all of the Issuer's Domestic Subsidiaries that are guarantors under a Credit Facility pursuant to clause (1) of the second paragraph of the covenant described under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock").

        Each of the Guarantors' guarantee of the notes is:

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  a general unsecured obligation of such Guarantor;

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  pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor, including its guarantee of the MHR Senior Revolving Credit Facility;

  •
  effectively subordinated to all existing and future senior secured Indebtedness incurred from time to time by such Guarantor, including its guarantee of the MHR Senior Revolving Credit Facility, to the extent of the value of the assets securing such Indebtedness;

  •
  structurally subordinated to any liabilities of any of the Issuer's Subsidiaries' direct and indirect parents that do not guarantee the notes; and

  •
  senior in right of payment to any subordinated Indebtedness of such Guarantor.

        Not all of the Issuer's Subsidiaries are Guarantors. Any Guarantor may be released from time to time from its Note Guarantees in the circumstances described under "—Note Guarantees." In addition, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," the Issuer is permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." The Issuer's Unrestricted Subsidiaries are not subject to any of the restrictive covenants in the Indenture and do not guarantee the notes. Eureka Hunter Holdings, LLC, Eureka Hunter Pipeline, LLC, Eureka Hunter Land, LLC, Energy Hunter Securities, Inc., Magnum Hunter Midstream, LLC, Magnum Hunter Services, LLC, MHR Callco Corporation, MHR Exchangeco Corporation, Triad Hunter Gathering, LLC, TransTex Hunter, LLC (formerly known as TransTex Gas Services, LLC), Sentra Corporation, Williston Hunter Canada, Inc. (formerly known as Nuloch Resources Inc.) and 54NG, LLC are Unrestricted Subsidiaries as of the date hereof. In the event of a bankruptcy, liquidation or reorganization of any of our non-guaranteeing Subsidiaries, such Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

        For the nine months ended September 30, 2012, the non-guarantor Subsidiaries of the Issuer generated 19% of the Issuer's consolidated net revenue and 18% of the Issuer's consolidated loss from operations. In addition, at September 30, 2012, the non-guarantor Subsidiaries of the Issuer held 24% of the Issuer's consolidated assets and 14% of the Issuer's consolidated liabilities.

Ranking

        The notes are effectively subordinated to all existing and future senior secured Indebtedness incurred from time to time by the Issuer and the Guarantors, to the extent of the value of the assets securing such Indebtedness, and structurally subordinated to all indebtedness and other liabilities of all of its Subsidiaries that do not guarantee the notes. As of September 30, 2012, on an as adjusted basis after giving effect to the Recent Transactions, the Issuer and the Guarantors had remaining capacity to incur an additional $196.8 million under the MHR Senior Revolving Credit Facility, all of which would have been Secured Indebtedness. Borrowings under the MHR Senior Revolving Credit Facility are secured by substantially all of the Issuer's and the Guarantors' assets and, consequently, will rank effectively senior to the notes to the extent of the value of the assets securing such Indebtedness. See "Risk Factors—Risks Related to the Exchange Notes and the Related Guarantees—The exchange notes will be unsecured and will be effectively subordinated to our and our guarantors' future secured debt and indebtedness of non-guarantor subsidiaries."

Principal, Maturity and Interest

        The Issuer is offering up to $600 million in aggregate principal amount of exchange notes in this exchange offer. The Issuer may issue additional notes under the Indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Any further additional notes subsequently issued under the Indenture will be treated as a single class with the outstanding notes and the exchange notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and will be fungible with the original notes to the extent set forth in the applicable supplemental indenture. The Issuer will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on May 15, 2020.

        Interest on the notes accrues at the rate of 9.750% per annum and is payable semi-annually in arrears on May 15 and November 15, with the next payment being due on May 15, 2013. Interest on overdue principal and interest, if any, accrues at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuer will make each interest payment to the holders of record on the immediately preceding May 1 and November 1 of each year.

        Interest on the notes accrues from the date of original issuance thereof or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Paying Agent and Registrar for the Notes

        Citibank, N.A. is paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of the Guarantors may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer or exchange. The Issuer will not be required to transfer or exchange any note selected for redemption. Also, the Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

Note Guarantees

        The notes are guaranteed by all of the domestic Restricted Subsidiaries that guarantee the Issuer's obligations under the MHR Senior Revolving Credit Facility (collectively, the "Guarantors"). In the future, all Domestic Subsidiaries of the Issuer that guarantee the Issuer's obligations under any Credit Facility incurred pursuant to clause (1) of the second paragraph of the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," including the MHR Senior Revolving Credit Facility or other capital markets Indebtedness, will be required to guarantee the notes under the circumstances described under "—Certain Covenants—Additional Note Guarantees," unless the Issuer designates any such subsidiary to be an Unrestricted Subsidiary in accordance with the terms of the Indenture. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Note Guarantees from being voided in bankruptcy. See "Risk Factors—Risks Related to the Exchange Notes and the

Related Guarantees—Federal and state statutes allow courts, under specific circumstances to void notes and adversely affect the validity and enforceability of the guarantees and require noteholders to return payments received."

        The Note Guarantee of a Guarantor will be released without the consent of any noteholders:

          (1)   in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Issuer or any Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the Indenture;

          (2)   in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or any Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the Indenture and the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

          (3)   if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

          (4)   if the Indebtedness which resulted in the obligations to Guarantee the notes pursuant to the covenant described under "Certain Covenants—Additional Note Guarantees" is repaid;

          (5)   upon the liquidation or dissolution of any Guarantor that does not constitute a Default or Event of Default;

          (6)   in the case of any Restricted Subsidiary which after the date of the Indenture is required to guarantee the notes pursuant to the covenant described under the caption "Certain Covenants—Additional Note Guarantees," the release or discharge of the guarantee by such Restricted Subsidiary of all of the Indebtedness of the Issuer or any Guarantor or the repayment of all of the Indebtedness which resulted in the obligation to guarantee the notes; or

          (7)   upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

See "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        At any time prior to May 15, 2015, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued (including the outstanding notes, the exchange notes and any additional notes) under the Indenture upon notice as provided in the Indenture at a redemption price equal to 109.750% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by the Issuer; provided that:

          (1)   at least 65% of the aggregate principal amount of notes originally issued under the Indenture (excluding notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        At any time prior to May 15, 2016, the Issuer may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding paragraphs and the final paragraph under "—Repurchase at the Option of Holders—Change of Control," the notes are not redeemable at the Issuer's option prior to May 15, 2016.

        On or after May 15, 2016, the Issuer may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	104.875%
2017	102.438%
2018 and thereafter	100.000%

        Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, unless the Issuer at such time has given notice of redemption under "—Optional Redemption" with respect to all notes then outstanding, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a payment in cash ("Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the "Change of Control Purchase Date"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, unless the Issuer at such time has given notice of redemption under "—Optional Redemption" with respect to all notes then outstanding, or, at the Issuer's option and as set forth below, in advance of a Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

        Promptly following the expiration of the Change of Control Offer, the Issuer will, to the extent lawful, accept all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Issuer will, on the Change of Control Purchase Date:

          (1)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (2)   deliver or cause to be delivered to the trustee the notes properly tendered and accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer pursuant to the Change of Control Offer.

        The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of The Depository Trust Company ("DTC")), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new exchange note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and cancelled, at the option of the Issuer. Notes purchased by a third party pursuant to clause (1) of the preceding paragraph will have the status of notes issued and outstanding.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

        The MHR Senior Revolving Credit Facility contains certain prohibitions on the Issuer and its Restricted Subsidiaries purchasing notes, and also provides that the occurrence of certain change of control events with respect to the Issuer would constitute a default thereunder. Prior to complying with any of the provisions of this "Change of Control" covenant under the Indenture governing the notes, but in any event within 90 days following a Change of Control, to the extent required to permit the Issuer to comply with this covenant, the Issuer will need to either repay all outstanding Indebtedness under the MHR Senior Revolving Credit Facility or other Indebtedness ranking pari passu with the notes or obtain the requisite consents, if any, under all agreements governing such outstanding Indebtedness. If the Issuer does not repay such Indebtedness or obtain such consents, the Issuer will remain prohibited from purchasing notes in a Change of Control, which after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would in turn constitute a default under the MHR Senior Revolving Credit Facility.

        Future Indebtedness that the Issuer or its Restricted Subsidiaries may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such Indebtedness upon a Change of Control. Moreover, the exercise by the holders of the notes of their right to require the Issuer to repurchase their notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer or its Restricted Subsidiaries. Finally, the Issuer's ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Related to the Exchange Notes and the Related Guarantees—We may be unable to purchase the notes upon a change of control which would result in a default in the Indenture and would adversely affect our business."

        The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer or its Restricted Subsidiaries and, thus, the removal of incumbent management. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer or its Restricted Subsidiaries could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the capital structure of the Issuer or its credit ratings. Restrictions on the ability of the Issuer and its Restricted Subsidiaries to incur additional Indebtedness are contained in the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

        In the event that holders of not less than 90% in aggregate principal amount of the notes then outstanding accept a Change of Control Offer and the Issuer (or any third party making such Change of Control Offer in lieu of the Issuer as described above) purchases all of the notes held by such holders, the Issuer will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

  Asset Sales

        The Issuer will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

          (1)   the Issuer (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   at least 75% of the aggregate consideration received in the Asset Sale by the Issuer or a Restricted Subsidiary and all other Asset Sales since the date of the Indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities, as shown on the Issuer's most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Issuer or such Restricted Subsidiary from or indemnifies against further liability;

            (b)   any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

            (c)   accounts receivable of a business retained by the Issuer or any of its Restricted Subsidiaries, as the case may be, following the sale of such business; provided that such accounts receivable (i) are not past due more than 90 days and (ii) do not have a payment date greater than 120 days from the date of the invoices creating such accounts receivable;

            (d)   any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this covenant; and

            (e)   all other assets (except cash, Cash Equivalents and the liabilities and properties to the extent specified in the preceding clauses (a) through (d)) received for all Asset Sales since the date of the Indenture to the extent that the Fair Market Value of all such other assets does not exceed in the aggregate 10% of the Issuer's Adjusted Consolidated Net Tangible Assets at the time of determination;

provided that in the case of any Asset Sale pursuant to a condemnation, appropriation or similar taking, including by deed in lieu of condemnation, such Asset Sale shall not be required to satisfy the requirements of items (1) and (2) above. Notwithstanding the preceding, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or any Restricted Subsidiary) may apply such Net Proceeds:

          (1)   to prepay, repay, purchase, repurchase, redeem, reduce, defease or acquire or retire (i) Obligations under Secured Indebtedness of the Issuer or any Restricted Subsidiary, (ii) Obligations under Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Issuer or another Restricted Subsidiary) or (iii) Obligations under Senior Indebtedness (provided that if the Issuer or any Guarantor shall so reduce Obligations under unsecured Senior Indebtedness, the Issuer will equally and ratably reduce Obligations under the notes as provided under "—Optional Redemption," through open market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders of the notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, the pro rata principal amount of notes), in each case other than Indebtedness owed to the Issuer or any Restricted Subsidiary;

          (2)   to acquire all or substantially all of the assets of, or any Capital Stock of, one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary;

          (3)   to make capital expenditures in respect of the Issuer's or any Restricted Subsidiaries' Oil and Gas Business; or

          (4)   to acquire other assets (other than Capital Stock) that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

        The requirement of clauses (2) through (4) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Issuer or any Restricted Subsidiary, as the case may be, with a Person other than an Affiliate of the Issuer within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

        Pending the final application of any Net Proceeds, the Issuer or any Restricted Subsidiary may reduce revolving credit borrowings or invest the Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten business days thereof, the Issuer will make an offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the trustee will select the notes to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected as discussed under "—Procedures for Tendering" based on a method as DTC may require), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Issuer so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the properties and assets of the Issuer and the Restricted Subsidiaries, taken as a whole, will be governed by the "Change of Control" provisions of the Indenture and/or the "Merger, Consolidation or Sale of All or Substantially All Assets" provisions of the Indenture and not by the "Asset Sale" provisions of the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture or compliance with the "Asset Sale" provisions of the Indenture would constitute a violation of any such laws or regulations, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue of such compliance.

        The MHR Senior Revolving Credit Facility contains, and future agreements, including Credit Facilities, may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. The exercise by the holders of notes of their right to require the Issuer to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuer or otherwise. In the event a Change of Control or Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain prohibited from purchasing notes. In that case, the Issuer's failure to purchase tendered notes would constitute an Event of Default under the Indenture, which could, in turn, constitute a default under the other indebtedness. Finally, the Issuer's ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuer's then existing financial resources. See "Risk Factors—Risks Related to the Exchange Notes and the Related Guarantees—We may be able to purchase the notes upon a change of control which would result in a default in the indenture that governs the notes and would adversely affect our business."

  Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under "—Procedures for Tendering," based on a method as DTC may require) unless otherwise required by law or applicable stock exchange or depository requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that (i) redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional, except that any redemption pursuant to the first paragraph under the "—Optional Redemption" section, may, at the Issuer's discretion, be subject to completion of the related Equity Offering and (ii) as described under "—Change of Control".

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

  Changes in Covenants when Notes Rated Investment Grade

        If on any date following the date of the Indenture:

          (1)   the notes are rated by both of the Rating Agencies as having an Investment Grade Rating; and

          (2)   no Default or Event of Default shall have occurred and be continuing, then, upon the Issuer's delivery of notice of such events to the trustee, the covenants specifically listed under the following captions in this prospectus will be suspended:

            (a)   "—Repurchase at the Option of Holders—Asset Sales";

            (b)   "—Certain Covenants—Restricted Payments";

            (c)   "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

            (d)   "—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

            (e)   "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries";

            (f)    "—Certain Covenants—Transactions with Affiliates";

            (g)   Clause (a)(4) of the covenant described below under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets"; and

            (h)   "—Certain Covenants—Additional Note Guarantees."

        During any period that the foregoing covenants have been suspended, the Issuer's Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries."

        Notwithstanding the foregoing, if the rating assigned by either such Rating Agency should subsequently decline to below Investment Grade Rating, the foregoing covenants will be reinstituted as of and from the date of such rating decline (the "Reversion Date"). In the event of any such reinstatement, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the suspended covenants during a suspension period (or on the Reversion Date or after the suspension period based solely on events that occurred during the suspension period).

        On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Permitted Indebtedness under clause (3) of paragraph (b) of "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Calculations under the reinstated "Restricted Payments" covenant will be made as if the "Restricted Payments" covenant had been in effect since the date of the Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. In addition, for the purposes of the covenants described under "—Transactions with Affiliates" and "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," all agreements and arrangements entered into during the period in which such covenants are suspended shall be deemed to have been entered into and existing prior to the date of the Indenture. For purposes of the "Repurchase at the Option of Holders—Asset Sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

  Restricted Payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiary) or to the direct or indirect holders of the Issuer's or any Restricted Subsidiary's Equity Interests in their capacity as such (other than (i) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer, (ii) dividends or distributions payable to the Issuer or any Restricted Subsidiary or (iii) in the case of any dividend or distribution payable on or in respect of any class or series of Equity Interests issued by a Restricted Subsidiary other than a wholly owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), provided that the Issuer or one of its Restricted Subsidiaries receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities));

          (2)   repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

          (3)   make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any Indebtedness permitted under clause (6) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"), except a payment of interest or payment of principal at or within one year prior to the Stated Maturity thereof; or

          (4)   make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (b)   the Issuer or such Restricted Subsidiary, as applicable, would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

            (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and all Restricted Subsidiaries since the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

                (i)  50% of the Consolidated Net Income for the period (taken as one accounting period) from April 1, 2012 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (ii)  100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons engaged primarily in the

      Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Issuer or any Restricted Subsidiary (other than from the Issuer or any Restricted Subsidiary) after the date of the Indenture (A) as a contribution to its common equity capital, (B) from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock and other than net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)) or (C) upon the exercise after the Issue Date of any options, warrants or rights to purchase common stock of the Issuer; plus

              (iii)  to the extent not already included in Consolidated Net Income for such period or included in clause (v) below, if any Restricted Investment that was made by the Issuer or any Restricted Subsidiaries after the date of the Indenture is sold for cash (other than to the Issuer or any of its Restricted Subsidiaries) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

              (iv)  the amount by which Indebtedness or Disqualified Stock of the Issuer or the Restricted Subsidiaries incurred after the date of the Indenture is reduced on the Issuer's consolidated balance sheet upon the conversion or exchange (other than by the Issuer or any Restricted Subsidiary) of any such Indebtedness or Disqualified Stock of the Issuer or the Restricted Subsidiaries convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Issuer upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Issuer or any Subsidiary), together with the net proceeds, if any, received by the Issuer or any Restricted Subsidiaries upon such conversion or exchange; plus

               (v)  to the extent that any Unrestricted Subsidiary designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary pursuant to the terms of the Indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Issuer or a Restricted Subsidiary after the date of the Indenture, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Issuer's (or any Restricted Subsidiary's) Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the Indenture.

        The preceding provisions do not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration or notice, the dividend would have complied with the provisions of the Indenture;

          (2)   the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock), with a sale being deemed substantially concurrent if such Restricted Payment occurs not more than 180 days after such sale, or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (c)(ii) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the "Optional Redemption" provisions of the Indenture;

          (3)   the repurchase, redemption, defeasance or other acquisition or retirement for value of any Existing Preferred Stock or Disqualified Stock with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness or Indebtedness incurred pursuant to the first paragraph of the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," with a sale being deemed substantially concurrent if such repurchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 35 days after such sale;

          (4)   the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (5)   so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary, whether upon the exercise or conversion of stock appreciation rights, restricted stock, unit options, restricted units, phantom units, warrants, incentives, rights to acquire Equity Interests or other derivative securities of such Equity Interests or otherwise, held by any current or former officer, director, member of management, consultant or employee (or their transferees, estates or beneficiaries under their estates) of the Issuer or any Restricted Subsidiary pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement, employment agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $4.0 million in any consecutive twelve-month period, plus, to the extent not previously applied or included,

            (a)   the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from sales of Equity Interests of the Issuer to officers, directors, members of management, consultants or employees of the Issuer or its Affiliates that occur after the date of the Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to make Restricted Payments by virtue of clause (c)(2) of the first paragraph of this covenant); and

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or any of its Restricted Subsidiaries after the date of the Indenture;

          (6)   the repurchase of Equity Interests deemed to occur upon the exercise or conversion of stock appreciation rights, restricted stock, unit options, restricted units, phantom units, warrants, incentives, rights to acquire Equity Interests or other derivative securities of such Equity Interests to the extent such Equity Interests represent a portion of the exercise price thereof and any repurchase or other acquisition of any of the foregoing made in lieu of withholding taxes in connection therewith;

          (7)   so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Preferred Stock of the Issuer or any Restricted Subsidiary (a) issued prior to the date of the Indenture, (b) issued on or after the date of the Indenture and (c) (i) with respect to Series D Capital Stock, in an aggregate amount not to exceed the maximum amount thereof permitted to be issued in accordance with the certificate of designation with respect thereto in effect on the date of the Indenture and (ii) otherwise in accordance with the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

          (8)   payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon (a) the exercise of options or warrants or (b) the conversion or exchange of Capital Stock of any such Person;

          (9)   the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any subordinated Indebtedness, Preferred Stock or Disqualified Stock at a purchase price not greater than (a) 101% of the principal amount thereof or liquidation preference in the event of a change of control pursuant to a provision no more favorable to the holders than "Repurchase at the Option of the Holders—Change of Control" or (b) 100% of the principal amount thereof or liquidation preference in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, in connection with any change of control offer or asset sale offer required by the terms of such Indebtedness, Preferred Stock or Disqualified Stock, but only if:

              (i)  in the case of a Change of Control, the Issuer has complied with and satisfied its obligations as described under "—Repurchase at the Option of the Holders—Change of Control"; provided that, prior to the making of any such Restricted Payment pursuant to clause (9)(a), the Issuer shall have made a Change of Control Offer and repurchased all notes issued under the Indenture that were properly tendered for payment in connection with such offer to purchase; and

             (ii)  in the case of an Asset Sale, the Issuer has complied with and satisfied its obligations as described under "—Repurchase at the option of the holders—Asset Sales";

          (10) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration or payment of any dividends or other distributions of Equity Interests of Eureka Hunter Pipeline, LLC in an aggregate amount not to exceed $50.0 million; or

          (11) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $30.0 million since the date of the Indenture.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $25.0 million, by an officer of the Issuer and, in the case of amounts of $25.0 million or more, by the Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the trustee.

        For purposes of determining compliance with the "Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (11) or as a Permitted Investment, the Issuer will be permitted to classify (or later reclassify in its sole discretion) such Restricted Payment or Permitted Investment in any manner that complies with this covenant and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this covenant or of the definition of "Permitted Investment."

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and the Issuer will not, and will not permit any Restricted Subsidiary to issue any Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuer and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant does not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, "Permitted Debt"):

          (1)   the incurrence by the Issuer and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and any Guarantor thereunder) not to exceed (i) the greater of (A) $300.0 million and (B) 25% of the Issuer's Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;

          (2)   the incurrence by the Issuer or its Restricted Subsidiaries of the Existing Indebtedness (other than as described in clause (1) or (3));

          (3)   the incurrence by the Issuer and the Guarantors of Indebtedness represented by (a) the notes and the related Note Guarantees issued on or after the date of the Indenture and (b) any Exchange Notes issued in exchange for such notes (including any Guarantee thereof);

          (4)   the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair or improvement of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary and related financing costs, and Attributable Debt in respect of sale and leaseback transactions, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of (A) $25.0 million and (B) 2.0% of Adjusted Consolidated Net Tangible Assets;

          (5)   the incurrence by the Issuer or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5) or (17) of this paragraph;

          (6)   the incurrence by the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer and any Restricted Subsidiary; provided, however, that:

            (a)   if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or any Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or any Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted at the time of such sale or transfer by this clause (6);

          (7)   the issuance by any Restricted Subsidiary to the Issuer or to any Restricted Subsidiary of any Preferred Stock; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Issuer or any Restricted Subsidiary; and

            (b)   any sale or other transfer of any such Preferred Stock to a Person that is not the Issuer or any Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted at the time of such sale or transfer by this clause (7);

          (8)   the incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations in the ordinary course of business or customary in the Oil and Gas Business;

          (9)   the Guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

          (10) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in respect of self-insurance obligations or the financing of insurance premiums, or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Issuer or a Restricted Subsidiary in the ordinary course of business or customary in the Oil and Gas Business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers' compensation claims in the ordinary course of business;

          (11) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

          (12) the incurrence by the Issuer or any Restricted Subsidiary of Permitted Acquisition Indebtedness;

          (13) the incurrence by the Issuer or any Restricted Subsidiary of take or pay agreements or in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business or customary in the Oil and Gas Business;

          (14) any obligation arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the Indenture, provided the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and any Restricted Subsidiaries in connection with such disposition;

          (15) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 5 business days of such drawing;

          (16) the incurrence by any Foreign Subsidiary of Indebtedness that, in the aggregate together with all other Indebtedness of all Foreign Subsidiaries, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (16), does not exceed the greater of (a) $25.0 million and (b) 15% of the Adjusted Consolidated Net Tangible Assets of all Foreign Subsidiaries, considered as a consolidated enterprise, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom; and

          (17) the incurrence by the Issuer or any Guarantor of additional Indebtedness or the issuance by the Issuer of any Disqualified Stock or Preferred Stock in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (17), not to exceed at any time outstanding the greater of (i) $35.0 million and (ii) 2.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

        The Issuer will not, and will not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes were first issued and authenticated under the Indenture is deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this covenant; provided that the amount thereof is included in Fixed Charges as accrued to the extent required by the definition of such term.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (a)   the Fair Market Value of such assets at the date of determination; and

            (b)   the amount of the related Indebtedness of the other Person.

  Liens

        The Issuer will not, and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or permit to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including Attributable Debt) upon any of their property or assets, now owned or hereafter acquired, unless all payments due to the holders under the Indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

        Any Lien on any assets of the Issuer or any Restricted Subsidiary created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged at such time as there are no other Liens of any kind (other than Permitted Liens) on such assets securing Indebtedness.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any Restricted Subsidiary; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;

          (2)   make loans or advances to the Issuer, or any Restricted Subsidiary; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary.

        However, the preceding restrictions do not apply to encumbrances or restrictions existing under or by reason of:

          (1)   agreements governing Existing Indebtedness as in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture, as determined in good faith by the Issuer;

          (2)   the Indenture, the notes, the Note Guarantees, the Exchange Notes and any Guarantees thereof, or any other indentures governing debt securities issued by the Issuer or any Guarantor that are not materially more restrictive, taken as a whole, with respect to dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the Indenture, notes and the Guarantors' Note Guarantees as in effect on the date of the Indenture as determined in good faith by the Issuer;

          (3)   agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the Indenture, the notes and the Note Guarantees or the MHR Senior Revolving Credit Facility as in effect on the date of the Indenture, as determined in good faith by the Issuer;

          (4)   applicable law, rule, regulation, order, approval, governmental license, permit or similar restriction;

          (5)   any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (6)   customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements, joint operating agreements or similar operational agreements or contracts or in licenses, easements or leases, in each case, entered into in the ordinary course of business or customary in the Oil and Gas Business;

          (7)   mortgage financings and purchase money obligations for property acquired in the ordinary course of business or customary in the Oil and Gas Business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

          (8)   any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary or sales of such Restricted Subsidiary's assets pending its sale or other disposition;

          (9)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined in good faith by the Issuer;

          (10) Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Certain Covenants—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (11) provisions limiting the disposition, leasing, subleasing or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, farm-in and farm-out agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into (a) in the ordinary course of business or customary in the Oil and Gas Business or (b) with the approval of the Issuer's Board of Directors, in each case, which limitation is applicable only to the assets that are the subject of such agreements;

          (12) encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or customary in the Oil and Gas Business;

          (13) encumbrances or restrictions of the nature described in clause (3) of the preceding paragraph contained in agreements or instruments described in the definition of "Permitted Business Investments" or governing any Permitted Acquisition Indebtedness, so long as such agreement or instrument (a) was not entered into in contemplation of the acquisition, merger or consolidation transaction related thereto and (b) is not applicable to any Person, or the assets of any Person, other than the Person, or the assets or Subsidiaries of the Person, subject to such acquisition, merger or consolidation, so long as the agreement containing such restriction does not violate any other provisions of the Indenture;

          (14) any agreement or instrument relating to any property or assets acquired after the date of the Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions; and

          (15) Hedging Obligations incurred from time to time.

  Merger, Consolidation or Sale of All or Substantially All Assets

        (a)   The Issuer may not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Issuer is the survivor), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

          (1)   either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Issuer under the notes, the Indenture and the Registration Rights Agreements pursuant to agreements reasonably satisfactory to the trustee;

          (3)   immediately after such transaction, no Default or Event of Default exists;

          (4)   except in the case of a consolidation or merger of the Issuer with or into a Guarantor, or a sale, assignment, transfer, conveyance, lease or other disposal to a Guarantor, immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either:

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

            (b)   the Fixed Charge Coverage Ratio of the Issuer is equal to or greater than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction; and

          (5)   the Issuer has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with the Indenture.

        The above do not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets by any Restricted Subsidiary to the Issuer. Clauses (3) and (4) above do not apply to (1) any merger or consolidation of any Restricted Subsidiary into the Issuer or (2) any merger or consolidation of the Issuer with or into an Affiliate solely for the purpose of reorganizing the Issuer in another jurisdiction.

        (b)   A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

          (1)   immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

          (2)   either:

            (a)   (i)    in the case of a consolidation or merger, the Guarantor is the surviving Person or

               (ii)  the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee; or

            (b)   such transaction or series of transactions does not violate the "Asset Sale" provisions of the Indenture.

        Notwithstanding the foregoing, any Guarantor may (A) consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to the Issuer or to another Guarantor or (B) dissolve, liquidate or windup its affairs if at that time it does not hold any material assets.

  Transactions with Affiliates

        The Issuer will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an "Affiliate Transaction"), unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary (as applicable) than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (2)   the Issuer delivers to the trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Issuer set forth in an officers' certificate certifying that such Affiliate Transaction or series of related Affiliated Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Issuer, if any; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items are not deemed to be Affiliate Transactions and, therefore, are not subject to the provisions of the prior paragraph:

          (1)   any employment or consulting agreement, employee benefit plan, stock ownership or stock option plan, officer or director indemnification, compensation or severance agreement or any similar arrangement existing on the date of the Indenture and any entered into thereafter by the Issuer or any Restricted Subsidiary in the ordinary course of business or customary in the Oil and Gas Business and payments, awards, grants or issuances pursuant thereto;

          (2)   loans or advances to employees of the Issuer or any Restricted Subsidiary made in the ordinary course of business in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

          (3)   transactions between or among the Issuer and one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction);

          (4)   transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or indirectly, an Equity Interest in, or otherwise controls, such Person;

          (5)   payment of customary fees and reimbursements of expenses and other benefits (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary or an Affiliate of the Issuer, including provisions of officers' and directors' liability insurance;

          (6)   any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to, or receipt of capital contributions from, Affiliates of the Issuer;

          (7)   Permitted Investments or Restricted Payments that do not violate the provisions of the Indenture described above under the caption "—Certain Covenants—Restricted Payments," including any transaction that would constitute a Restricted Payment but for the exclusions from the definition thereof;

          (8)   any transaction between the Issuer or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the Issuer or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the Issuer or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

          (9)   pledges by the Issuer or any Restricted Subsidiary of the Issuer of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Issuer's Unrestricted Subsidiaries;

          (10) transactions effected, and payments made, in accordance with the terms of the agreements as such agreements are in effect on the date of the Indenture and, except in the case of agreements entered into during any time that this covenant is suspended in accordance with the terms of the Indenture, described in the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations—Related Party Transactions" and, in each case, any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially more disadvantageous, taken as a whole, to the holders of the notes than the agreement so amended or replaced, as determined in good faith by the Board of Directors of the Issuer;

          (11) transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture (a) which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Issuer and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate and (b) with respect to which the Issuer has complied with clause (2)(a) or (2)(b) of the prior paragraph; and

          (12) in the case of contracts for exploring for, producing, marketing, storing, treating or otherwise handling, gathering, processing or transporting Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business or customary in the Oil and Gas Business and otherwise in compliance with the terms of the Indenture (a) which are fair to the Issuer or any Restricted Subsidiary, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate and (b) with respect to which the Issuer has complied with clause (2)(a) or (2)(b) of the prior paragraph.

  Additional Note Guarantees

        The Issuer will not permit any of its Restricted Subsidiaries that are not then Guarantors to either (a) guarantee the payment of any Indebtedness of the Issuer or any other Guarantor or (b) incur any Indebtedness, in each case, under any Credit Facility pursuant to clause (1) of the second paragraph under the covenant described under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," in each case, unless such Subsidiary becomes a Guarantor by executing a supplemental indenture and a joinder or supplement to the Registration Rights Agreements and delivering an opinion of counsel reasonably satisfactory to the trustee within 30 business days after the date that Subsidiary was acquired or created or on which it guaranteed such Indebtedness; provided, however that this covenant does not apply with respect to any Restricted Subsidiary that, on the date of the Indenture, was a Foreign Subsidiary that guarantees the payment of any Indebtedness of the Issuer under any Credit Facility pursuant to clause (1) of the second paragraph under the covenant described under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor.

  Designation of Restricted and Unrestricted Subsidiaries

        On the date hereof, Eureka Hunter Holdings, LLC, Eureka Hunter Pipeline, LLC, Eureka Hunter Land, LLC, Energy Hunter Securities, Inc., Magnum Hunter Midstream, LLC, Magnum Hunter Services, LLC, MHR Callco Corporation, MHR Exchangeco Corporation, Triad Hunter Gathering, LLC, TransTex Hunter, LLC (formerly known as TransTex Gas Services, LLC), Sentra Corporation, Williston Hunter Canada, Inc. (formerly known as Nuloch Resources, Inc.) and 54NG, LLC are Unrestricted Subsidiaries. The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer or the Restricted Subsidiaries in the Subsidiary

designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Certain Covenants—Restricted Payments" or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," the Issuer will be in default of such covenant.

        The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

  Reports

        The Indenture provides that, whether or not the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Issuer will file with the SEC, and make available to the trustee and the holders of the notes without cost to any holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within five business days following the time periods specified therein. In the event that the Issuer is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuer will nevertheless make available such Exchange Act information to the trustee and the holders of the notes without cost to any holder as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer by posting such information on a freely accessible page of its website.

        The Issuer will be deemed to have furnished such reports and other information to the trustee and the holders of notes if it has filed such reports and other information with the SEC using the EDGAR filing system (or any successor filing system) or, if such system is not available to the Issuer, if it has filed such reports and other information on a freely accessible page of its website, and in each case, such reports and other information are publicly available thereon.

        In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any notes are outstanding, it will furnish to holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        If at any time the Issuer is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then the Issuer shall hold quarterly conference calls that are publicly accessible within 5 business days after the Issuer's earnings for the prior fiscal period have been made available to its stockholders, beginning when earnings for the quarter ended June 30, 2012 have been made available pursuant to this covenant. To the extent applicable, no fewer than three business days prior to the date of each such conference call, the Issuer shall issue a press release to an appropriate U.S. wire service announcing the time, the date of and access information related to such conference call. The trustee shall have no responsibility for determining whether or not such conference calls have been held.

Events of Default and Remedies

        Each of the following is an "Event of Default":

          (1)   default for 30 days in the payment when due of interest and Additional Interest, if any, on the notes;

          (2)   default in the payment when due (at stated maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

          (3)   failure by the Issuer to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

          (4)   failure by the Issuer or any Restricted Subsidiary for 60 days after notice to the Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the Indenture;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

            (a)   is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness when due after giving effect to any grace period provided in such Indebtedness (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; provided, however, if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

          (6)   failure by the Issuer or any Restricted Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

          (7)   except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor denies or disaffirms its obligations under its Note Guarantee; and

          (8)   certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all notes then outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the notes then outstanding may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest and Additional Interest, if any, on, the notes.

        Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

          (1)   such holder has previously given the trustee written notice that an Event of Default is continuing;

          (2)   holders of at least 25% in aggregate principal amount of the notes then outstanding make a written request to the trustee to pursue the remedy;

          (3)   such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

          (4)   the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5)   during such 60-day period, holders of a majority in aggregate principal amount of the notes then outstanding do not give the trustee a direction inconsistent with such request.

        The holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest or Additional Interest, if any, on, the notes.

        The Issuer is required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon any officer of the Issuer becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, member, partner, incorporator or stockholder of the Issuer or any Restricted Subsidiary, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation or the transactions contemplated thereby. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the notes then outstanding and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of notes then outstanding to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such notes when such payments are due from the trust referred to below;

          (2)   the Issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee under the Indenture, and the Issuer's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under "—Events of Default and Remedies" (except those relating to payments on the notes or bankruptcy or insolvency events) will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest, if any, on, the notes then outstanding on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the notes then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the notes then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

          (6)   the Issuer must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

          (7)   the Issuer must deliver to the trustee an officers' certificate and an opinion of counsel, reasonably acceptable to the trustee, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

          (1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption or repurchase of the notes (except those provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest, including default interest, on any note;

          (4)   waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the notes then outstanding and a waiver of the payment default that resulted from such acceleration);

          (5)   make any note payable in money other than that stated in the notes;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, or interest, if any, on, the notes (other than as permitted by clause (7) below);

          (7)   waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

          (8)   release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

          (9)   make any change in the preceding amendment, supplement and waiver provisions; or

          (10) make any change to or modify the ranking of the notes.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the Indenture, the notes or the Note Guarantees:

          (1)   to cure any ambiguity, omission, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to provide for the assumption of the Issuer's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable, including the addition of any required co-issuer of the notes;

          (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any holder of the notes in any material respect;

          (5)   to conform the text of the Indenture, the notes or the Note Guarantees to any provision of this "Description of the Exchange Notes";

          (6)   to provide for the issuance of the Exchange Notes and related Note Guarantees or additional notes and related Note Guarantees in accordance with the provisions set forth in the Indenture;

          (7)   to secure the notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading "—Certain Covenants—Liens";

          (8)   to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the Indenture;

          (9)   to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee;

          (10) to comply with any requirements to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

          (11) to comply with the rules of any applicable securities depository.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the Indenture), when:

          (1)   either:

            (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

            (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, or interest, if any, on, the notes to the date of stated maturity or redemption;

          (2)   in respect of clause (1)(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);

          (3)   the Issuer has paid or caused to be paid all sums payable by the Issuer under the Indenture; and

          (4)   the Issuer has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at stated maturity or on the redemption date, as the case may be.

        In addition, the Issuer must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest after a Default has occurred and is continuing it must eliminate such conflict within 90 days or resign.

        The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. In case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent Person in the conduct of his or her own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the notes and the Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Add-On Initial Purchasers" means Citigroup Global Markets Inc., BMO Capital Markets Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Capital One Southcoast, Inc., RBC Capital Markets, LLC, Merrill Lynch Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, UBS Securities LLC, ABN AMRO Securities (USA) LLC, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreements.

        "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination,

          (1)   the sum of:

            (a)   the discounted future net revenues from proved oil and natural gas reserves of the Issuer and all Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a Reserve Report prepared as of the end of the Issuer's most recently completed fiscal year, which Reserve Report is prepared or reviewed by independent petroleum engineers as to proved reserves accounting for at least 80% of all such discounted future net revenues and by the Issuer's petroleum engineers with respect to any other Proved Reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

                (i)  estimated proved oil and natural gas reserves of the Issuer and all Restricted Subsidiaries acquired since the date of such year-end Reserve Report, and

               (ii)  estimated proved oil and natural gas reserves of the Issuer and all Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end Reserve Report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

              (iii)  estimated proved oil and natural gas reserves of the Issuer and all Restricted Subsidiaries reflected in such Reserve Report produced or disposed of since the date of such year-end Reserve Report, and

              (iv)  reductions in estimated proved oil and natural gas reserves of the Issuer and all Restricted Subsidiaries reflected in such Reserve Report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis;

    in the case of the preceding clauses (i) through (iv), calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person's year-end reserve report) and estimated by the Issuer's petroleum engineers or any independent petroleum engineers engaged by the Issuer for that purpose;

            (b)   the capitalized costs that are attributable to Oil and Gas Properties of the Issuer and all Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Issuer's books and records as of a date no earlier than the last day of the Issuer's most recent quarterly or annual period for which internal financial statements are available;

            (c)   the Consolidated Net Working Capital of the Issuer and all Restricted Subsidiaries as of a date no earlier than the last day of the Issuer's most recent quarterly or annual period for which internal financial statements are available; and

            (d)   the greater of:

                (i)  the net book value and

               (ii)  the appraised value, as estimated by independent appraisers, of other tangible assets in each case, of the Issuer and all Restricted Subsidiaries as of a date no earlier than the last day of the date of the Issuer's most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, no Person shall not be required to obtain such an appraisal and only clause (d)(i) of this definition shall apply, minus to the extent not otherwise taken into account in the immediately preceding clause (1), (2) the sum of:

            (a)   minority interests,

            (b)   to the extent not otherwise taken into account in Consolidated Net Working Capital, any net gas balancing liabilities of the Issuer and all Restricted Subsidiaries as of the last day of the Issuer's most recent annual or quarterly period for which internal financial statements are available;

            (c)   to the extent included in clause (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Issuer's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Issuer and all Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

            (d)   the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Issuer and all Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

        If the Issuer changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Issuer were still using the successful efforts method of accounting.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of the note; and

          (2)   the excess of:

            (a)   the present value at such redemption date of (i) the redemption price of the note at May 15, 2016 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through May 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over

            (b)   the principal amount of the note.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition of any assets or rights by the Issuer or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole will not be an "Asset Sale," but will be governed by the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions described under the caption "—Repurchase at the Option of Holders—Asset Sales"; and

          (2)   the issuance of Equity Interests by any Restricted Subsidiaries or the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests in any of the Issuer's Subsidiaries (other than (a) directors' qualifying shares required by applicable law to be held by a Person other than the Issuer or any Restricted Subsidiary and (b) the issuance of Preferred Stock to the extent permitted by the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock").

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

          (2)   a transfer of assets between or among the Issuer and the Restricted Subsidiaries;

          (3)   an issuance or sale of Equity Interests by a Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary;

          (4)   the sale, assignment, lease, license, abandonment, transfer or other disposition of (a) products, services or accounts receivable in the ordinary course of business or customary in the Oil and Gas Business, (b) damaged, worn-out, unserviceable or obsolete or excess assets and (c) other assets no longer necessary or useful in the conduct of the business of the Issuer and the Restricted Subsidiaries taken as whole);

          (5)   licenses and sublicenses by the Issuer or any Restricted Subsidiary of software or intellectual property in the ordinary course of business or customary in the Oil and Gas Business;

          (6)   any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

          (7)   the creation or perfections of a Lien not prohibited by the covenant described above under the caption "—Certain Covenants—Liens";

          (8)   the sale or other disposition of cash or Cash Equivalents, Hedging Obligations permitted to be incurred pursuant to the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or other financial assets;

          (9)   a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" (or a disposition that would constitute a Restricted Payment but for the exclusion from the definition thereof) or a Permitted Investment;

          (10) sale or transfer of Hydrocarbons or other mineral products in the ordinary course of business;

          (11) an Asset Swap;

          (12) expiration or lapse of exploration tenement licenses and sublicenses of the Issuer or any of its Subsidiaries in the ordinary course of business;

          (13) the dilution or forfeiture of working interests of the Issuer or any of its Subsidiaries pursuant to the operating agreements or other instruments or agreements in the ordinary course of business;

          (14) farm-outs, leases or subleases of undeveloped Oil and Gas Properties, deemed transfers of working interests under any joint operating agreement as the result of electing (or being deemed to have elected) not to participate in the drilling operations for a new well and assignments and under pooling or unitization agreements or other similar contracts that are usual and customary in the Oil and Gas Business;

          (15) dispositions of crude oil and natural gas properties, provided that at the time of any such disposition such properties do not have associated with them any proved reserves; and

          (16) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Issuer or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto.

        "Asset Sale Offer" has the meaning assigned to that term in "Repurchase at the Option of Holders—Asset Sales."

        "Asset Swap" means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets (including leases) or properties used or useful in the Oil and Gas Business (excluding Capital Stock) between or among the Issuer or any Restricted Subsidiary and one or more other Persons; provided that the Fair Market Value of the properties or assets traded or exchanged by the Issuer or such Restricted Subsidiary (together with any cash and Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash and Cash Equivalents) to be received by the Issuer or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales" if then in effect.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

          (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3)   marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either S&P or Moody's;

          (4)   certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any U.S. commercial bank having capital and surplus in excess of $500.0 million;

          (5)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of acquisition; and

          (7)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries taken as a whole to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act));

          (2)   the adoption of a plan relating to the liquidation or dissolution of the Issuer;

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; or

          (4)   the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

        Notwithstanding the preceding, a conversion of the Issuer or any Restricted Subsidiary from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Issuer immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no "person" Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

        "Change of Control Offer" has the meaning assigned to that term under "Repurchase at the Option of Holders—Change of Control."

        "Consolidated Cash Flow" means, with respect to any period, the Consolidated Net Income for such period plus, without duplication:

          (1)   provision for taxes based on income or profits of the Issuer and all Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing Consolidated Net Income; plus

          (2)   the Fixed Charges of the Issuer and all of its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing Consolidated Net Income; plus

          (3)   depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of the Issuer and all Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

          (4)   any non-recurring fees, expense or charges related to any public offering of Equity Interests, Permitted Investments, acquisitions or Indebtedness permitted to be incurred by the Indenture (in each case, whether or not successful), to the extent that such fees, expenses and charges were deducted in computing Consolidated Net Income; plus

          (5)   all non-recurring financing costs (whether paid, payable, added to principal or amortized) incurred by the Issuer and all Restricted Subsidiaries in connection with the Credit Facilities and the offering of the notes and any refinancing of any part or the whole of the Credit Facilities or the notes to the extent that such one-off financing costs were deducted in computing Consolidated Net Income; plus

          (6)   to the extent the Issuer adopts the full cost method, consolidated exploration expense of the Issuer and all Restricted Subsidiaries to the extent that such expenses were deducted in computing Consolidated Net Income; minus

          (7)   non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue and other items in the ordinary course of business; and minus

          (8)   to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any period, the aggregate of the net income (loss) attributable to the Issuer and its Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

          (1)   all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale that is not sold or otherwise disposed of in the ordinary course of business or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

          (2)   the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the Issuer or all Restricted Subsidiaries;

          (3)   the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members (with respect to which the requisite consents have not been obtained or the relevant requirements waived);

          (4)   the cumulative effect of a change in accounting principles will be excluded;

          (5)   unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Financial Accounting Standards Board Accounting Standards Codification 815 ("FASB ASC 815") will be excluded;

          (6)   any asset impairment write-downs on Oil and Gas Properties under GAAP or SEC guidelines will be excluded;

          (7)   any non-cash compensation charges shall be excluded, including, but not limited to, (a) any income or charge attributable to a stock-based post-employment benefit program other than the current service costs and any past service costs and curtailments and settlements attributable to such program and (b) any expense referable to equity-settled share-based compensation of employees; and

          (8)   any extraordinary gain or loss or any gain or loss of a unusual or non-recurring nature, calculated in accordance with GAAP, together with any related provision for taxes (any determination of whether any expense or charge is non-recurring or unusual shall be made by the Issuer's chief financial officer (or such person acting in a similar capacity) pursuant to such officer's good faith judgment) will be excluded.

        "Consolidated Net Working Capital" means (a) all current assets of the Issuer and all of its Restricted Subsidiaries except current assets from Oil and Natural Gas Hedging Contracts, less (b) all current liabilities of the Issuer and all of its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness and (ii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Issuer prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer who:

          (1)   was a member of such Board of Directors on the date of the Indenture; or

          (2)   was nominated for election or elected to such Board of Directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved or consented to by a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Facilities" means one or more debt facilities (including the MHR Senior Revolving Credit Facility) or commercial paper facilities, in each case, between the Issuer or any of the Restricted Subsidiaries with banks or other institutional lenders providing for revolving credit loans, term loans or receivables financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, increased, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time (and whether or not with the original trustee, holders, purchasers, administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Facility or any other credit or other agreement or indenture).

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture is the maximum amount that the Issuer and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means any Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Issuer (other than a Foreign Subsidiary).

        "Equity Interests" of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

        "Equity Offering" means a sale of Equity Interests of the Issuer (other than Disqualified Stock and other than to a Subsidiary of the Issuer) made for cash on a primary basis by the Issuer after the date of the Indenture.

        "Exchange Notes" means any notes issued in exchange for notes then outstanding pursuant to a Registration Rights Agreement.

        "Existing Indebtedness" means all Indebtedness or Disqualified Stock of the Issuer and its Subsidiaries in existence on the date of the Indenture after giving effect to the Recent Transactions, until such amounts are repaid.

        "Existing Preferred Stock" means the Series C Capital Stock and the Series D Capital Stock.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer in the case of amounts of $25.0 million or more and otherwise by an officer of the Issuer (unless otherwise provided in the Indenture).

        "Fixed Charge Coverage Ratio" means with respect any period, the ratio of the Consolidated Cash Flow for such period to the Fixed Charges for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   acquisitions (including, without limitation, a single asset, a division or segment or an entire company) that have been made by the Issuer or any Restricted Subsidiary, including through mergers or consolidations, or any Person acquired by the Issuer or any Restricted Subsidiary, and including all related financing transactions and including increases in ownership of the Issuer or any Restricted Subsidiary, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense, cost reductions, synergies and other operating improvements (regardless of whether those expenses, cost reductions, synergies or improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the United States Securities and Exchange Commission related thereto) that have occurred or is, in the reasonable judgment of the chief financial or accounting officer, reasonably likely to occur within one year of the Calculation Date;

          (2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Issuer or any Restricted Subsidiary following the Calculation Date;

          (4)   any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

          (5)   any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

          (6)   if any Indebtedness bears an interest rate at the option of the Issuer or any Subsidiary, the interest rate shall be calculated by applying such option rate chosen by such Person; provided, however, that interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen or, if none, then based upon such optional rate chosen as such Person may designate; provided further that if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness; provided that Hedging Obligations with a remaining term of less than 12 months will be taken into account for the number of months remaining).

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by the chief financial or chief accounting officer of the Issuer; provided that (x) such cost savings are reasonably identifiable, factually supportable, reasonably attributable to the action specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Issuer to be realized within twelve (12) months, in each case, as certified in such officer's certificate delivered to the trustee. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility, including, without limitation, the MHR Senior Revolving Credit Facility, computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

        "Fixed Charges" means the sum, without duplication, of:

          (1)   the consolidated interest expense of the Issuer or any Restricted Subsidiary for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

          (2)   the consolidated interest expense of the Issuer or any Restricted Subsidiary that was capitalized during such period; plus

          (3)   interest on Indebtedness of another Person that is Guaranteed by the Issuer or any Restricted Subsidiary or secured by a Lien (other than a Lien of the type described in clause (13) of the definition of "Permitted Liens") on assets of the Issuer or any Restricted Subsidiary, whether or not such Guarantee or Lien is called upon; plus

          (4)   all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of or any series of Preferred Stock of any Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or any Restricted Subsidiary, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Foreign Subsidiary" means a Subsidiary other than a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States, which are in effect on the date of the Indenture.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, "Guarantee" has a correlative meaning.

        "Guarantors" means each Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under any (i) Interest Rate Agreement and (ii) Oil and Gas Hedging Contract.

        "Hydrocarbons" means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of bankers' acceptances;

          (4)   representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

          (5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable; or

          (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Attributable Debt) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person; provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

        Notwithstanding the foregoing, "Indebtedness" shall not include (i) accrued expenses and royalties arising in the ordinary course of business, (ii) obligations to satisfy customer prepayment arrangements arising in the ordinary course of business, (iii) asset retirement obligations, (iv) obligations in respect of environmental reclamation or site rehabilitation, (v) obligations under farm-in and farm-out agreements or operating agreements, (vi) workers compensation obligations (including superannuation, pensions and retiree medical care) that are not overdue by more than 90 days, (vii) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, (viii) any Disqualified Stock and (ix) indebtedness secured by any Lien of the type described in clause (13) of the definition of "Permitted Liens."

        "Initial Purchasers" means the Original Initial Purchasers and the Add-On Initial Purchasers.

        "Initial Reserve Report" means (i) that certain reserve report prepared by Cawley, Gillespie & Associates, dated January 17, 2012, evaluating certain Oil and Gas Properties of the Issuer and its Subsidiaries prepared as of December 31, 2011 and (ii) that certain reserve report prepared by AJM Deloitte, dated January 19, 2012, evaluating certain Oil and Gas Properties of the Issuer and its Subsidiaries prepared as of December 31, 2011.

        "Interest Rate Agreement" means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates and is not for speculative purposes.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Person disposing of such Equity Interests will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer and all Restricted Subsidiaries' Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Investment Grade Rating" means a rating equal to or higher than (i) in the case of Moody's, Baa3, (ii) in the case of S&P, BBB- and (iii) in the case of any other Rating Agency described in clause (2) of the definition thereof, an equivalent or higher rating.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset.

        "MHR Senior Revolving Credit Facility" means the Second Amended and Restated Credit Agreement, dated as of April 13, 2011, among the Issuer, the Bank of Montreal, as Administrative Agent and the various other financial institutions party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.

        "Moody's" means Moody's Investors Service, Inc., and any successor to the ratings business thereof.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) net of:

          (a)   payments to holders of minority interests in any assets sold as a result of such Asset Sale;

          (b)   the direct costs relating to such Asset Sale and any sale of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, title and recording expenses and sales commissions, and any relocation expenses incurred as a result of such Asset Sale;

          (c)   taxes paid or payable, or required to be accrued as a liability under GAAP, as a result of such Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

          (d)   amounts (i) required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, or (ii) which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale (other than Indebtedness incurred pursuant to clause (1) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"); and

          (e)   any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

          (2)   as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Issuer or any Restricted Subsidiary (other than the Equity Interests of an Unrestricted Subsidiary).

        "Note Guarantee" means the Guarantee by each Guarantor of the Issuer's obligations under the Indenture and the notes, as provided in the Indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Oil and Gas Business" means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

        "Oil and Gas Hedging Contracts" means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Issuer or any Restricted Subsidiary that are customary in the Oil and Gas Business designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes; provided that at all times the aggregate monthly production covered by all such contracts for any single month does not in the aggregate exceed 100% of the Issuer's and the Restricted Subsidiaries' Projected Production (at the time such Hedging Contract is entered into) to be sold in the ordinary course of businesses for such month.

        "Oil and Gas Properties" means all properties, including equity or other ownership interest therein, which contain or are believed to contain oil and gas reserves.

        "Original Initial Purchasers" means Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BMO Capital Markets Corp., Capital One Southcoast, Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., RBC Capital Markets, LLC, UBS Securities LLC, ABN AMRO Securities (USA) LLC, KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc., Canaccord Genuity Inc., MLV & Co., Simmons & Company International, Stephens Inc., and Wunderlich Securities, Inc.

        "Outstanding Notes" means the previously issued 9.750% Senior Notes due 2020.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Issuer, (b) such Person was merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries, or (c) assets of such Person were acquired by the Issuer or any of its Restricted Subsidiaries and such Indebtedness was assumed in connection therewith (excluding any such Indebtedness that is repaid contemporaneously with such event), provided that on the date such Person became a Restricted Subsidiary of the Issuer or the date such Person was merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries, or on the date of such asset acquisition, as applicable, either:

          (1)   immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Issuer or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," or

          (2)   immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Issuer would be equal to or greater than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

        "Permitted Business Investments" means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, treating, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties, and (iii) direct or indirect ownership interests in drilling rigs, fracturing units and other related equipment.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or in any Restricted Subsidiary;

          (2)   any Investment in cash or Cash Equivalents;

          (3)   any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Restricted Subsidiary;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales," including pursuant to an Asset Swap;

          (5)   any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

          (6)   any Investments received in compromise or resolution of, or upon satisfaction of judgments with respect to, (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

          (7)   Investments represented by Hedging Obligations;

          (8)   loans or advances to employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

          (9)   repurchases of the notes and any Exchange Notes;

          (10) any Guarantee of Indebtedness permitted to be incurred by the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" other than a Guarantee of Indebtedness of an Affiliate of the Issuer that is not the Issuer or a Restricted Subsidiary;

          (11) any Guarantee of operating leases (other than Capital Lease Obligations) or other obligations that do not constitute Indebtedness, in each case incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary or customary in the Oil and Gas Business;

          (12) any Guarantee of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;

          (13) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Issuer or any Restricted Subsidiary;

          (14) any Investment existing on, or made pursuant to binding commitments existing on, the date of the Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the Indenture or (b) as otherwise permitted under the Indenture;

          (15) Investments acquired after the date of the Indenture as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary in a transaction that is not prohibited by the covenant described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" after the date of the Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

          (16) Permitted Business Investments; and

          (17) other Investments in any Person other than an Affiliate of the Issuer that is not a Subsidiary of the Issuer having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding that do not exceed the greater of (a) $15.0 million and (b) 1.5% of Adjusted Consolidated Net Tangible Assets.

        "Permitted Liens" means:

          (1)   Liens on assets of the Issuer or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the Indenture to be incurred pursuant to clause (1) or clause (17) of the definition of "Permitted Debt" and/or securing Hedging Obligations related thereto and/or securing Obligations with regard to Treasury Management Arrangements;

          (2)   Liens in favor of the Issuer or the Guarantors;

          (3)   Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to, and not in contemplation of, such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Issuer or any Restricted Subsidiary;

          (4)   Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

          (5)   Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers' compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit and guarantees issued to assure payment of such obligations);

          (6)   Liens to secure Indebtedness permitted by clause (4) or (16) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness; provided that in the case of clause (4), such Lien is granted not more than 180 days after such acquisition or financing and in the case of clause (16), such Lien does not attach to any assets other than those owned by the applicable Foreign Subsidiary;

          (7)   Liens existing on the date of the Indenture;

          (8)   Liens created for the benefit of (or to secure) the notes (or the Note Guarantees) and other obligations arising under the Indenture;

          (9)   Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:

            (a)   the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent by more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (11) Liens imposed by law, such as carriers', warehousemen's, landlord's, lessor's, suppliers, banks, repairmen's and mechanics' Liens, and Liens of landlords securing obligations to pay lease payments that are not yet delinquent by more than 30 days, in each case, incurred in the ordinary course of business;

          (12) easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of minerals or water rights), restrictions or encumbrances in respect of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (13) Liens on Capital Stock of an Unrestricted Subsidiary that secure Non-Recourse Debt or other obligations of such Unrestricted Subsidiary;

          (14) Liens arising under the Indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

          (15) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

          (16) filing of Uniform Commercial Code financing statements in connection with operating leases;

          (17) bankers' Liens, rights of setoff and similar rights, Liens arising out of judgments, attachments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which reserves have been made to the extent required by GAAP;

          (18) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

          (19) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (20) grants of software and other technology licenses in the ordinary course of business;

          (21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

          (22) Liens on any property or asset acquired, constructed or improved by the Issuer or any of its Restricted Subsidiaries which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction, repair or improvement of such asset or property and (d) are limited to the asset or property so acquired, constructed, repaired or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

          (23) Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

          (24) Liens on pipelines or pipeline facilities that arise by operation of law;

          (25) Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, joint operating agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, reversionary interests and other similar interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

          (26) Liens to secure performance of Hedging Obligations of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business and not for speculative purposes;

          (27) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to Indebtedness that does not exceed the greater of (i) $15.0 million and (ii) 1.0% of Adjusted Consolidated Net Tangible Assets at any one time outstanding; and

          (28) any Lien renewing, extending, refinancing or refunding a Lien permitted by clause (3), (4) or (7) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

        "Permitted Refinancing Indebtedness" means

          (a)   with respect to Indebtedness, any Indebtedness of the Issuer or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any Restricted Subsidiary (other than intercompany Indebtedness); provided that:

            (1)   the liquidation preference or principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

            (2)   such Permitted Refinancing Indebtedness has a final maturity date that is (A) later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (B) more than 90 days after the final maturity date of the notes;

            (3)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

            (4)   such Permitted Refinancing Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary that is not a Guarantor if the Issuer or a Restricted Subsidiary that is a Guarantor is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (b)   with respect to Existing Preferred Stock, any Disqualified Stock or Indebtedness of the Issuer or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge such Existing Preferred Stock or Disqualified Stock; provided that:

            (1)   the liquidation preference (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of such Existing Preferred Stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on such Existing Preferred Stock and the amount of all fees and expenses, including premiums, incurred in connection therewith);

            (2)   such Permitted Refinancing Indebtedness is (A) Disqualified Stock or (B) Indebtedness; provided that such Indebtedness shall be contractually subordinated to the notes pursuant to subordination terms that are customary for senior subordinated high yield debt securities; and

            (3)   such Permitted Refinancing Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary that is not a Guarantor.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of the Indenture.

        "Production Payments" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

        "Production Payments and Reserve Sales" means the grant or transfer by the Issuer or any Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Issuer or any Restricted Subsidiary.

        "Projected Production" means the projected production of oil or natural gas (measured by volume unit or BTU equivalent, not sales price), in each case net of royalties, for the term of the contracts from Oil and Gas Properties that have attributable to them Proved Reserves, after deducting projected production from any Oil and Gas Properties sold or under contract for sale that had been included in such report and after adding projected production from any Oil and Gas Properties acquired or that had not otherwise been reflected in such report but that are reflected in a separate or supplemental Reserve Report.

        "Proved Reserves" means crude oil and natural gas reserves constituting "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the notes, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency for Moody's or S&P, as the case may be.

        "Registration Rights Agreements" means (i) the Registration Rights Agreement related to the original notes dated as of the date of the Indenture, among the Issuer, the Guarantors and the Original Initial Purchasers, as amended or supplemented, (ii) the Registration Rights Agreement related to the add-on notes dated as of December 18, 2012, among the Issuer, the Guarantors and the Add-On Initial Purchasers, as amended or supplemented, and (iii) any other registration rights agreement or similar agreement entered into in connection with the issuance of additional notes in a private offering by the Issuer after the date of the Indenture.

        "Reserve Report" means a report setting forth, as of each December 31 and June 30, the oil and gas reserves attributable to the Proved Reserves of the Issuer and its Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date. Until superseded, the Initial Reserve Report will be considered the Reserve Report.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any direct or indirect Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Issuer or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto; and

          (2)   any other Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Guarantee; and

          (3)   all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding sentence, Senior Indebtedness will not include:

          (1)   any intercompany Indebtedness of the Issuer or any Restricted Subsidiary to the Issuer or any Restricted Subsidiary;

          (2)   any liability for Federal, state, local or other taxes owed or owing by the Issuer or any of its Subsidiaries;

          (3)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

          (4)   any Indebtedness or other Obligation of the Issuer or any of its Subsidiaries which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of the Issuer or any of its Subsidiaries; or

          (5)   any Indebtedness that is incurred in violation of the Indenture.

        "S&P" means Standard & Poor's Ratings Services, and any successor to the ratings business thereof.

        "Series C Capital Stock" means the Issuer's 10.25% Series C Cumulative Preferred Stock, par value $0.01 per share. Notwithstanding anything to the contrary, Series C Capital Stock outstanding on the date of the Indenture shall be deemed to be Disqualified Stock for purposes of the Indenture.

        "Series D Capital Stock" means the Issuer's 8.0% Series D Cumulative Preferred Stock, par value $0.01 per share. Notwithstanding anything to the contrary, Series D Capital Stock outstanding on the date of the Indenture shall be deemed to be Disqualified Stock for purposes of the Indenture.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Treasury Management Arrangement" means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2016; provided, however, that if the period from the redemption date to May 15, 2016, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (a) calculate the Treasury Rate on the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers' certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Subsidiary" means any direct or indirect Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless (a) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or (b) such agreement, contract, arrangement or understanding is otherwise permitted under the provisions of the covenant described above under the caption "—Transactions with Affiliates"; provided, however, that to the extent that clause (a) or (b) is not satisfied, the excess value of such agreement, contract, arrangement or understanding shall be deemed a Restricted Payment;

          (3)   is a Person with respect to which none of the Issuer or any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4)   has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except to the extent such Guarantee would be released upon such designation;

provided, however, that items (1) through (4) shall not be deemed to prevent Permitted Investments in Unrestricted Subsidiaries that are otherwise allowed under the Indenture.

        All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

        As of the date of the Indenture, as supplemented, Eureka Hunter Holdings, LLC, Eureka Hunter Pipeline, LLC, Eureka Hunter Land, LLC, Magnum Hunter Midstream, LLC, Magnum Hunter Services, LLC, MHR Callco Corporation, MHR Exchangeco Corporation, Triad Hunter Gathering, LLC, TransTex Hunter, LLC (formerly known as TransTex Gas Services, LLC) Energy Hunter Securities, Inc., Sentra Corporation, Williston, Williston Hunter Canada, Inc. (formerly known as Nuloch Resources, Inc.) and 54NG, LLC are Unrestricted Subsidiaries.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable exchange by the holders for United States federal income tax purposes, and accordingly, the United States federal income tax consequences of holding the exchange notes will be identical to those of holding the outstanding notes. As a result, no gain or loss will be recognized for United States federal income tax purposes by a holder upon receipt of an exchange note in exchange for an outstanding note and any such holder will have the same adjusted basis and holding period in the exchange note as in the outstanding note immediately before the exchange.

        This discussion is provided for general information only and does not constitute legal advice to any holder of the outstanding notes. Persons considering the exchange of outstanding notes for exchange notes in the exchange offer should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [    •    ], 2013, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Terms of the Exchange Offer" in this prospectus and in the letter of transmittal. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired for its own account as a result of market-making activities or other trading activities.

        The Company will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all reasonable and documented expenses incident to the exchange offer (including the reasonable and documented expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        Based on the interpretations by the staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1998), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-11 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder of such exchange notes, other than any such holder that is a broker-dealer or an "affiliate" of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  such exchange notes are acquired in the ordinary course of business;

  •
  at the time of the commencement of the exchange offer, such holder has no arrangement or understanding with any person to participate in a distribution of such exchange notes; and

  •
  such holder is not engaged in and does not intend to engage in a distribution of such exchange notes.

        We have not sought and do not intend to seek a no-action letter from the SEC, with respect to the effects of the exchange offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange notes as it has in such no-action letters.

LEGAL MATTERS

        Certain legal matters relating to the exchange notes and the guarantees offered by this prospectus will be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas and Denver, Colorado, and Wyatt, Tarrant & Combs, LLP, Louisville, Kentucky.

EXPERTS

        Our consolidated financial statements as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2011, have been audited by Hein & Associates LLP, an independent registered public accounting firm ("Hein"), as stated in its reports thereon and are incorporated by reference into this prospectus in reliance upon its authority as experts in accounting and auditing. The statements of revenues and direct operating expenses of the oil and gas properties purchased by Bakken Hunter, LLC, a wholly-owned subsidiary of the Company from Baytex Energy USA, Ltd., an affiliate of Baytex Energy Corporation, for the year ended December 31, 2011 have been audited by Hein, as stated in its report thereon, which was filed as Exhibit 99.1 to the Company's Current Report on Form 8-K/A filed on August 6, 2012, and which is incorporated by reference into this prospectus in reliance upon its authority as experts in accounting and auditing. The audited financial statements of PRC Williston LLC, a majority-owned subsidiary of the Company that is a guarantor of the notes, as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009, have been audited by Hein, as stated in its report thereon, which was filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed on January 14, 2013, and is incorporated by reference into this prospectus in reliance upon its authority as experts in accounting and auditing.

        The information relating to our U.S. oil and natural gas reserves, as of December 31, 2011, included in this prospectus or incorporated by reference herein, including all statistics and data, was derived from a reserves report dated January 17, 2012, evaluating our U.S. oil and natural gas properties (other than North Dakota reserves), prepared by Cawley, Gillespie & Associates, independent oil and gas industry consultants, in reliance on the authority of such firm as experts in the oil and gas industry.

        The information relating to our Canadian and North Dakota oil and natural gas reserves, as of December 31, 2011, included in this prospectus or incorporated by reference herein, including all statistics and data, was derived from a reserves report dated January 19, 2012, evaluating our Canadian and North Dakota oil and natural gas reserves, prepared by AJM Deloitte and Touche, LLP, independent oil and gas industry consultants, in reliance on the authority of such firm as experts in the oil and gas industry.

        We expressly incorporate by reference herein the information relating to our proved oil and gas reserve quantities as of June 30, 2012, including all statistics and data, which is based on (a) a reserves report prepared by Cawley, Gillespie & Associates, Inc. with respect to our U.S. reserves (other than North Dakota reserves) and (b) our internal estimates with respect to our North Dakota and Canadian reserves as audited by AJM Deloitte and Touche, LLP. (such information previously "furnished" and not "filed" pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on July 19, 2012).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.magnumhunterresources.com. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you may read our SEC filings at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is an important part of this prospectus and contains significant information about us, our business and our finances. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the information and documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012, as amended by Form 10-K/A, filed with the SEC on March 27, 2012, and by Form 10-K/A, filed with the SEC on April 30, 2012;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 3, 2012, August 9, 2012 and November 15, 2012, respectively, the amendments on Form 10-Q/A to our Quarterly Report for the quarter ended June 30, 2012, filed with the SEC on November 14, 2012 and November 16, 2012, and the amendment on Form 10-Q/A to our Quarterly Report for the quarter ended September 30, 2012, filed with the SEC on November 16, 2012;

  •
  Our Current Reports on Form 8-K filed on January 13, 2012, January 19, 2012, February 21, 2012, March 9, 2012, March 27, 2012, April 5, 2012, April 6, 2012, April 24, 2012, May 4, 2012, May 8, 2012, May 14, 2012, May 16, 2012, May 23, 2012 (as amended by Form 8-K/A, filed with the SEC on August 6, 2012), June 1, 2012, June 29, 2012, July 6, 2012, July 18, 2012, July 19, 2012, August 13, 2012, August 17, 2012, September 7, 2012, September 11, 2012, October 11, 2012, October 22, 2012, October 26, 2012, October 30, 2012, November 8, 2012, November 14, 2012, November 16, 2012, November 28, 2012, December 5, 2012, December 7, 2012, December 12, 2012, December 17, 2012, December 21, 2012, December 31, 2012, December 31, 2012, January 14, 2013, January 14, 2013, January 23, 2013, January 25, 2013 and January 25,

    2013 each to the extent "filed" and not "furnished" pursuant to Section 13(a) of the Exchange Act; and

  •
  all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, except as to any portion of any future report or document that is furnished to the SEC and which is not deemed "filed" with the SEC under such provisions.

        You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge, on the SEC's website.

        In addition, we will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or any prospectus supplement or into such documents). Such requests may be directed to the Corporate Secretary, Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, or you may call (832) 369-6986.

        In accordance with Section 412 of the Exchange Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

ANNEX A:

        LETTER OF TRANSMITTAL

MAGNUM HUNTER RESOURCES CORPORATION

OFFER TO EXCHANGE
$600,000,000 REGISTERED
9.750% SENIOR NOTES DUE 2020 AND THE RELATED GUARANTEES
FOR
$600,000,000 OUTSTANDING
9.750% SENIOR NOTES DUE 2020 AND THE RELATED GUARANTEES

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED [    •    ], 2013

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [    •    ] 2013 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER

The Exchange Agent for the Exchange Offer is:

Citibank, N.A.

Agency & Trust
480 Washington Boulevard, 30th Floor
Jersey City, NJ 07310
Attention: Magnum Hunter Senior Notes due 2020

        If you wish to exchange issued and outstanding 9.750% Senior Notes due 2020 (the "outstanding notes") of Magnum Hunter Resources Corporation (the "Issuer") for an equal aggregate principal amount of new 9.750% Senior Notes due 2020 (the "exchange notes") pursuant to the exchange offer, you must validly tender (and not withdraw) outstanding notes to the Exchange Agent prior to the Expiration Date.

        We refer you to the Prospectus, dated [    •    ], 2013 (the "Prospectus"), of the Issuer, and this letter of transmittal (the "Letter of Transmittal"), which together describe the Issuer's offer (the "Exchange Offer") to exchange the outstanding notes for a like principal amount of the exchange notes that have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms not defined herein have the respective meanings given to them in the Prospectus.

        The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the outstanding notes of any extension by written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the outstanding notes. Tender of outstanding notes is to be made according to the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption

"Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the Exchange Agent for its acceptance. For you to validly tender your outstanding notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your outstanding notes; and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT, SUBJECT TO THE INSTRUCTIONS FOR CERTAIN BROKER-DEALERS IN PARAGRAPH 6 BELOW. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        1.     By tendering outstanding notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

        2.     By tendering outstanding notes in the Exchange Offer, you represent and warrant that you have full authority to tender the outstanding notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of outstanding notes.

        3.     You understand that the tender of the outstanding notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

        4.     By tendering outstanding notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the exchange notes issued in exchange for the outstanding notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased outstanding notes exchanged for such exchange notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") and any such holder that is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such exchange notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such exchange notes.

        5.     By tendering outstanding notes in the Exchange Offer, you hereby represent and warrant that:

          (a)   the exchange notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

          (b)   you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes in violation of the Securities Act;

          (c)   you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer; and

          (d)   if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such exchange notes.

        6.     If you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering outstanding notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such exchange notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

        7.     If you are a broker-dealer and outstanding notes held for your own account were not acquired as a result of market-making or other trading activities, such outstanding notes cannot be exchanged pursuant to the Exchange Offer.

        8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of outstanding notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as Agent's Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.     Partial Tenders.

        Tenders of outstanding notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of outstanding notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all outstanding notes is not tendered, then outstanding notes for the principal amount of outstanding notes not tendered and exchange notes issued in exchange for any outstanding notes accepted will be delivered to the holder via the facilities of DTC promptly after the outstanding notes are accepted for exchange.

3.     Validity of Tenders.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered outstanding notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any outstanding notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.     Waiver of Conditions.

        The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.     No Conditional Tender.

        No alternative, conditional, irregular or contingent tender of outstanding notes will be accepted.

6.     Request for Assistance or Additional Copies.

        If you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto (or such other number of copies as you may reasonably request), please complete the Broker-Dealer Delivery Request attached to this Letter of Transmittal as Appendix A and return it to the Exchange Agent. Other requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.     Withdrawal.

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer—Withdrawal of Tenders."

8.     No Guarantee of Late Delivery.

        There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT, SUBJECT TO THE INSTRUCTIONS FOR CERTAIN BROKER-DEALERS IN PARAGRAPH 6 ABOVE. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

APPENDIX A TO LETTER OF TRANSMITTAL:

BROKER-DEALER DELIVERY REQUEST
MAGNUM HUNTER RESOURCES CORPORATION

OFFER TO EXCHANGE
$600,000,000 REGISTERED
9.750% SENIOR NOTES DUE 2020 AND THE RELATED GUARANTEES
FOR
$600,000,000 OUTSTANDING
9.750% SENIOR NOTES DUE 2020 AND THE RELATED GUARANTEES

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED [    •    ], 2013

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [    •    ] 2013, UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER

The Exchange Agent for the Exchange Offer is:

Citibank, N.A.

Agency & Trust
480 Washington Boulevard, 30th Floor
Jersey City, NJ 07316
Attention: Magnum Hunter Senior Notes due 2020

        If you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto (or such other number of copies as you may reasonably request), please complete the Broker-Dealer Delivery Request attached to this Letter of Transmittal as Appendix A and return it to the Exchange Agent.

Name:

Address:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

Number of Copies Requested:

MAGNUM HUNTER RESOURCES CORPORATION

        Until [    •    ], 2013, all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

        Capitalized terms used but not defined in Part II have the meanings ascribed to them in the prospectus contained in this Registration Statement.

ITEM 20.    Indemnification of Directors and Officers

Delaware Corporations

        As permitted by Section 102 of the General Corporation Law of the State of Delaware (the "DGCL"), the certificate of incorporation of Magnum Hunter includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director.

        Our bylaws provide that:

  •
  we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law; and

  •
  we may advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

        Pursuant to Section 145(a) of the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of our company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        The indemnification provisions contained in our bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain insurance on behalf of our directors and officers insuring them against certain liabilities that may be asserted against them in their capacities as directors or officers or arising out of such status.

        Williston Hunter, Inc. is a Delaware corporation and its certificate of incorporation provides that it may indemnify its directors and officers to the fullest extent permitted by applicable law. In addition, Williston Hunter, Inc.'s bylaws provide that it shall indemnify its directors and officers against any action by reason of the fact that such person is or was a director or officer of the company against all expenses and amounts incurred in connection with the defense of such action. In addition, the bylaws of Williston Hunter, Inc. also provide that it is required to advance expenses to individuals acting as its director or officer in connection with proceedings against them for which they may be indemnified.

        Viking International Resources Co., Inc. is a Delaware corporation and its bylaws provide that it shall indemnify its directors and officers against any action by reason of the fact that such person is or was a director or officer of the company against all expenses and amounts incurred in connection with the defense of such action.

Delaware Limited Liability Companies

        Alpha Hunter Drilling, LLC, Bakken Hunter, LLC, Hunter Aviation, LLC, Hunter Real Estate, LLC, Magnum Hunter Marketing, LLC, Magnum Hunter Resources GP, LLC, NGAS Hunter, LLC, PRC Williston LLC, Triad Hunter, LLC and Williston Hunter ND, LLC (collectively, the "Delaware LLC Co-Registrants") are organized in the State of Delaware as limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of each of the Delaware LLC Co-Registrants do not contain any provisions with respect to indemnification rights of officers, members or managers.

        To the extent that the indemnification provisions of the Delaware LLC Co-Registrants purport to include indemnification for liability arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

Delaware Limited Partnerships

        Magnum Hunter Resources, LP is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Section 17-303 provides that a limited partner is not liable for the obligations of a limited partnership unless he or she is also a general partner or, in addition to the exercise of the rights and powers of a limited partner, he or she participates in the control of the business. However, if the limited partner does participate in the control of the business, he or she is liable only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner. The limited partnership agreement of Magnum Hunter Resources, LP does not contain any provisions with respect to indemnification rights of partners or managers.

        To the extent that the indemnification provisions of the Magnum Hunter Resources, LP's limited partnership agreement purport to include indemnification for liability arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

Kentucky Corporations

        Magnum Hunter Production, Inc. is a Kentucky corporation and its bylaws provide that it may indemnify an individual made a party to any proceeding by reason of the fact that he or she was a director or officer of the corporation against liability if he or she acted in good faith and reasonably believed that his or her conduct was in the corporation's best interest and in the case of a criminal proceeding had no reasonable cause to believe his or her conduct was unlawful. Magnum Hunter Production, Inc.'s bylaws provide that it shall indemnify a director or officer who is wholly successful in the defense of any proceeding to which he or she was a party by reason of the fact that he or she was a director of the corporation against reasonable expenses incurred in connection with such proceeding.

        Section 271B.8-510 of the Kentucky Business Corporation Act ("KBCA") permits a corporation to indemnify an individual who is made a party to a proceeding (other than an action by or in the right of the corporation) because the individual is or was a director against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to the proceeding, as long as the individual (i) conducted himself or herself in good faith, (ii) reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the best interests of the corporation or, in all other cases, was at least not opposed to its best interests, and (iii) in a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. A similar standard is applicable in the case of actions brought by or in the right of the corporation, except that indemnification only extends to reasonable expenses. No indemnification is permitted in a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, where the director is adjudged liable on the basis of having received an improper personal benefit. In addition, Section 271B.8-520 of the KBCA provides that, unless limited by the articles of incorporation, a corporation shall indemnify against reasonable expenses incurred in connection with a proceeding any director who entirely prevails in the defense of any proceeding to which the individual was a party because he or she is or was a director of the corporation. Although Sections 271B.8-510 and 271B.8-520 of the KBCA are specific to directors, Section 271B.8-560 also permits a Kentucky corporation to indemnify its officers to the same extent as a director and gives an officer who is not a director the same statutory right to mandatory indemnification and to apply for court-ordered indemnification as afforded a director.

Kentucky Limited Liability Companies

        Section 275.180 of the Kentucky Revised Statutes provides that the written operating agreement of a limited liability company may (i) eliminate or limit the personal liability of a member or manager for monetary damages for breach of certain of such member's or manager's duties as described in Section 275.170 of the Kentucky Revised Statutes, and (ii) provide for the indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

        NGAS Gathering, LLC is a Kentucky limited liability company, and its operating agreement provides that the managing member of the company has the sole and exclusive authority to indemnify any member of the company or any other person.

Colorado Corporations

        Eagle Ford Hunter, Inc. is a Colorado corporation and its bylaws provide that it shall indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

        Section 7-109-103 of the Colorado Business Corporation Act (the "CBCA") provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, trustee of, or similar position with, another corporation or other entity or of any employee benefit plan (collectively, a "Colorado Director") or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which the Colorado Director was a party, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. Eagle Ford Hunter, Inc.'s articles of incorporation do not contain any such limitation.

        Section 7-109-102 of the CBCA generally provides that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Colorado Director, against any obligation incurred in the Proceeding if: (a) the Colorado Director's conduct was in good faith; and (b) the Colorado Director reasonably believed (i) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation's best interests; and (ii) in all other cases, that such conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe the Colorado Director's conduct was unlawful. However, a corporation may not indemnify a Colorado Director: (a) in connection with a Proceeding by or in the right of the corporation in which the Colorado Director was adjudged liable to the corporation; or (b) in connection with any other Proceeding charging that the Colorado Director derived an improper personal benefit, whether or not involving action in an official capacity, in which Proceeding the Colorado Director was adjudged liable on the basis that the Colorado Director derived an improper personal benefit.

        Section 7-109-105 of the CBCA authorizes a court of competent jurisdiction to order indemnification if it determines that the Colorado Director is (i) entitled to mandatory indemnification under Section 7-109-103 (in which case the court also shall order the Colorado corporation to pay the Colorado Director's reasonable expenses incurred to obtain court-ordered indemnification) or (ii) fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the Colorado Director met the standard of conduct under Section 7-109-102 or was adjudged liable in an action by or in the right of Eagle Ford Hunter Inc. or on the basis that he or she derived an improper personal benefit (except that the indemnification in these circumstances is limited to the reasonable expenses incurred in connection with the Proceeding and reasonable expenses incurred to obtain court-ordered indemnification).

        Under Section 7-109-107 of the CBCA, unless otherwise provided in its articles of incorporation, a Colorado corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a Colorado Director and may indemnify such a person who is not a Colorado Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Eagle Ford Hunter, Inc.'s articles of incorporation do not contain any such limitation.

        Section 7-109-108 allows a corporation to purchase and maintain insurance on behalf of a Colorado Director or officer against liability arising from such person's status as a Colorado Director or officer regardless of whether the corporation would have the power to indemnify such person against the same liability under the CBCA. Magnum Hunter Resources Corporation maintains directors' and officers' liability insurance for the benefit of its directors and officers, including those of Eagle Ford Hunter, Inc.

ITEM 21.    Exhibits and Financial Statement Schedules.

        See the Exhibit Index, which is incorporated herein by reference.

ITEM 22.    Undertakings.

        Each of the registrants hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        That, for the purpose of determining liability of such registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  a)
  any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

  b)
  any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

  c)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

  d)
  any other communication that is an offer in the offering made by such registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the registrants, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

MAGNUM HUNTER RESOURCES CORPORATION
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature	Title

/s/ GARY C. EVANS Gary C. Evans	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
* Fred J. Smith, Jr.	Senior Vice President of Accounting and Chief Accounting Officer (Principal Accounting Officer)
* J. Raleigh Bailes, Sr.	Director
* Brad Bynum	Director
* Victor Carrillo	Director
* Stephen C. Hurley	Director

Signature	Title

* Joe L. McClaugherty	Director
* Steven A. Pfeifer	Director
* Jeff Swanson	Director

*
Gary C. Evans, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above-named directors of Magnum Hunter Resources Corporation pursuant to powers of attorney previously filed with the Securities and Exchange Commission.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

ALPHA HUNTER DRILLING, LLC
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
TRIAD HUNTER, LLC			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

BAKKEN HUNTER, LLC
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
MAGNUM HUNTER RESOURCES CORPORATION			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

EAGLE FORD HUNTER, INC.
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature	Title

/s/ GARY C. EVANS Gary C. Evans	Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand	Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

HUNTER AVIATION, LLC
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			President (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
MAGNUM HUNTER RESOURCES CORPORATION			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

HUNTER REAL ESTATE, LLC
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
TRIAD HUNTER, LLC			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

MAGNUM HUNTER MARKETING, LLC
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			President (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
MAGNUM HUNTER RESOURCES CORPORATION			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

MAGNUM HUNTER PRODUCTION, INC.
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature	Title

/s/ GARY C. EVANS Gary C. Evans	Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand	Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

MAGNUM HUNTER RESOURCES GP, LLC
Magnum Hunter Resources Corporation, its sole managing member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

MAGNUM HUNTER RESOURCES CORPORATION			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

MAGNUM HUNTER RESOURCES, LP
Magnum Hunter Resources GP, LLC, its general partner
By:	/s/ RONALD D. ORMAND
	Name:	Ronald D. Ormand
	Title:	Executive Vice President and Chief Executive Officer
Magnum Hunter Resources Corporation, its limited partner
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

MAGNUM HUNTER RESOURCES GP, LLC			General Partner
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer
MAGNUM HUNTER RESOURCES CORPORATION			Limited Partner
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

NGAS GATHERING, LLC
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
MAGNUM HUNTER PRODUCTION, INC.			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

NGAS HUNTER, LLC
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
MAGNUM HUNTER RESOURCES CORPORATION			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

PRC WILLISTON LLC
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
MAGNUM HUNTER RESOURCES CORPORATION			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

TRIAD HUNTER, LLC
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
MAGNUM HUNTER RESOURCES CORPORATION			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

WILLISTON HUNTER, INC.
By:	/s/ R. GLENN DAWSON
	Name:	R. Glenn Dawson
	Title:	President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature	Title

/s/ R. GLENN DAWSON R. Glenn Dawson	President (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand	Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ GARY C. EVANS Gary C. Evans	Chief Executive Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

WILLISTON HUNTER ND, LLC
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
MAGNUM HUNTER RESOURCES CORPORATION			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2013.

VIKING INTERNATIONAL RESOURCES CO., INC.
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2013.

Signature			Title

/s/ GARY C. EVANS Gary C. Evans			Chief Executive Officer (Principal Executive Officer)
/s/ RONALD D. ORMAND Ronald D. Ormand			Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
TRIAD HUNTER, LLC			Sole Managing Member
By:	/s/ GARY C. EVANS
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	At the Market Sales Agreement (Series D Preferred Stock) between the Registrant and MLV & Co., LLC, dated January 18, 2012 (incorporated by reference from the Registrant's current report on Form 8-K filed on January 19, 2012).
1.2
At the Market Sales Agreement (Series D Preferred Stock) between the Registrant and Wunderlich Securities, Inc., dated January 18, 2012 (incorporated by reference from the Registrant's current report on Form 8-K filed on January 19, 2012).
1.3
At the Market Sales Agreement (Common Stock) between the Registrant and MLV & Co., LLC, dated January 18, 2012 (incorporated by reference from the Registrant's current report on Form 8-K filed on January 19, 2012).
1.4
Underwriting Agreement, dated May 11, 2012, between the Registrant and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as the representatives for the several underwriters named therein (incorporated by reference from the Registrant's current report on Form 8-K filed on May 14, 2012).
1.5
Underwriting Agreement, dated September 7, 2012, by and among the Registrant, Barclays Capital Inc., MLV & Co. LLC, Wunderlich Securities, Inc., Maxim Group LLC and National Securities Corporation (incorporated by reference from the Registrant's current report on Form 8-K filed on September 11, 2012).
1.6
Underwriting Agreement, dated December 4, 2012, by and among the Registrant, UBS Securities LLC, MLV & Co. LLC, Wunderlich Securities, Inc., Maxim Group LLC, National Securities Corporation and Northland Capital Markets (incorporated by reference from the Registrant's current report on Form 8-K filed on December 7, 2012).
1.7
At the Market Sales Agreement (Series E Preferred Stock) between the Registrant and MLV Co., LLC, dated January 23, 2013 (incorporated by reference from the Registrant's current report on Form 8-K filed on January 25, 2013).
2.1	Arrangement Agreement between the Registrant and NGAS Resources, Inc., dated December 23, 2010 (incorporated by reference from the Registrant's current report on Form 8-K filed on December 30, 2010).
2.2
Purchase and Sale Agreement between the Registrant, Quest Eastern Resource LLC and PostRock MidContinent Production, LLC, dated December 24, 2010 (incorporated by reference from the Registrant's current report on Form 8-K/A filed on March 2, 2011).
2.3	Arrangement Agreement between the Registrant and NuLoch Resources Inc., dated January 19, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on January 25, 2011).
2.3.1
Plan of Arrangement under Section 193 of the Business Corporations Act (Alberta) with respect to the Acquisition of NuLoch Resources Inc. by the Registrant (incorporated by reference from Registrant's registration statement on Form S-4 filed on April 8, 2011).
2.4	Purchase and Sale Agreement by and among Triad Hunter, LLC and Windsor Marcellus, LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on April 12, 2011).
2.5
Purchase and Sale Agreement by and among Triad Hunter, LLC, Quest Eastern Resource LLC and PostRock Energy Corporation, dated June 16, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on June 21, 2011).

Exhibit No.	Description
2.6	Purchase and Sale Agreement by and among Eagle Operating Inc., Williston Hunter ND, LLC and for the limited purposes set forth therein, the Registrant, dated August 4, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on August 5, 2011).
2.6.1
Amendment to Purchase and Sale Agreement, dated as of March 5, 2012, by and among Eagle Operating, Inc., Williston Hunter ND, LLC, and Magnum Hunter Resources Corporation (incorporated by reference from the Registrant's current report on Form 8-K filed on March 9, 2012).
2.6.2
Second Amendment to Purchase and Sale Agreement, dated April 2, 2012, by and among Eagle Operating, Inc., Williston Hunter ND, LLC, and Magnum Hunter Resources Corporation (incorporated by reference from the Registrant's current report on Form 8-K filed on April 5, 2012).
2.7
Asset Purchase Agreement, dated March 21, 2012, by and among Eureka Hunter Holdings, LLC, TransTex Gas Services LP, and Eureka Hunter Acquisition Sub LLC (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on May 3, 2012).
2.7.1
First Amendment to Asset Purchase Agreement, dated April 2, 2012, by and between Eureka Hunter Holdings, LLC, TransTex Gas Services, LP, and Eureka Hunter Acquisition Sub LLC (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on May 3, 2012).
2.8
Purchase and Sale Agreement, dated as of April 17, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on April 24, 2012).
2.8.1
First Amendment to Purchase and Sale Agreement, dated May 17, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on May 23, 2012).
2.8.2
Second Amendment to Purchase and Sale Agreement, dated May 22, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on May 23, 2012).
2.9
Stock Purchase Agreement, dated as of October 24, 2012, by and among Triad Hunter, LLC, Viking International Resources Co., Inc., all of the stockholders of Viking International Resources Co., Inc., and solely for the purposes set forth therein, the Registrant (incorporated by reference from the Registrant's current report on Form 8-K filed on October 30, 2012)
2.10
Purchase and Sale Agreement, dated as of November 21, 2012, between Samson Resources Company and Bakken Hunter, LLC (incorporated by reference from the Registrant's current report on Form 8-K filed on November 28, 2012).
3.1	Restated Certificate of Incorporation of the Registrant, filed February 13, 2002 (incorporated by reference from the Registrant's Registration Statement on Form SB-2 filed on March 21, 2006).
3.1.1
Certificate of Amendment of Certificate of Incorporation of the Registrant, filed May 8, 2003 (incorporated by reference from the Registrant's Registration Statement on Form SB-2 filed on March 21, 2006).
3.1.2
Certificate of Amendment of Certificate of Incorporation of the Registrant, filed June 6, 2005 (incorporated by reference from the Registrant's Registration Statement on Form SB-2 filed on March 21, 2006).

Exhibit No.		Description
3.1.3		Certificate of Amendment of Certificate of Incorporation of the Registrant, filed July 18, 2007 (incorporated by reference from the Registrant's quarterly report on Form 10-QSB filed on August 14, 2007).
3.1.4
Certificate of Ownership and Merger Merging Magnum Hunter Resources Corporation with and into Petro Resources Corporation, filed July 13, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on July 14, 2009).
3.1.5
Certificate of Amendment of Certificate of Incorporation of the Registrant, filed November 3, 2010 (incorporated by reference from the Registrant's current report on Form 8-K filed on November 2, 2010).
3.1.6		Certificate of Amendment of Certificate of Incorporation of the Registrant, filed May 9, 2011 (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on March 31, 2011).
3.1.7		Certificate of Amendment of Certificate of Incorporation of the Registrant, filed March 16, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on March 17, 2011).
3.1.8	*	Certificate of Amendment of Certificate of Incorporation of the Registrant.
3.2
Amended and Restated Bylaws of the Registrant, dated March 15, 2001 as amended on April 14, 2006, October 12, 2006, and May 26, 2011 (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q filed on August 9, 2011).
3.3		Certificate of Formation of Alpha Hunter Drilling, LLC, filed January 12, 2010 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.4		Limited Liability Company Agreement of Alpha Hunter Drilling, LLC (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.5		Certificate of Formation of Bakken Hunter, LLC, as amended through April 5, 2012 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.6		Limited Liability Company Agreement of Bakken Hunter, LLC (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.7		Articles of Incorporation of Eagle Ford Hunter, Inc., as amended through May 3, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.8		By-laws of Eagle Ford Hunter, Inc., dated January 31, 1980 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.9		Certificate of Formation of Hunter Aviation, LLC, filed October 28, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.10		Limited Liability Company Agreement of Hunter Aviation, LLC, dated October 28, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.11		Certificate of Formation of Hunter Real Estate, LLC, filed January 12, 2010 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).

Exhibit No.	Description
3.12	Limited Liability Company Agreement of Hunter Real Estate, LLC, dated January 12, 2010 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.13
Certificate of Incorporation of Magnum Hunter Production, Inc. as amended through June 29, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.14	Bylaws of Magnum Hunter Production, Inc. (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.15	Certificate of Formation of Magnum Hunter Marketing, LLC, filed September 9, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.16
Limited Liability Company Agreement of Magnum Hunter Marketing, LLC, dated September 9, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.17	Certificate of Formation of Magnum Hunter Resources GP, LLC, filed September 2, 2008 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.18
Limited Liability Company Agreement of Magnum Hunter Resources GP, LLC, dated September 2, 2008 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.19
Certificate of Limited Partnership of Magnum Hunter Resources, LP, filed September 2, 2008 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.20
Agreement of Limited Partnership of Magnum Hunter Resources, LP, as amended through November 19, 2009 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.21	Articles of Organization of NGAS Gathering, LLC, filed January 7, 2005 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.22	Operating Agreement of NGAS Gathering, LLC, as amended through June 10, 2008 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.23	Certificate of Formation of NGAS Hunter, LLC, as amended through April 8, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.24	Limited Liability Company Agreement of NGAS Hunter, LLC (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.25	Certificate of Formation of PRC Williston LLC, as amended through January 3, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.26	Limited Liability Company Agreement of PRC Williston LLC, dated January 9, 2007 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).

Exhibit No.	Description
3.27	Certificate of Formation of Triad Hunter, LLC, filed October 20, 2009 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.28	Limited Liability Company Agreement of Triad Hunter, LLC (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.29
Certificate of Incorporation of Viking International Resources Co., Inc., as amended through April 4, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.30	By-Laws of Viking International Resources Co., Inc., dated May 2, 1988 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.31	Certificate of Incorporation of Williston Hunter, Inc., as amended through May 3, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.32	Bylaws of Williston Hunter, Inc., dated October 23, 2009 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.33	Certificate of Formation of Williston Hunter ND, LLC, as amended through May 4, 2011 (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
3.34	Limited Liability Company Agreement of Williston Hunter ND, LLC (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
4.1	Form of certificate for common stock (incorporated by reference from the Registrant's 2010 annual report on Form 10-K filed on February 18, 2011).
4.2
Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated December 10, 2009 (incorporated by reference from the Registrant's Registration Statement on Form 8-A filed on December 10, 2009).
4.2.1
Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated August 2, 2010 (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on August 12, 2010).
4.2.2
Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated September 8, 2010 (incorporated by reference from the Registrant's current report on Form 8-K filed on September 15, 2010).
4.3
Certificate of Designation of Rights and Preferences of 8.0% Series D Cumulative Preferred Stock, dated March 16, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on March 17, 2011).
4.4	Certificate of Designations, Preferences and Rights of the Special Voting Preferred Stock (incorporated by reference from the Registrant's current report on Form 8-K filed on May 5, 2011).
4.5
Registration Rights Agreement, dated May 16, 2012, by and among the Company, the Guarantors named therein and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as the representatives of the several Initial Purchasers named therein (incorporated by reference from the Registrant's current report on Form 8-K filed on May 16, 2012).

Exhibit No.		Description
4.5.1		Amendment Agreement to Registration Rights Agreement, dated December 13, 2012, by and among the Company, the Guarantors named therein and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as the representatives of the several Initial Purchasers named therein (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
4.6
Indenture, dated May 16, 2012, by and among the Registrant, the Guarantors named therein, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant's current report on Form 8-K filed on May 16, 2012).
4.6.1
First Supplemental Indenture, dated October 18, 2012, by and among the Company, the Guarantors named therein, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
4.6.2
Second Supplemental Indenture, dated December 13, 2012, by and among the Company, the Guarantors named therein, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
4.7
Certificate of Designations of Rights and Preferences of the 8.0% Series E Cumulative Convertible Preferred Stock (incorporated by reference from the Registrant's current report on Form 8-K filed on November 8, 2012).
4.8
Deposit Agreement, dated as of November 2, 2012, by and among the Registrant, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference from the Registrant's current report on Form 8-K filed on November 8, 2012).
4.9
Registration Rights Agreement, dated December 18, 2012, by and among the Company, the Guarantors named therein and Citigroup Global Markets Inc., as the representatives of the several Initial Purchasers named therein (incorporated by reference from the Registrant's current report on Form 8-K filed on December 21, 2012).
5.1	*	Opinion of Fulbright & Jaworski L.L.P.
5.2	*	Opinion of Wyatt, Tarrant & Combs, LLP.
10.1	+	Employment Agreement between the Registrant and Gary C. Evans, dated May 22, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on May 28, 2009).
10.1.1	+
Amendment to Employment Agreement between the Registrant and Gary C. Evans, dated of November 14, 2011 (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 29, 2012).
10.2	+	Stock Option Agreement between the Registrant and Gary C. Evans, dated May 22, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on May 28, 2009).
10.3	+	Restricted Stock Agreement between the Registrant and Gary C. Evans, dated May 22, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on May 28, 2009).

Exhibit No.		Description
10.4	+	Employment Agreement between the Registrant and Ronald D. Ormand, dated May 22, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on May 28, 2009).
10.4.1	+
Amendment to Employment Agreement between the Registrant and Ronald O. Ormand, dated of November 14, 2011 (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 29, 2012).
10.5	+	Stock Option Agreement between the Registrant and Ronald D. Ormand, dated May 22, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on May 28, 2009).
10.6	+	Restricted Stock Agreement between the Registrant and Ronald D. Ormand, dated May 22, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on May 28, 2009).
10.7	+	Employment Agreement between the Registrant and H.C. "Kip" Ferguson, dated October 1, 2009 (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 18, 2011).
10.7.1	+
Amendment to Employment Agreement between Registrant and H.C. "Kip" Ferguson, dated November 14, 2011 (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 29, 2012).
10.8	+	Amended and Restated Stock Incentive Plan of Registrant (incorporated by reference from the Registrant's current report on Form 8-K filed on December 3, 2010).
10.8.1	+	Amendment to Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's proxy statement on Annex C of Schedule 14A filed on April 1, 2011).
10.8.2	+	Third Amendment to Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's current report on Form 8-K filed on January 23, 2013).
10.8.3	+	Form of Stock Option Agreement under the Registrant's Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 18, 2011).
10.8.4	+
Form of Restricted Stock Award Agreement under the Registrant's Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's current report on Form 8-K filed on December 3, 2010).
10.8.5	+
Form of Stock Appreciation Right Agreement under the Registrant's Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant's current report on Form 8-K filed on December 3, 2010).
10.9	+	Form of Executive Change of Control Retention Agreements (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 29, 2012).
10.9.1	+	Amendment to Form of Executive Change of Control Retention Agreements (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 29, 2012).
10.10
Lease Purchase Agreement between the Registrant and The Meridian Resource & Exploration, LLC, dated January 10, 2006 (incorporated by reference from the Registrant's registration statement on Form SB-2 filed on March 21, 2006).
10.11
Form of Registration Rights Agreement for $3.00 warrants sold as part of the Registrant's February 2006 private placement, dated February 17, 2006 (incorporated by reference from the Registrant's registration statement on Form SB-2 filed on March 21, 2006).

Exhibit No.	Description
10.11.1	Form of $3.00 Warrant sold as part of February 2006 private placement (incorporated by reference from the Registrant's registration statement on Form SB-2 filed on March 21, 2006).
10.12
Purchase and Sale Agreement between the Registrant and Eagle Operating, Inc., dated December 11, 2006 (incorporated by reference from the Registrant's annual report on Form 10-KSB for the year ended December 31, 2006, filed on April 2, 2007).
10.13
First Amendment to Purchase and Sale Agreement between the Registrant and Eagle Operating, Inc., dated January 25, 2007 (incorporated by reference from the Registrant's annual report on Form 10-K filed on February 18, 2011).
10.14
Form of Securities Purchase and Registration Rights Agreement with respect to November 5, 2009 offering (incorporated by reference from the Registrant's current report on Form 8-K filed on November 6, 2009).
10.14.1	Form of $2.50 Warrant with respect to the Registrant's November 5, 2009 offering (incorporated by reference from the Registrant's current report on Form 8-K filed on November 6, 2009).
10.15
Placement Agency Agreement with respect to the Registrant's November 10, 2009 offering, dated November 10, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on November 13, 2009).
10.16
Placement Agency Agreement with respect to the Registrant's November 11, 2009 offering, dated November 11, 2009 (incorporated by reference from the Registrant's current report on Form 8-K filed on November 13, 2009).
10.17	Form of $2.50 Warrant with respect to the Registrant's November 10 and 11, 2009 offerings (incorporated by reference from the Registrant's current report on Form 8-K filed on November 13, 2009).
10.18
Purchase and Sale Agreement between the Registrant and Approach Oil & Gas Inc., dated October 29, 2010 (incorporated by reference from the Registrant's current report on Form 8-K filed on November 4, 2010).
10.19
Form of Support Agreement between the Registrant and certain NGAS Resources, Inc. shareholders, dated December 23, 2010 (incorporated by reference from the Registrant's current report on Form 8-K filed on December 30, 2010).
10.20
Omnibus Agreement between the Registrant, NGAS Resources, Inc., NGAS Production Co., NGAS Gathering, LLC, Seminole Energy Services, L.L.C., Seminole Gas Company, L.L.C. and NGAS Gathering II, LLC, dated March 10, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on March 16, 2011).
10.21
Second Amended and Restated Credit Agreement between the Registrant, Bank of Montreal, Capital One, N.A., Amegy Bank National Association, KeyBank National Association, UBS Securities LLC, BMO Capital Markets, and the lenders party thereto, dated April 13, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on April 14, 2011).
10.21.1	First Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's Current Report on Form 8-K filed on July 19, 2011).
10.21.2	Second Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's current report on Form 8-K filed on August 18, 2011).
10.21.3	Third Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's current report on Form 8-K filed on October 4, 2011).

Exhibit No.	Description
10.21.4	Fourth Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's current report on Form 8-K filed on December 12, 2011).
10.21.5	Fifth Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's current report on Form 8-K filed on February 14, 2012).
10.21.6
Sixth Amendment to Second Amended and Restated Credit Agreement and Limited Waiver, dated May 2, 2012, by and among the Company, Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.21.7	Seventh Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.21.8	Eighth Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's quarterly report on Form 10-Q filed on August 9, 2012).
10.21.9	Ninth Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's current report on Form 8-K filed on August 13, 2012).
10.21.10	Tenth Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's current report on Form 8-K filed on November 14, 2012).
10.21.11	Eleventh Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's current report on Form 8-K filed on November 14, 2012).
10.21.12	Twelfth Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's current report on Form 8-K filed on December 7, 2012).
10.21.13	Thirteenth Amendment to Second Amended and Restated Credit Agreement (incorporated by reference from the Registrant's current report on Form 8-K filed on December 21, 2012).
10.22
Warrants Agreement (including Form of Warrant Certificate) between the Registrant and American Stock Transfer & Trust Company, dated October 13, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on October 18, 2011).
10.23
First Lien Credit Agreement by and among Eureka Hunter Pipeline, LLC, the lenders party thereto and SunTrust Bank (incorporated by reference from the Registrant's current report on Form 8-K filed on August 22, 2011).
10.23.1
First Amendment to First Lien Credit Agreement, dated May 2, 2012, by and among Eureka Hunter Pipeline, LLC, SunTrust Bank, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.24
Second Lien Term Loan Agreement by and among Eureka Hunter Pipeline, LLC, the lenders party thereto and PennantPark Investment Corporation (incorporated by reference from the Registrant's current report on Form 8-K filed on August 22, 2011).
10.24.1
First Amendment to Second Lien Term Loan Agreement, dated September 20, 2011, by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.24.2
Limited Waiver to Second Lien Term Loan Agreement, dated May 2, 2012, by and among Eureka Hunter Pipeline, LLC, U.S. Bank National Association, as Collateral Agent, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).

Exhibit No.		Description
10.24.3		Second Amendment to Second Lien Term Loan Agreement by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.24.4
Limited Waiver and Third Amendment to Second Lien Term Loan Agreement, dated June 29, 2012, by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on July 6, 2012).
10.25
Second Lien Credit Agreement by and among the Registrant, Capital One, N.A., and the lenders and guarantors party thereto, dated September 28, 2011 (incorporated by reference from the Registrant's Current Report on Form 8-K filed on October 4, 2011).
10.25.1		First Amendment to Second Lien Credit Agreement, dated December 6, 2011 (incorporated by reference from the Registrant's current report on Form 8-K filed on December 12, 2011).
10.25.2		Second Amendment to Second Lien Credit Agreement, dated February 14, 2012 (incorporated by reference to the Registrant's current report on Form 8-K filed on February 14, 2012).
10.25.3
Third Amendment to Second Lien Term Loan Credit Agreement and Limited Waiver, dated May 2, 2012, by and among the Company, Capital One, N.A., as Administrative Agent, and the lenders and guarantors party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.25.4
Fourth Amendment to Second Lien Term Loan Credit Agreement, dated May 2, 2012, by and among the Company, Capital One, N.A., as Administrative Agent, and the lenders and guarantors party thereto (incorporated by reference from the Registrant's current report on Form 8-K filed on May 8, 2012).
10.26
Series A Convertible Preferred Unit Purchase Agreement, dated March 21, 2012, by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation, and Ridgeline Midstream Holdings, LLC (incorporated by reference to the Registrant's quarterly report on Form 10-Q filed on May 3, 2012).
10.27
Amended and Restated Limited Liability Company Agreement of Eureka Holdings, dated March 21, 2012, between Magnum Hunter Resources Corporation and ArcLight Capital Partners, LLC (incorporated by reference to the Registrant's quarterly report on Form 10-Q filed on May 3, 2012).
10.27.1
First Amendment to Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC, dated April 2, 2012, by and between Magnum Hunter Resources Corporation, Ridgeline Midstream Holdings, LLC, and TransTex Gas Services LP. (incorporated by reference to the Registrant's quarterly report on Form 10-Q filed on May 3, 2012).
12.1	#	Computation of Ratio of Earnings to Fixed Charges
21.1		List of Subsidiaries (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
23.1	*	Consent of Hein & Associates LLP, independent registered public accounting firm.
23.2	*	Consent of Cawley, Gillespie & Associates, Inc., independent petroleum consultants.
23.3	*	Consent of AJM Deloitte and Touche, LLP, independent petroleum consultants.
23.4	*	Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

Exhibit No.		Description
23.5	*	Consent of Wyatt, Tarrant & Combs, LLP (contained in Exhibit 5.2 hereto).
24.1
Powers of Attorney of certain officers and directors of Magnum Hunter and other Registrants (incorporated by reference from the Registrant's registration statement on Form S-4 filed on January 14, 2013).
25.1	*	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association, as Trustee.
99.1	#	Form of Letter of Transmittal and Consent.

*
Filed herewith.

+
Management contract or compensatory plan or arrangement.

#
Included in the prospectus.